UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
_____________________
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INTEGRA LIFESCIENCES HOLDINGS CORPORATION
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

Dear Shareholders,
As we look back on the past year, I am pleased to share the progress we have made capitalizing on our opportunities and addressing challenges. While the year was marked with both significant milestones and learning moments, our focus remains steadfast on delivering lasting value and building a strong foundation for the future.
Integra employees have shown great fortitude and resilience as we have navigated various operational and compliance challenges. This has not been an easy journey, and we want to thank our teams worldwide for their unwavering focus on doing what is right for our employees, customers, patients and shareholders.
Continuing to Execute on Our Strategy

In 2024, Integra’s total revenues were $1.6 billion, an increase of 4.5% on a reported basis and a decrease of 1.3% on an organic basis. Organic revenue growth was negatively impacted by supply challenges and quality-related product shipment holds, while reported revenue benefited from sales related to the Acclarent acquisition. Additionally, we saw strong performance across the parts of our portfolio unaffected by supply challenges which gives us confidence that there is still strong demand for our differentiated and leading brands.
The Codman Specialty Surgical business saw robust performance from DuraGen®, DuraSeal® and MAYFIELD® in the dural access and repair segment, and from Bactiseal®, Cerebroflo® EVD catheters and CereLink® monitors in the neuro monitoring segment. The integration of the Acclarent business has been in line with our expectations, and we are excited by the team’s collaborative spirit and enthusiasm for the growth prospects in the ear, nose and throat segment, as well as the synergistic opportunities with our neurosurgery business.
In the Tissue Technologies business, several of our products, including our UBM portfolio, DuraSorb® and AmnioExcel® delivered strong growth last year. Additionally, we made progress on our implant-based breast reconstruction strategy, an important driver of future growth. We also launched MicroMatrix® Flex in the U.S., a dual-syringe system enabling the convenient mixing and delivery of MicroMatrix paste to hard-to-reach spaces.
We opened our new BioSkills laboratory, a 4,000-square-foot facility at the Dr. Richard E. Caruso Center of Innovation and Learning in Plainsboro, New Jersey, dedicated to hands-on training for our customers and employees with our diversified products. This lab will not only help improve learning outcomes for our clinicians, but it also represents a forum for peer-to-peer learning and information-sharing among customers and Integra teams.
Additionally, we expanded our geographic footprint through new product introductions, registrations and commercial partnerships. We also appointed regional/country leadership for key emerging markets such as Southeast Asia, the Indian subcontinent, South Korea and Brazil.
Driving Operational Excellence
As we acknowledged last year, there is still significant work ahead to overcome our supply and quality management system challenges to improve operations and reliably meet the robust demand for our products. External audits and internal reviews have made it clear that we need to reinforce our manufacturing quality compliance processes across the organization.
We began to implement a compliance master plan, an enterprise-wide approach to harmonizing our quality system and compliance standards across our manufacturing and supply network. We have invested significant resources to elevate our operations and compliance processes to consistently and reliably deliver high-quality products to our customers and patients.

 Additionally, our board of directors formed a new quality committee to reinforce quality oversight and accountability across the organization. We strengthened our leadership with the appointments of a chief quality and regulatory officer, a chief quality officer, and a corporate vice president for global operations and supply chain. We also bolstered many leadership roles across our manufacturing sites to enhance our operational focus and execution capabilities.
We are making strategic investments to expand capacity at our facilities to meet increasing demand and support future growth. This expansion will also strengthen our supply chain capabilities, mitigating disruptions and enhancing reliability. For example, we improved capacity at our Collagen Manufacturing Center in Plainsboro, New Jersey, and our Añasco, Puerto Rico, facility, adding new capital equipment to improve our supply resiliency. We also advanced our manufacturing capabilities in China to better serve this important market.
In addition, we announced plans to restart production of PriMatrix® and SurgiMend® products at our new, modern manufacturing facility in Braintree, Massachusetts. Consolidating our efforts at the Braintree facility will focus start-up production at one facility, with an optimized layout to minimize execution risk.
Our top priority is to resolve our product supply challenges. We recognize that disruption in product availability has impacted customers and patients, and we remain committed to driving quality, compliance and operational excellence.
A Strong Foundation to Build a Bright Future
I joined Integra because of its mission, differentiated product portfolio, leadership in attractive, highly specialized markets and its dedicated people. I see tremendous opportunities to drive growth and innovation as I engage with our teams, learn more about our technologies and products, and connect with the surgeons who depend on our products to restore patients’ lives. Our people are our greatest asset, and our ability to attract and retain key talent and to create an environment where we can leverage our different ideas, backgrounds, interests and beliefs are cornerstones of our success. Our focus on nurturing this culture recently earned us a spot on Forbes magazine’s list of America’s Best Mid-Size Companies 2025.
While we still have substantial work ahead of us – executing on our compliance master plan, strengthening our quality systems and improving our operations – one thing is certain: Integra has a strong foundation upon which to build a bright future. I am privileged to lead the Integra team as we make the necessary enhancements to succeed. I am inspired by the persistence, focus and team spirit our employees possess -- values that have enabled us to effectively navigate the challenges in front of us.
On behalf of the board of directors, executive leadership team, and Integra employees around the world, thank you for your support. We will continue to operate with transparency, accountability and a relentless focus on execution. We remain committed to unlocking Integra’s full potential and creating compelling value for our employees, customers, shareholders, and most importantly, the patients we serve.
Sincerely,
Mojdeh Poul
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time & Date Friday, May 9, 2025 9:00 a.m. local time
To the Stockholders of Integra LifeSciences Holdings Corporation:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Integra LifeSciences Holdings Corporation (the “Company”) will be held as, and for the purposes, set forth below:
1.To elect eight directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.
3.To approve, on an advisory basis, the compensation of our named executive officers.
4.To approve Amendment No. 2 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan.
Stockholders will also transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.
If your shares are held in “street name,” meaning that they are held for your account by a broker, bank or other nominee, your broker, bank or other nominee will not be able to vote your shares with respect to any of the matters presented at the Annual Meeting, other than the ratification of the appointment of our independent registered public accounting firm, unless you give your broker, bank or other nominee specific voting instructions.
Therefore, it is very important that you vote your shares for all proposals.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and vote as soon as possible. You may vote by proxy over the Internet at www.proxyvote.com by using the instructions provided in the notice or proxy card. Alternatively, as you have received your proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Voting over the Internet or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend. Instructions regarding the two methods of voting are contained in the notice or proxy card. If you attend the Annual Meeting, you may vote during the Annual Meeting via the Internet even if you have previously returned your proxy card or voting instruction card or voted by the Internet.
By order of the Board of Directors,
/s/ ERIC IAN SCHWARTZ
Eric Ian Schwartz
Executive Vice President, Chief Legal Officer and Secretary
Princeton, New Jersey
April 4, 2025
This Notice of Annual Meeting, the proxy statement, the proxy card and the 2024 Annual Report are first being sent to stockholders on or about April 4, 2025.

Place Integra LifeSciences Headquarters 1100 Campus Road, Princeton, New Jersey 08540
Record Date Holders of record as of the close of business on March 12, 2025 are entitled to vote at the Annual Meeting
Annual Report
The 2024 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

PROXY SUMMARY

This proxy statement contains information related to the solicitation of proxies for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The solicitation is made by Integra on behalf of its Board of Directors (the "Board"). This summary highlights information contained in this proxy statement, which, along with the proxy card and our 2024 annual report, is first being sent or made available to stockholders on or about April 4, 2025. This summary does not contain all of the information you should consider before voting. Please read the entire proxy statement before voting. For more information regarding Integra's 2024 operational and financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2024, which accompanies this proxy statement.

Meeting Information

Date May 9, 2025	Time 9:00 a.m. local time	Place The Annual Meeting will be held at Integra's corporate headquarters: 1100 Campus Road, Princeton, New Jersey, 08540

Proposal	Board Recommendation	Page

1.To elect eight directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	FOR	8
	each nominee
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.	FOR	78
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR	81
4.To approve Amendment No. 2 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan.	FOR	82

How to Vote

By Internet If you have internet access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by Internet, you should not return your proxy card.
By Mail
You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.
If you vote via the Internet, you may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on May 8, 2025.

2025 Proxy Statement	1

Proxy Summary
Your Vote is Important. Stockholders as of March 12, 2025, the record date, are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented at the Annual Meeting. Please vote your proxy promptly so that your shares can be represented, even if you plan to attend the Annual Meeting. You can vote via the internet or telephone by following the voting procedures described in the Notice of Annual meeting above, proxy card or voting instruction form, or by returning your completed and signed proxy card or voting instruction form in the provided envelope.
Board Composition and Director Nominees
The following table provides summary information about each current member of the Board and each director nominee.
All directors are elected by a majority of votes cast, except in the case of a contested election where the number of nominees exceeds the number of open positions, in which case plurality voting is used. Members of the Board are elected to serve a term of one year and until their successors have been elected and qualified. All of the nominees for director have consented to being named in this proxy statement and to serve if elected.
More detailed information about each director nominee can be found beginning on page 11 of this proxy statement.

		Director Since			Committee Memberships					Other Current Public Company Boards
Name	Age*		Independence	Occupation	A	C	G	F	Q

Keith Bradley, Ph.D.	80	1992		Retired Professor of International Management and Management Strategy, Open University and Cass Business School, U.K.						—
Shaundra D. Clay	54	2021		Former Global Vice President, Beam Suntory						—
Stuart M. Essig, Ph.D.	63	1997	Executive Chairman	Executive Chairman, Integra LifeSciences Holdings Corporation Managing Director, Prettybrook Partners, LLC						1
Jeffrey A. Graves, Ph.D.	63	2023		President and CEO, 3D Systems Corporation						1
Barbara B. Hill	72	2013		Operating Partner, NexPhase Capital						1
Renee W. Lo	44	2022		Vice President APAC, LinkedIn Corporation						—
Raymond G. Murphy**	77	2009		Retired Senior Vice President and Treasurer, Time Warner Inc.						—
Mojdeh Poul	62	2025	CEO	President and CEO, Integra LifeSciences Holdings Corporation						3***
Christian S. Schade	64	2006		President and CEO, Halda Therapeutics LLC						—

*    As of March 31, 2025.
** Mr. Murphy is not standing for re-election at the Annual Meeting and will cease to serve as a director following the conclusion of the 2025 Annual Meeting of Stockholders.
*** In addition to her service as a director on our Board, Ms. Poul currently serves on the board of directors of each of Stanley Black & Deck, Inc., iRhythm Technologies, Inc., and Align Technology, Inc. Ms. Poul is not standing for re-election at the upcoming annual meeting of stockholders of each of Stanley Black and Decker, Inc. and iRhythm Technologies, Inc. and will cease to serve on the respective board of directors of each at the conclusion of each such annual meeting.

A	Audit Committee	C	Compensation Committee	G	Nominating and Corporate Governance Committee	F	Finance Committee	Q	Quality Committee
	Chair		Member

2	2025 Proxy Statement

Proxy Summary
Mr. Raymond G. Murphy, who has served as a member of the Board since 2009, is not standing for re-election at the Annual Meeting and will cease to serve as a director following the conclusion of the 2025 Annual Meeting of Stockholders. Mr. Murphy's distinguished service on the Board included serving as the Chair of the Audit Committee from 2013 to October 2022. Over the course of his more than 15 years of service on the Board, Mr. Murphy's dedication and in-depth knowledge of the Company’s operations, finances and strategy provided valuable insight to the Board.
2024 Business Highlights

Integra LifeSciences Holdings Corporation is a leading global medical technology company innovating treatment pathways to advance patient outcomes and set new standards of surgical, neurologic, ear, nose, and throat (“ENT”) and regenerative care. We manufacture and sell medical technologies and products in two reportable business segments: Codman Specialty Surgical and Tissue Technologies.
Our core values — Excellence; Integrity; Our People; Embracing Change; Decisiveness; and Teamwork — guide our approach to doing business. We believe how we do our work is just as important as what we do. At Integra, all our efforts are focused on developing the products and services that restore patients’ lives. We aim to be among the first choice of clinicians and healthcare systems by providing innovative solutions in surgical, neurologic, ENT and regenerative care. Our work matters to colleagues, customers and communities—and delivers compelling shareholder value.
In fiscal year 2024, our financial results reflected a challenging operating environment, notably driven by gaps in our quality management systems and an inability to produce sufficient quantities of certain of our products to satisfy customer demand. Despite these challenges, we delivered mid-single digit reported revenue growth, driven by the acquisition of Acclarent, Inc. Our organic revenue and profitability was lower than expected, reflecting not only these challenges but also our targeted and accelerated investments to our quality management systems and the start of a series of upgrades to our facility and equipment to enhance quality, resilience, and capacity.
2024 operational highlights include:
•Completed CEO transition by appointing Mojdeh Poul as our President and Chief Executive Officer, providing essential leadership to efforts to enhance our quality system and streamline our processes
•Achieved mid-single digit growth in our Codman Specialty Surgical segment and low-single digit growth in the Wound Reconstruction portion of our Tissue Technologies segment, representing strong demand for our differentiated portfolio of leading brands
$1,610.5m Reported GAAP Total Revenues 4.5% Reported Revenue change and 8.0% Increase in reported revenues for Codman Specialty Surgical segment
$(6.9)m Reported GAAP Net Income $322.2m Adjusted EBITDA $322.8M of M&A and product rights acquisition activity in 2024

•Launched an enterprise wide compliance master plan (the "CMP") in July 2024, designed to be a systematic and holistic approach to improving our quality management system across our manufacturing processes and global quality management system and supply network
•Integrated Acclarent following its acquisition in April 2024
•Advanced our implant-based breast reconstruction strategy
•Relaunched CereLink® in the US in the first quarter of 2024 and realized strong market uptake

2025 Proxy Statement	3

Proxy Summary

•Further strengthened our executive leadership team — including appointing Jessica Smith, Corporate Vice President and Global Quality and Chief Regulatory Officer, and Linnette Torres, Corporate Vice President and Chief Quality Officer
•Expanded our international commercial footprint in Brazil, India, Korea, and China and continued to strengthen and expand our manufacturing capabilities in China
•Expanded our urinary bladder matrix platform with the U.S. launch of MicroMatrix® Flex

•Announced transition of manufacturing of PriMatrix® and SurgiMend® to Braintree, Massachusetts, and hit key milestones towards completing this transition in the first half of 2026
•Continued the process of identifying operational efficiency opportunities to re-establish the path to sustainable margin improvement
•Further refined and implemented our sustainability roadmap and initiatives

Despite encountering quality, supply and operational challenges in 2024, our teams exhibited an unwavering commitment to fortifying our operational capabilities while delivering lifesaving technologies to our customers and their patients. Our differentiated portfolio is highly relied upon by surgeons, and it is profitable. We operate in attractive markets and the demand for our products remains strong. We will continue executing our CMP and work to resolve our outstanding FDA Warning Letters. We will remain laser-focused on reliable delivery of products to our customers and will continue to work to build trust with our investors through transparency and consistent execution. We remain confident about our potential to implement meaningful improvements to our manufacturing, quality and supply chain, accelerate growth and make impactful investments in our other strategic priorities moving forward.

Corporate Governance Highlights
The Board believes that our commitment to strong corporate governance benefits all of our stakeholders, including our stockholders, employees, business partners, customers, communities and others who have a stake in how we operate. Our key corporate governance highlights include:

Number of Directors	9

Percentage of directors who are Independent	78%
50% of our board nominees are women, including our Presiding Director and Chair of our Nominating and Corporate Governance Committee
Stockholder right to call a special meeting of stockholders
All non-employee directors are independent
Independent Presiding Director
Risk oversight by the full Board and its committees
Board Committee oversight of environmental, social and governance (ESG) matters and reporting
Majority voting standard for uncontested director elections
Four fully independent standing Board committees
Annual Board and committee self-evaluations, and individual evaluations of nominees for reelection
Meaningful stock ownership guidelines for executive officers
Prohibition on hedging and pledging of our stock
Recoupment/clawback policy
No shareholder rights plan (poison pill)

4	2025 Proxy Statement

Proxy Summary
We continuously look for ways to enhance our corporate governance and increase value to our stockholders. In 2024, we established the Quality Committee, a permanent standing committee of the Board, for the purpose of assisting the Board in its oversight of the quality and safety of the Company’s products and services. We believe the newly-established Quality Committee will provide the Board with valuable insight into significant compliance matters and the Company's internal quality programs and facilitate valuable communication between the Board and members of management as the Company seeks to strengthen its quality compliance systems.
As described in more detail under the "Environmental, Social, and Governance (ESG) Initiatives" section of this proxy statement, our corporate governance structure places formal oversight of ESG initiatives with our Board. We have found that formally integrating oversight of ESG-related matters has not only strengthened our business by affording the Board and its committees increased opportunities to collaborate with management on our ESG initiatives but also provides increased opportunity for Integra's core values and principles to inform our approach to sustainability and ESG-related matters. The Board and its committees continue to monitor emerging risks and opportunities related to ESG throughout the year and oversee our reporting on those matters to ensure accurate and transparent disclosure.
Stockholder Outreach
We believe that regular dialogue with, and accountability to, our stockholders is critical to our success. Our management team participates in numerous investor meetings throughout the year to discuss our business and strategic priorities. Our core stockholder engagement team includes senior members of our investor relations, finance and corporate governance teams, supplemented by our President and Chief Executive Officer and members of our Board, as appropriate. These meetings include in-person, telephone and webcast engagements, as well as investor conferences and our annual meeting of stockholders. Stockholder feedback and perspectives are shared with the Board. Stockholder feedback provides our Board and management with valuable insights on our business strategy and performance, corporate responsibility, executive compensation, sustainability initiatives and many other topics.
Over the course of 2024, management reached out to and engaged with stockholders representing approximately 40% of our outstanding shares. We also had numerous conversations with stockholders and investment analysts as part of our normal investor relations activities. We believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability and we are committed to regular engagement with our stockholders and soliciting their views and input on important performance, executive compensation, environmental, social and other governance matters. In our meetings with stockholders, we continue to receive feedback on key indicators that drive the strength of our business and drive stockholder value creation. Despite the operational challenges navigated by the Company in 2024, our meetings with our stockholders were generally positive, with stockholders supporting our compensation programs and indicated support for our continued focus on operational excellence and corporate sustainability.

2025 Proxy Statement	5

Proxy Summary
Executive Compensation Highlights
The Compensation Committee holds a pivotal role in ensuring the integrity and effectiveness of the Company's executive compensation program.
In establishing the executive compensation program for fiscal 2024, the Compensation Committee continued to focus on pay for performance and competitive pay, with an emphasis on total direct compensation.
This program is designed to adhere to robust compensation and governance standards, reflecting our dedication to ethical practices and shareholder interests. By fostering a pay-for-performance culture, our compensation policies incentivize executives to achieve outstanding results while remaining aligned with the Company's long-term objectives. Through competitive compensation packages, we attract and retain top-tier executive talent, vital for driving innovation and sustaining growth in a competitive market environment. Our compensation structure prioritizes our overarching purpose of enhancing patient outcomes, underscoring our commitment to delivering value not only to shareholders but also the broader community. Our comprehensive approach to executive compensation strengthens our position as a responsible corporate entity dedicated to sustainable success.
The Compensation Committee believes using a mix of cash and equity compensation encourages and motivates our named executive officers ("NEOs") and other employees to achieve both our short-term and long-term business objectives. Consistent with our guiding principles that executive compensation should reward performance and be directly aligned with creating value for our stockholders, a substantial majority of our NEOs’ compensation is at-risk and based on performance metrics tied to our business strategy and culture.
The following highlights some of the key principles and practices of our executive compensation program:

Majority of compensation is performance-based incentives	External competitiveness through market benchmarking
Short- and long-term performance objectives align with long-term goals	Recoupment/clawback provisions for both long-term incentive and short-term incentive awards
Performance measures align with shareholder interests	Significant stock ownership guidelines
No excise tax gross-ups	No dividend equivalents paid on unvested awards
No guaranteed minimums	“Double trigger” vesting for all long-term incentive awards
Caps on performance incentives payments	Anti-hedging and anti-pledging policy
No repricing of stock options	Limited perquisites and personal benefits
Compensation Committee oversight of annual compensation risk assessment	Compensation decisions reflect peer group pay levels and practices
Additional Information
Our principal executive offices are located at 1100 Campus Road, Princeton, NJ 08540, and our telephone number is (609) 275-0500. Our website address is www.integralife.com. Website references and hyperlinks throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated into, nor does it form a part of, this proxy statement.
References throughout this proxy statement to “the Company,” “Integra LifeSciences,” “Integra,” “we” or “our” refer to Integra LifeSciences Holdings Corporation and its subsidiaries, unless the context suggests otherwise.

6	2025 Proxy Statement

Proxy Summary
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements may be identified by words like “believe,” “may,” “could,” “might,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would,” “expect,” “target,” “pursue,” “forecast,” “hope” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, statements relating to the financial performance of the Company, and the Company's expectations and plans with respect to business and operational performance, strategic initiatives, capabilities, resources, product development, product availability and regulatory approvals, including expectations regarding the efficacy of the Company’s CMP to improve the Company's quality systems, our hope to secure regulatory approval for DuraSorb in 2026 and our expectations regarding the operationalization of the Braintree facility and the timing thereof. We have based these forward-looking statements largely on our current assumptions, expectations, and projections about future events and trends. These statements are subject to a variety of risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and uncertainties related thereto include, but are not limited to, the risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. New risks periodically emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. Integra disclaims any intention or obligation to publicly update or revise any forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this document.
Forward-looking and other statements in this proxy statement regarding our ESG and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking ESG and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

2025 Proxy Statement	7

PROPOSAL 1. ELECTION OF DIRECTORS
2025 Director Nominees
Based on the qualifications described below, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following eight persons for election as directors who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Keith Bradley, Ph.D., Shaundra D. Clay, Stuart M. Essig, Ph.D., Jeffrey A. Graves, Ph.D., Barbara B. Hill, Renee W. Lo, Mojdeh Poul, and Christian S. Schade, each of whom currently serve as a director of the Company. Raymond G. Murphy, who has served as a member of the Board since April 2009, is not standing for re-election at the Annual Meeting and will cease to serve as a director following the conclusion of the Annual Meeting.
As described below, we believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, and a commitment to participation in board activities. The Board believes that each nominee appearing below has the skills, experience and personal qualities the Board seeks in its directors, and that the combination of these nominees creates an effective and well-functioning Board, with a range of perspectives, viewpoints, skill sets and professional experiences that best serves the Board, the Company and our stockholders. Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. The fact that a particular experience, qualification, attribute or skill for a director nominee is not specifically referenced for a particular nominee does not mean that the nominee does not possess that experience, qualification, attribute or skill. All biographical information below is as of the record date.
If any nominee should become unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board may nominate. See “Principal Stockholders” for information regarding the security holdings of our director nominees.
Required Vote for Approval and Recommendation of the Board of Directors
Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Under our Bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee then will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” the election of each nominee for director.
Criteria for Board Membership and Director Qualifications
The Nominating and Corporate Governance Committee seeks to construct and maintain a Board consisting of a balanced, and diverse set of directors who collectively possess the expertise to ensure effective oversight of management. When considering a candidate for nomination as a director, the Board and the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate’s personal and professional integrity, ethics and values, experience in corporate management and a general understanding of sales, marketing, finance, operations, compliance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company’s business, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to new nominees. The Nominating and Corporate Governance Committee also considers whether directors and director nominees are able to devote

8	2025 Proxy Statement

Proposal 1
sufficient time and attention to their role as a member of our Board (including with respect to the Executive Chairman and Presiding Director roles) and will, consistent with our Corporate Governance guidelines, take into account the nature of and time involved in a director's service on other boards (including any committees thereof) in evaluating the suitability of individual director candidates and current directors and making its recommendations to the Company's stockholders. In addition, for candidates who are currently serving as directors, the Nominating and Corporate Governance Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Further, the Board reviews the overall business acumen and experience of each director and considers how that individual could work together with the rest of the Board in serving the Company and its stockholders. Each of our Board members has particular attributes, skills and experiences that contribute to a well-rounded Board. We describe below the particular experiences, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a member of our Board.
The Board and the Nominating and Corporate Governance Committee evaluate each individual candidate for nomination as a director in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment and drawing on the diversity of its members. In addition, the Board and the Nominating and Corporate Governance Committee believe that the Company and its stockholders benefit from a Board that combines the fresh perspectives brought by newer directors with the extensive industry and company-specific knowledge of longer-tenured directors, and consider director tenure when making director nomination decisions.
Consideration of Director Qualifications
As indicated in “Information Concerning Meetings, Executive Sessions and Director Independence — Nominating and Corporate Governance Committee,” on pages 16-18, a key objective for the Board in composing its membership is to assemble a group of directors that can support the business in achieving its goals and represent stockholder interests through the exercise of sound business judgment, leveraging a variety of experiences and backgrounds. Both the Nominating and Corporate Governance Committee and the Board consider a broad range of qualifications and attributes for this purpose, including professional experience, viewpoints, backgrounds, experience, skill sets and education. This approach helps ensure our Board benefits from complementary and diverse perspectives that enhance its effectiveness The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Director tenure is also considered during nominee assessment.
100% of the membership the directors serving on the Audit, Nominating and Corporate Governance, Compensation, and Finance committees are independent. Since 2021, we have appointed four new non-executive directors to our Board. As previously disclosed, effective February 27, 2024, the Board appointed Dr. Essig, the Company's Chairman, to the role of Executive Chairman in connection with Mr. De Witte's announced intention to retire as our President and Chief Executive Officer. There was no change to Dr. Essig’s aggregate cash or equity-based compensation in connection with his appointment as Executive Chairman. Following the commencement of Ms. Poul's service as our President and Chief Executive Officer on January 6, 2025, Dr. Essig intends to continue to serve as our Executive Chairman for a limited period of time before returning to his prior role as our Non-Executive Chairman. The Board believes that Dr. Essig's experience with the Company and knowledge of the markets in which we operate will serve as a valuable resource and source of stability throughout the transition process.
Mr. Murphy is not standing for re-election at the Annual Meeting and will cease to serve as a director at the conclusion of the Annual Meeting.
Board Composition
As of April 4, 2025, our nine-member Board of Directors includes four women and five men. Our Board includes directors with varied backgrounds, including one director who identifies as African-American or Black, one director who identifies as Asian, and seven directors who identify as White. The diverse perspectives and experiences of our directors contribute to the Board's effectiveness in overseeing our business operations and strategic direction.

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Proposal 1
Diverse Range of Qualifications and Skills Represented by Our Directors
The table below summarizes the key experience, qualifications, and attributes for each director nominee and highlights the balanced mix of experience, qualifications, and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. No individual experience, qualification, or attribute is solely dispositive of becoming a member of our Board.

	Bradley	Clay	Essig	Graves	Hill	Lo	Murphy	Poul	Schade
Skills/Qualifications
Healthcare Industry Experience Knowledge or experience in an industry involving healthcare and medical products and services	●	●	●	●	●		●	●	●
Senior Leadership and Oversight Experience
Experience with the leadership and oversight of organizations, offering practical perspectives on organizational and strategic planning, including M&A activity, talent development and driving long-term growth
		●	●	●	●	●	●	●	●
Manufacturing Operations and Supply Chain Experience Experience with the relationships and activities required to manufacture goods and maximize overall supply chain efficiency			●	●	●			●
Corporate Sales and Marketing Experience Experience with the marketing of an organization's products and services.		●	●	●	●	●		●
Risk Management Experience Knowledge and experience in managing major risk exposures for complex, large organizations		●	●	●	●		●	●	●
Regulatory, Compliance and Product Safety Experience Experience with regulatory schemes and product quality control and safety			●	●	●			●	●
Financial Acumen Experience in financial accounting/reporting and corporate finance.	●	●	●	●			●	●	●
International Experience Prior experience at, or study of, organizations that operates internationally	●	●	●	●	●	●	●	●
Public Company Board Experience Experience serving on and/or leading boards/committees of other public companies	●		●	●	●			●	●
Technology and Cybersecurity Expertise Knowledge or experience relating to information technology, data security, or data analytics	●		●	●		●
Corporate Governance Expertise Knowledge of or experience with the rules, practices, and processes used to direct and manage a company.	●		●	●	●		●	●	●
ESG/Sustainability Expertise Knowledge of or experience with oversight and implementation of ESG, human capital management and sustainability-related initiatives			●	●	●			●

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Proposal 1
Director Nominees
Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of our current directors or executive officers. None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary, or other affiliate of Integra LifeSciences Holdings Corporation.

Keith Bradley, Ph.D. – Former Professor of International Management & Management Strategy, Open University and Cass Business School, U.K.

Dr. Bradley has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. Dr. Bradley was formerly an adviser to RPH Capital, Canada.
Other Public Company Directorships: Prior to its merger with Orthofix Medical Inc. (Nasdaq: OFIX) in 2023, Dr. Bradley was a director of SeaSpine Holdings Corporation from 2015 to 2023.
Other Professional Experience and Community Involvement: Dr. Bradley served as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange.
Education: Dr. Bradley received B.A. (Hons) degree from Middlesex University, and M.A. and Ph.D. degrees from the University of Essex, UK.
Key Experience and Qualifications: We believe Dr. Bradley's qualifications to serve on our Board include his international experience, extensive business experience in the healthcare and medical device industries, and financial literacy coupled with his more than 30 years of service on the boards of publicly traded companies.

Age: 80 Director since: 1992 Committees: Nominating and Corporate Governance, Audit, Finance

Shaundra D. Clay – Former Global Vice President, Beam Suntory

From 2021 through April 2024, Ms. Clay served as the global vice president of finance at Beam Suntory, Inc., a global premium spirits company, where she was responsible for enterprise-wide financial planning and analysis and led the integration of the short-, mid-, and long-term planning processes to optimize resource deployment. Prior to Beam Suntory, Ms. Clay was a managing director in the commercial banking group at JP Morgan Chase. Ms. Clay also spent 13 years in leadership roles within the healthcare industry in the United States and internationally. She served as chief financial officer for Australia, Canada, and Europe at Eli Lilly and Company and spent a decade at Medtronic in a variety of leadership roles in the U.S. and abroad, including as chief financial officer for the cardiovascular group for Western Europe and Canada. Ms. Clay began her career in accounting and financial analytics at Allstate Insurance Company.
Other Professional Experience and Community Involvement: Ms. Clay currently serves on the board of directors for the Executive Leadership Council.
Education: She earned a Bachelor’s degree in accounting from Clark Atlanta University and her M.B.A. from the University of Illinois at Chicago. Ms. Clay is an alumna of the Wharton School of the University of Pennsylvania.
Key Experience and Qualifications: We believe Ms. Clay's qualifications to serve on our Board include her record as a corporate executive coupled with her extensive experience in the fields of finance, the healthcare industry, and international business and her expertise in finance, healthcare, global business management and risk assessment.

Age: 54 Director since: 2021 Committees: Audit, Finance

2025 Proxy Statement	11

Proposal 1

Stuart M. Essig, Ph.D. – Executive Chairman, Integra LifeSciences Holdings Corporation; Managing Director, Prettybrook Partners, LLC

Dr. Essig is Integra’s Executive Chairman of the Board of Directors. He has been our Chairman since January 2012 and a director since he joined Integra in 1997. He served as our Chief Executive Officer from 1997 through 2012 and our President from 1997 until 2010. In February 2024, he was appointed as our Executive Chairman of the Board. Prior to joining the Company, he acted as the managing director in mergers and acquisitions for the medical technology practice at Goldman, Sachs & Co. He currently serves as managing director of Prettybrook Partners LLC, a family office dedicated to investing in healthcare companies, which he cofounded in 2012.
Other Public Company Directorships: Dr. Essig currently serves on the board of directors of IDEXX Laboratories, Inc. (Nasdaq: IDXX). Dr. Essig previously served on the board of directors of Orthofix Medical Inc. (Nasdaq: OFIX) from 2023 to 2024, SeaSpine Holdings Corporation from 2014 to 2022, and St. Jude Medical Corporation from 1999 to 2017, prior to its sale to Abbott Corporation. From 2013 until 2019 he served on the board of directors of Owens & Minor, Inc., (NYSE: OMI), from 2005 until 2008 he served on the board of directors of Zimmer Holdings, Inc., (NYSE: ZMH), and from 1998 to 2002, he served on the board of directors of Vital Signs, Inc., (Nasdaq: VITL).
Other Professional Experience and Community Involvement: Dr. Essig currently serves on the board of managers of Availity, LLC, the nation’s largest real-time health information network. Dr Essig is a venture partner at Wellington Partners Advisory AG, a venture capital firm and a senior advisor to TowerBrook Capital Partners. He previously served as a senior advisor to Water Street Healthcare Partners and as an executive-in-residence at Cardinal Partners. Dr. Essig is also the former chairman of the board of directors of venture-backed Mission Bio Inc., and former lead director and executive chairman of the board of directors of private-equity backed Breg, Inc., a premium provider of high-value sports medicine products and services that advance patient care in orthopedics. Dr. Essig has also served on the executive committee, nominating and governance committee, and was the treasurer of, ADVAMED, the Advanced Medical Technology Association.
Dr. Essig is also involved in several non-profit charitable organizations. From 2012 to 2018, he served on the board of directors of Trenton-area non-profit, Isles, Inc. and since 2006 has served as a volunteer and fundraiser for the Children’s Brain Tumor Foundation. He serves on the Leadership Council of the Princeton University School of Engineering and Applied Sciences, and previously served on the NACD Compensation Committee Chair Advisory Council.
Education: Dr. Essig received an A.B. degree, and graduated with magna cum laude honors, from the Princeton School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business.
Key Experience and Qualifications: We believe Dr. Essig's qualifications to serve on our Board include his broad experience in the medical device and pharmaceutical industry, executive management and oversight, international business, manufacturing, and accounting fields coupled with his service on the boards of publicly traded companies for over 30 years and his extensive knowledge of the health care industry.

Age: 63 Director since: 1997 Executive Chairman Committees: Quality (Chair)

12	2025 Proxy Statement

Proposal 1

Jeffrey A. Graves, Ph.D. – President and CEO, 3D Systems Corporation

Dr. Graves is currently President and CEO of 3D Systems Corporation, a leading additive manufacturing solutions provider to industrial and healthcare companies. From 2012 to May 2020, Dr. Graves served as President and Chief Executive Officer and a director of MTS Systems Corporation, a global supplier of test, simulation, and measurement systems. From 2005 until 2012, he served as President and CEO of C&D Technologies, Inc. Dr. Graves also held leadership roles with Kemet Corporation as Chief Operating Officer (2001 to 2003) and CEO (2003 to 2005). Previously he held a number of leadership and technical roles with GE, Rockwell, and Howmet Corporation.
Other Public Company Directorships: Since May 2020, Dr. Graves has served as a board member of 3D Systems Corporation (NYSE: DDD). Dr. Graves served on the board of Hexcel Corporation (NYSE: HXL) 2007 to 2024. Dr. Graves previously served as a board member for FARO Technologies, Inc. (Nasdaq: FARO) from 2019 to 2022, MTS Systems Corporation from 2012 to 2020, and Teleflex Incorporated from 2007 to 2019.
Education: Dr. Graves received a bachelor’s degree in metallurgical engineering from Purdue University and completed his master’s degree and Ph.D. in metallurgical engineering at the University of Wisconsin.
Key Experience and Qualifications: We believe Dr. Grave's qualifications to serve on our Board include his management experience, strategic, operational and financial experience and a perspective on strategy and growth for the benefit of our stockholders. In addition, Dr. Graves has extensive experience serving on the boards of other publicly traded companies.

Age: 63 Director since: 2023 Committees: Compensation, Nominating and Corporate Governance, Quality

Barbara B. Hill – Operating Partner, NexPhase Capital

Ms. Hill is currently an operating partner of NexPhase Capital, a private equity firm (formerly Moelis Capital Partners), where she focuses on healthcare related investments and has provided strategic operating support for its healthcare portfolio companies since 2011. From March 2006 to September 2010, Ms. Hill served as chief executive officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, Ms. Hill served as president and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally at Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna and the Johns Hopkins Health System.
Other Public Company Directorships: Ms. Hill currently serves as a board member of Omega Healthcare Investors, Inc. (NYSE: OHI) and previously as a board member for Owens & Minor Inc. (NYSE: OMI), and St. Jude Medical Corporation (NYSE: STJ).
Other Professional Experience and Community Involvement: Ms. Hill has been active with the boards and committees of the Association of Health Insurance Plans and other health insurance industry groups.
Education: Ms. Hill received B.A and M.S. degrees from Johns Hopkins University.
Key Qualifications: We believe Ms. Hill's qualifications to serve on our Board include her management experience, strategic and operational experience in the managed healthcare and pharmaceutical industries, as well as compliance and manufacturing experience in the healthcare industry, coupled with her experience serving on boards of other publicly traded companies.

Age: 72 Director since: 2013 Presiding Director Committees: Compensation, Nominating and Corporate Governance (Chair), Quality

2025 Proxy Statement	13

Proposal 1

Renee W. Lo – Vice President APAC, Sales Solutions, LinkedIn Corporation

Since February 2025, Ms. Lo has served as Vice President APAC, Sales Solutions for LinkedIn Corporation, responsible for leading the commercial organization focused on sales and marketing efforts for customers in the Asia Pacific region. From October 2022 to January 2025, Ms. Lo served as partner CTO, APAC Regional Director for Google, responsible for leading the partner technology organization across the Asia Pacific region. From 2019 to September 2022, Ms. Lo was the general manager for Microsoft, leading its data and artificial intelligence business in Asia. Prior to Microsoft, from 2015 to 2019, she built regional technology teams at Amazon Web Services and ran the global business development team for Amazon.com, focusing on telecommunications, consumer hardware devices, and new services. Ms. Lo has more than 13 years of experience in North America, including roles with Microsoft, SAP and Pivotal Software, in addition to Amazon, focusing on collaborative and cloud technologies. She has held leadership roles within product development, commercial, operations, business and corporate strategy.
Education: Ms. Lo received a bachelor’s degree in computer science from the University of British Columbia, and an M.B.A. from the University of Manchester.
Primary Qualifications: We believe Ms. Lo's qualifications to serve on our Board include her experience driving digital transformation across industries and implementing global corporate strategies, bolstered by her management experience, including leadership roles within product development, commercial, international operations, business and corporate strategy functions.

Age: 44 Director since: 2022 Committees: Compensation (Chair)

Mojdeh Poul – President and Chief Executive Officer

Ms. Poul, 62, has over thirty years of experience leading global businesses and operations in large multinational organizations. From April 2019 to June 2022, Ms. Poul served as the Executive Vice President and Group President of 3M Company’s Healthcare Business, where she led the global P&L, strategy, manufacturing and commercial operations, and R&D for the $8.6 billion Healthcare Business Group. Prior to that, Ms. Poul held multiple leadership roles at 3M, including Executive Vice President of Safety & Graphics Business Group, President of 3M Canada, and President of two divisions within the 3M Healthcare Business Group. Before joining 3M in April of 2011, Ms. Poul held global business leadership roles of increasing responsibility with leading global medical technology companies, including Medtronic, Boston Scientific, and Teleflex Medical.
Other Public Company Directorships: Ms. Poul has served on the board of directors of Stanley Black and Decker, Inc. ("Black and Decker") since February of 2021, where she is a member of the audit and compensation & talent development committees. She has also served on the board of directors of iRhythm Technologies, Inc. ("iRhythm") since June 2023 and Align Technology since December 2023, and is a member of the audit committee for each company. Ms. Poul has informed each of the boards of iRhythm and Black and Decker of her decision not to stand for re-election as a director at iRhythm and Black and Decker at either company. Accordingly, following the conclusion of each company's 2025 annual meeting of shareholders, Ms. Poul will cease to serve as a director of either company.
Other Professional Experience and Community Involvement:
Education: Ms. Poul holds an M.B.A. from University of North Carolina at Chapel Hill as well as a Master of Engineering and B.S. in Mechanical Engineering from University of Louisville.
Key Experience and Qualifications: We believe Ms. Poul's qualifications to serve on our Board include her over 30 years of experience in executive management and his history of success in the development and execution of corporate strategy and product engineering and development. Moreover, Ms. Poul has extensive skills and experience in global business operations, marketing, profit and loss management and government relations.

Age: 62 Director since: 2025

14	2025 Proxy Statement

Proposal 1

Christian S. Schade – Chief Executive Officer, Halda Therapeutics LLC

Since October 2024, Mr. Schade has served as the Chief Executive Officer of Halda Therapeutics LLC, a clinical-stage biotechnology company, discovering novel medicines to target cancer and overcome drug resistance. Prior to his appointment at Halda Therapeutics, he had served as a Growth Partner at Flagship Pioneering, a venture capital company that invests in biotechnology, life sciences, health and sustainability companies from January 2023 to October 2024. Previously, from April 2016 to 2022, he served as the chairman and chief executive officer of Aprea Therapeutics, Inc. Prior to joining Aprea Therapeutics, Mr. Schade was the chief executive officer of Novira Therapeutics, Inc., an antiviral drug discovery company until it was acquired by Johnson & Johnson. He also served as executive vice president and chief financial officer of Omthera Pharmaceuticals, Inc., an emerging specialty pharmaceuticals company until it was purchased by AstraZeneca Plc. He previously held executive level positions with other publicly traded companies such as NRG Energy, serving as executive vice president and chief financial officer and Medarex Inc., as senior vice president administration and chief financial officer. He also held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co.
Other Public Company Directorships: From July 2023 to January 2025, Mr. Schade served on the board of Omega Therapeutics, Inc. (Nasdaq: OMGA), where he served as a member of its compensation committee and as chair of its nominating and corporate governance committee, and as chair of the board from August 2023 to January 2025. From 2016 to August 2023, Mr. Schade served on the board of Aprea Therapeutics, Inc. (Nasdaq: APRE).
Other Professional Experience and Community Involvement: Mr. Schade currently serves on the board of directors of Sapience Therapeutics, Inc. and Valo Health, Inc.
Education: Mr. Schade received an A.B. degree from Princeton University, and received an M.B.A. from the Wharton School at the University of Pennsylvania.
Primary Qualifications: We believe Mr. Schade's qualifications to serve on our Board include his wealth of corporate management, finance, manufacturing, accounting, human resources, business development and risk management skills coupled with his significant knowledge and experience in the life sciences industry. In addition, he has held several senior leadership positions at both private and public companies and has experience serving on the boards of other public companies.

Age: 64 Director since: 2006 Committees: Audit (Chair), Finance (Chair)

2025 Proxy Statement	15

Proposal 1
Information Concerning Meetings, Executive Sessions And Director Independence
The Board held seven (7) regularly scheduled and two (2) special meetings during 2024. The Company’s independent directors meet at least twice a year in executive session without management present. The Board has determined that all of the Company’s directors, except for Ms. Poul and Dr. Essig, are independent, as defined by the applicable Nasdaq Stock Market listing standards and the rules of the Securities and Exchange Commission.
Standing Committees Of The Board Of Directors
The Corporation has standing Audit, Nominating and Corporate Governance, Compensation, Finance, and Quality Committees of the Board. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integralife.com through the “Investors” link under the heading “Corporate Governance.” During 2024, each incumbent director attended in person or by virtual format at least 75% of the total number of meetings of the Board and of each committee of the Board on which he or she then served. Our directors are encouraged to attend our annual meetings of stockholders. At the annual meeting of stockholders held in 2024, all of the directors standing for re-election, not including Ms. Poul who was appointed to the Board effective as of January 6, 2025, attended the annual meeting. The following chart and narrative set forth the current composition of our committees of the Board, coupled with the number of committee meetings held in 2024 for each standing committee.
Committee Composition

Name	Audit	Nominating and Corporate Governance	Compensation	Finance	Quality

Keith Bradley, Ph.D.
Shaundra D. Clay
Jan De Witte*
Stuart M. Essig, Ph.D.
Jeffrey A. Graves
Barbara B. Hill
Renee W. Lo
Raymond G. Murphy**
Mojdeh Poul***
Christian S. Schade
Number of 2024 Meetings	7	9	9	3	2
= Chairman of the Board = Presiding Director =Chair = Member
* Mr. De Witte, in connection with the commencement of Ms. Poul's service as our President and Chief Executive Officer and the effectiveness of her appointment to the Board, resigned as a director effective January 6, 2025
** Mr. Murphy is not standing for re-election at the Annual Meeting and will cease to serve as a director following the conclusion of the 2025 Annual Meeting of Stockholders
*** Ms. Poul commenced service as a member of the Board on January 6, 2025

16	2025 Proxy Statement

Proposal 1
Audit Committee

Members Mr. Schade (chair) Ms. Clay Dr. Bradley Mr. Murphy
Purpose
•Oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements.
•Oversee the independence, quality control and work of the Company’s external independent auditor and the appointment and performance evaluation of the internal auditor.
•Oversee the Company’s compliance program, including but not limited to the Company’s compliance with the Foreign Corrupt Practices Act, False Claims Act, Physician Self-Referral Law (Stark) and Anti-Kickback Statute, and similar foreign requirements.
2024 Key Focus Areas •Internal controls and compliance •Continued timely adoption of new accounting standards •Global tax strategy •Quality and integrity of data related to climate change and ESG matters

Number of Meetings: 7

Audit Committee. The members of the Audit Committee are Mr. Schade (chair), Dr. Bradley and Ms. Clay. Following the conclusion of the 2024 annual meeting, Mr. Murphy served on this Committee until April 1, 2025 at which time Dr. Bradley was appointed to the Audit Committee. The Committee met seven (7) times in 2024. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Board has determined that all the members of the Audit Committee are independent within the meaning of the rules of the SEC and the applicable Nasdaq Stock Market listing standards. The Board also has determined that Ms. Clay, Dr. Bradley and Mr. Schade are “audit committee financial experts,” as defined under Item 407(d) of Regulation S-K, and that each of them is “financially sophisticated” in accordance with Nasdaq Stock Market listing standards.
Nominating and Corporate Governance Committee

Members Ms. Hill (chair) Dr. Bradley Dr. Graves Mr. Murphy
Purpose
•The identification of qualified candidates to become Board members consistent with criteria approved by the Board.
•The selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected).
•The selection of candidates to fill any vacancies on the Board.
•The development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Corporation.
•Oversight of the Corporation’s ESG policies and practices.
•Oversight of the evaluation of the Board.

2024 Key Focus Areas
•CEO succession planning
•Review of our corporate governance policies and procedures
•Board and committee composition and assessment
•Overseeing ESG and other sustainability initiatives

Number of Meetings: 9

2025 Proxy Statement	17

Proposal 1
Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Ms. Hill (chair), Dr. Bradley and Dr. Graves. Following the conclusion of the 2024 annual meeting, Mr. Murphy served on this Committee until April 1, 2025 at which time Dr. Graves was appointed to the Nominating and Corporate Governance Committee The Committee met nine (9) times in 2024. The purpose of the Nominating and Corporate Governance Committee is to assist the Board in the identification of qualified candidates to become directors, consistent with the criteria approved by the Board, the selection of nominees for election as directors at the annual stockholders meeting, the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board, the oversight of the Company's ESG policies and practices, and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as defined by the applicable Nasdaq Stock Market listing standards.
When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the qualifications described above under “Criteria for Board Membership and Director Qualifications.” The Nominating and Corporate Governance Committee will consider stockholder-nominated candidates for director, provided that the nominating stockholder: provides timely notice of such nomination pursuant to the Company’s bylaws, and such notice includes, among other things: a questionnaire completed by the candidate in the form provided by the Company (which questionnaire shall be provided by the Secretary upon written request) with respect to the background and qualifications of the candidate; a representation and agreement of the candidate in the form provided by the Company (which form shall be provided by the Secretary upon written request) that the nominee will, among other things, comply with all applicable rules and regulations of Nasdaq and each of the Company’s corporate policies applicable to directors; the number of shares of the Company’s common stock that such candidate beneficially owns; a description of all arrangements or understandings between the nominating stockholder and such candidate and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; information regarding any relationships between the candidate and the nominating stockholder within the past three years; represents in the nomination notice an intention to solicit proxies from stockholders representing at least 67% of the voting power of shares entitled to vote on the election of directors; and provides any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under our bylaws.
A stockholder’s recommendation also must set forth the name and address, as they appear on the Company’s books, of the stockholder making such recommendation; the class and number of shares of the Company’s common stock that the stockholder beneficially owns and the date the stockholder acquired such shares; any material interest of the stockholder in such nomination; any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act or under our bylaws, in its capacity as a proponent of a stockholder proposal; a statement from the recommending stockholder in support of the candidate; references for the candidate; and an indication of the candidate’s willingness to serve, if elected. Recommendations for candidates to the Board must be submitted in writing to Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary.

18	2025 Proxy Statement

Proposal 1
Compensation Committee

Members Ms. Lo (chair) Dr. Graves Ms. Hill Dr. Bradley
Purpose
•Discharge the Board’s responsibilities relating to compensation of the Corporation’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Corporation applicable to executives.
•Produce an annual report on executive compensation for inclusion in the Corporation’s proxy materials.

2024 Key Focus Areas
•Compensation program design structure, including metrics and goals for the annual bonus program and performance stock awards
•Executive compensation and pay-for-performance alignment
•Talent recruitment and retention

Number of Meetings: 9

Compensation Committee. The members of the Compensation Committee are Ms. Lo (chair), Dr. Graves and Ms. Hill. Following the conclusion of the 2024 annual meeting, Dr. Bradley served as Chair of this Committee until April 1, 2025 at which time Ms. Hill replaced him as a member of this Committee and Ms. Lo was appointed as the Chair of the Compensation Committee. The Compensation Committee met nine (9) times in 2024. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company applicable to senior executives and to produce an annual report on executive compensation for inclusion in the Company’s proxy materials, in accordance with applicable rules and regulations. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of equity awards, for executive officers of the Company. The Compensation Committee also administers the Company’s 2003 Equity Incentive Plan, the Company’s Deferred Compensation Plan and the Company’s Employee Stock Purchase Plan (collectively, the “Approved Plans”). Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board has determined that each of the members of the Compensation Committee is independent, as defined by the applicable Nasdaq Stock Market listing standards.
The Compensation Committee may delegate any or all of its responsibilities to the extent consistent with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable laws and rules of markets in which the Company’s securities then trade.
The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of the Chief Executive Officer, provided, however, that this delegation is limited to grants whose cumulative value in any twelve-month period does not exceed $450,000 for any individual recipient. On an annual basis, the Compensation Committee establishes the maximum aggregate value of the awards the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant awards with a maximum aggregate value of $22,000,000 during the one-year period beginning May 8, 2024.
The Company’s Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of the other executive officers. As discussed below in “Compensation Discussion and Analysis — Compensation Best Practices — Role of the Compensation Committee,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the Chief Executive Officer.

2025 Proxy Statement	19

Proposal 1
The Compensation Committee has established a process for considering the independence of compensation consultants, outside counsel and other advisers (other than in-house legal counsel) who serve as compensation advisers before the Compensation Committee selects or receives advice from such compensation advisers. Currently, no conflict of interest issues have been raised regarding such compensation advisers.
During 2025, the Compensation Committee has engaged WTW (f/k/a Willis Towers Watson) to provide consulting services relating to (i) the Compensation Discussion and Analysis and Say on Pay Proposal, (ii) stockholder advisory matters, (iii) compensation arrangements for the CEO and other executive officers for their performance during the 2024 calendar year, and (iv) Amendment No. 2 to the Fifth Amended & Restated 2003 Equity Incentive Plan . During 2024, the Compensation Committee engaged WTW to provide consulting services relating to (i) the Compensation Discussion and Analysis and Say on Pay Proposal, (ii) stockholder advisory matters, (iii) compensation arrangements for the CEO and other executive officers for their performance during the 2023 calendar year, and (iv) Amendment No. 1 to the Fifth Amended and Restated 2003 Equity Incentive Plan.
Finance Committee

Members Mr. Schade (chair) Dr. Bradley Ms. Clay Mr. Murphy	Purpose •Provide advice to management on matters related to financing strategy, as well as the Corporation's capital structure and capital allocation initiatives	2024 Key Focus Areas •Capital allocation, debt structure and liquidity •Interest rate exposure and hedging activity

Number of Meetings: 3

Finance Committee. The members of the Finance Committee are Mr. Schade (chair), Dr. Bradley and Ms. Clay. Following the conclusion of the 2024 annual meeting, Mr. Murphy served on this Committee until April 1, 2025 at which time Ms. Clay was appointed to the Finance Committee. The Committee met three (3) times in 2024. The purpose of the Finance Committee is to advise management on matters related to financing strategy, as well as the Company’s capital structure and capital allocation initiatives. The Board has determined that each of the members of the Finance Committee is independent, as defined by the applicable Nasdaq Stock Market listing standards.
Quality Committee

Members Dr. Essig (chair) Dr. Graves Ms. Hill	Purpose •Assist the Board in its oversight of the quality and safety of the Company’s products and services.	2024 Key Focus Areas •The Company’s overall quality strategy and systems •The Company’s response to quality and quality system assessments conducted by the Company and by external regulators

Number of Meetings: 2

Quality Committee. The members of the Quality Committee are Drs. Essig (chair) and Graves and Ms. Hill. The Quality Committee was formed as a standing committee of the Board in July 2024. The Quality Committee met two (2) times in 2024. The purpose of the Quality Committee is to assist the Board in its oversight of the quality and safety of the Company’s products and services.

20	2025 Proxy Statement

Proposal 1
Special Committees
In 2024, following the announced retirement of Mr. De Witte, the Board formed a special committee, the CEO Search Committee, to direct the search to identify a potential successor to serve as our President and Chief Executive Officer. The members of the special committee were Dr. Essig (chair), Ms. Hill and Ms. Lo. The special committee met fifteen times in 2024.
The committee was dissolved following the appointment of Ms. Poul and the completion of its responsibilities.
Board Evaluations And Succession Planning
The Board performs a rigorous evaluation annually. Each Director evaluates each other and all of the Committees as well as the Board as a whole. The evaluation process is primarily managed by the Corporate Secretary’s office with oversight from the Nominating and Corporate Governance Committee. As part of the evaluation, the Directors assess individual skill sets, board leadership, and the effectiveness of each Committee. The results of the evaluation are then provided to, and reviewed by, each Director. Afterwards, the Directors and management collaborate towards making improvements based on the feedback disclosed. The Company believes this overall process leads to purposeful results. In addition to the evaluations, each Committee also reviews its charter annually. In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Company’s stockholders. These factors include professional professional qualifications, industry experience, educational background and leadership capabilities. In addition, the Board and the Nominating and Corporate Governance Committee focus on how the experiences and skill sets of each Director nominee complement those of fellow Director nominees to create a balanced Board with diverse viewpoints and deep expertise.
Our Board is committed to ensuring that it serves the best interests of its stockholders and positions the Company for future success. Accordingly, the Board, as it deems necessary, may have conversations with individual Directors in connection with evaluations, the board refreshment process, and the consideration of the annual slate of Director nominees. The Company expects to continue these practices going forward.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure to best serve the interests of our stockholders. Given the dynamic and competitive environment in which we operate, the optimal size and structure of the Board may vary with changing internal and competitive circumstances.
The Company currently has nine members of the Board, who will serve until the conclusion of the Annual Meeting and until their successors are duly elected and qualified. The current directors are Keith Bradley, Ph.D., Shaundra D. Clay, Stuart M. Essig, Ph.D., Jeffrey A. Graves, Ph.D., Barbara B. Hill, Renee W. Lo, Raymond G. Murphy, Mojdeh Poul, and Christian S. Schade. With the exception of Mr. Murphy, who will not stand for re-election at the Annual Meeting but will continue to serve as director until the expiration of his term at the Annual Meeting, all current members of the Board are nominees for election to the Board at the Annual Meeting. Following the conclusion of the Annual Meeting, assuming all of the nominees for election are duly elected by our stockholders, the Board will consist of eight members.
As indicated above, Ms. Poul has served as both President and Chief Executive Officer and as a director of the Company since January 2025. Her position is separate from that of the Chairman of the Board. We view having the Chairman position separate from the Chief Executive Officer as a good governance practice because it puts the Board in the best position to oversee all executives of the Company and set a pro-stockholder agenda without presenting potential conflicts that having the two positions combined might pose, thus resulting in a more effective Board.
Stuart M. Essig, Ph.D. has served as the Executive Chairman of the Board since February 2024 and has been a director since 1997. He served as Non-Executive Chairman of the Board from June 2012 to February 2024 and as Executive Chairman of the Board from January 2012 to June 2012 as well as President from 1997 to 2010 and as Chief Executive Officer from 1997 to 2012. He has significant experience with, and knowledge of, the Company, its operations, products and history. In addition, he is a significant stockholder of the Company. We believe we benefit greatly by having a Chairman with his level of experience with the Company and whose interests are strongly aligned with those of our stockholders. We believe his experience and knowledge of the Company will enhance our ability to drive improved shareholder value and assist Ms. Poul following her appointment as President and CEO.

2025 Proxy Statement	21

Proposal 1
Barbara B. Hill has served as Presiding Director since September 2018 and she has been a director since 2013. Ms. Hill has significant experience with, and knowledge of, the Company, its operations, products and history. We believe the Company significantly benefits from having a Presiding Director with deep knowledge of the Company. In addition, the presence of an active and independent Presiding Director ensures independent oversight of the Board and its responsibilities. Further, we believe having a separate Presiding Director to, among other things, (1) serve as the primary liaison between the independent directors and the Chief Executive Officer, (2) counsel the Chief Executive Officer on key board governance issues, and (3) preside over board meetings if the Chairman of the Board is absent, leads to a more effective board of directors. The Presiding Director also serves as a contact person to facilitate communications between stockholders and other third parties and the independent directors. Please see “Communications with Directors” for additional information on contacting the Board.
We believe the mix of backgrounds, experience, attributes and skills of our directors provides a good balance for the Board composition. See “Criteria for Board Membership and Director Qualifications” above for a description of the specific experience, qualifications, attributes or skills of each of our director nominees that the Nominating and Corporate Governance Committee considered relevant in nominating them and “Proposal 1. Election of Directors” for each director nominee’s biographical information.
In addition, we believe the current size of the Board and Board Committees is appropriate, given the size, nature, structure and complexity of the Company. The Board continues, however, to monitor and evaluate the optimal size and composition of the Board to ensure an optimal leadership structure.
Accordingly, we believe our Board leadership structure is appropriate at this time.
The Board’s Role In Risk Oversight
The Board has overall responsibility for the oversight of risk management at the Company, which includes overseeing our process for identifying, assessing and mitigating significant financial, operational, strategic, cybersecurity and other risks that may affect the Company. A fundamental part of risk oversight is understanding the risks that Integra faces, the steps management is taking to manage those risks, and assessing the Company's appetite for risk. The risk assessment process also considers whether risks are short-, medium-, or long-term, such that the management of significant risks can be prioritized, in part, based on the timeframe of such risks. Risk management systems, including our internal auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance, cybersecurity and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy.
The Board has delegated responsibility for the oversight of certain areas of risk management to the standing Committees of the Board, as described below. Each standing Board committee reports to the full Board following each committee meeting. In performing this function, each committee meets in executive session with key management personnel and representatives of outside advisors as needed and has full access to management, as well as the ability to engage advisors. The Board believes that delegating certain responsibilities and oversight functions to its committees, as described below, allows for more nuanced oversight process, reflecting the technical expertise and subject matter focus of the Board's individual committees, and is also more conducive to a proactive oversight of management's actions. Summarized below are the specific risk areas of focus for each standing committee.

22	2025 Proxy Statement

Proposal 1

Audit Committee
•Oversees risks relating to the accounting and financial reporting process of the Company and audits of the Company’s financial statements
•Meets regularly with management to review and discuss the financial risk management processes, including compliance with Sarbanes-Oxley and related internal controls and procedures, disclosure controls and procedures and accounting and reporting compliance, as well as tax, treasury and compliance matters
•Receives periodic reports from the internal audit team, which is responsible for providing an annual audit assessment of the Company’s processes and controls; developing an annual audit plan using risk-based methodology; implementing the annual audit plan; coordinating with other control and monitoring functions; issuing periodic reports to the Audit Committee and management summarizing the results of audit activities; assisting with investigations of significant suspected fraudulent activities within the organization; and notifying management and the Audit Committee of the results
•Provides oversight for the Company's major technology initiatives in conjunction with the internal audit team
•Regularly discusses liquidity, capital, funding needs and other financial matters with management
•Oversees risks relating to the quality and integrity of the Company's data relating to climate change and similar ESG matters

Compensation Committee
•Oversees risks relating to executive compensation and other incentive programs in the Company
•Considers risks during its deliberations on the design of the Company’s executive compensation programs with the goal of appropriately balancing short-term objectives and long-term performance without encouraging excessive and unnecessary risk-taking behaviors
•Reviews and evaluates management reports on the Company’s incentive compensation programs
•Assesses how executive compensation practices may impact the Company's reputation through Say-on-Pay among shareholders, employees, customers and the public

Nominating and Corporate Governance Committee
•Oversees risks relating to the Company’s governance structures and processes
•Oversees corporate governance matters, including the annual evaluations of the Board, its Committees and members
•Establishes policies and procedures for good corporate governance
•Oversees the Company's ESG policies and practices, including material risk assessment and goal tracking and reporting

Finance Committee	•Oversees matters relating to the Company’s financing strategy, as well as the Company’s capital structure, capital allocation initiatives and other financial matters

Quality Committee	•Oversees matters relating to operations, quality and regulatory compliance within the Company

2025 Proxy Statement	23

Proposal 1
The Board is committed to oversight of the Company’s business strategy and strategic planning, including through the work of the Board committees and regular Board meetings. This ongoing effort enables the Board to focus on Company performance over the short, intermediate and long term. In addition to financial and operational performance, non-financial measures, including sustainability goals, are addressed by the Board and Board committees.
The Company has also implemented an Enterprise Risk Management (“ERM”) program to further enhance its oversight of risks inherent to the business. This ERM program allows the Board and management to gain a greater understanding and awareness of risks facing the business and the efforts being undertaken to mitigate those risks. Additionally, the executive leadership team’s individual performance objectives are aligned with the top risks identified in the annual ERM process.
In addition to periodic updates management provides to the Board on the ERM program, management presents an annual report to the Board detailing the Company’s processes for (1) assessing and addressing risks, (2) compliance reporting, and (3) the reporting of other material information.
Our President and Chief Executive Officer, who functions as our chief risk officer, is supported in this role by both our Chief Legal Officer and our Chief Compliance Officer, who reports to our Chief Legal Officer. As chief risk officer, our President and Chief Executive Officer has responsibility for ensuring management provides periodic updates to the Board or Board committees regarding risks in many areas, among them accounting, treasury, information systems, legal, governance, legislative (including reimbursement), general compliance (including sales and marketing compliance), quality, regulatory, sustainability, ESG risks and opportunities, corporate development, operations and sales, marketing and cybersecurity. Both formal reports and less formal communications between the Board and our President and Chief Executive Officer derive from a continual flow of communication throughout the Company regarding risk and compliance. We believe our Board and senior management team promote a culture that actively identifies and manages risk.
The ERM program, along with our annual processes for creating and reviewing with the Board our strategic plan, budget and internal audit plans, as well as regular processes and communications throughout the Company, including between management and the Board and Board committees, combine to ensure the Company is continually addressing its business risks in a disciplined fashion.
Compensation Committee Interlocks and Insider Participation
Dr. Bradley (chair), Ms. Lo and Dr. Graves are the current members of the Compensation Committee. None of our Compensation Committee members currently serves, nor did they ever serve, as an officer or employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a Compensation Committee or a director of another entity under circumstances requiring disclosure under SEC regulations.
Environmental, Social and Governance (ESG) Initiatives
At Integra, our company purpose and values have long guided our global sustainability priorities—improving our environment, maintaining the health and safety of our colleagues, building a more diverse and inclusive workplace, sharing our time and talents with the communities in which we work and live, and complying with applicable laws and regulations while meeting the highest ethical standards. Our sustainability strategy is simple. We focus on a core set of areas that span across our business to enable Integra to meet or exceed our responsibilities to our colleagues, customers, and the communities in which we operate, while also creating long-term value for our stockholders.
We view our ESG strategy as an extension of our company strategy, driving our success and the positive impact we strive to make in the lives of every patient and healthcare professional who encounter an Integra product, service or employee
During 2022, we finalized our ESG strategy and began to implement many of the initiatives we had identified through our ESG strategy assessment. In 2024, we continued the process of implementing the important initiatives we had previously communicated and further refined our goals and priorities for future periods. The following roadmap highlights some of our ESG achievements in 2024 and outlines the near and long-term goals for the future we have developed through our ESG strategic development:

24	2025 Proxy Statement

Proposal 1

In 2022, our first year of formal ESG assessment and reporting, we focused on engaging internal and external stakeholders to identify and prioritize ESG issues that are high impact, strategic priorities. We put tremendous effort into understanding our current state and developing a clear path forward to drive sustainable growth. We disclosed our achievements to date, educated our executive leadership team and members of our Board on our ESG priorities and the ways in which ESG would be integrated into our strategic business planning.
Year 1 highlights included:

•Engaged stakeholders in Integra's ESG development strategy	•Developed a formal process for integrating ESG into our governance structures	•Calculated and disclosed our Scope 1 & Scope 2 greenhouse gas emissions ("GHG")
•Updated our Environmental Policy	•Published our first ESG Annual Report	•Updated our Code of Conduct

In 2023, we turned our focus toward further integrating ESG into our policies, procedures and initiatives with a focus on change management, making additional progress on our priorities and expanding our governance. We broadened disclosure on key material issues while deepening reporting, including taking additional measures to strengthen performance and enhance transparency. We will monitor and remain responsive to expectations from our stakeholders.
Year 2 highlights included:

•Developed decarbonization strategy to execute on GHG emissions reduction plan	•Implemented improved environmental, health, safety, and security management system	•Conducted Scope 3 GHG emissions footprinting
•Refined Scope 1 and Scope 2 emissions disclosures	•Formalized and strengthen green procurement policies	•Implemented ESG management system technology

In 2024, we continued to develop and report on environmental activities and further progress our green procurement policies and disclosures. We also continued to monitor and remain responsive to expectations from our stakeholders against a backdrop of evolving ESG frameworks and guidelines.
Year 3 highlights included:

	•Continued internal and external stakeholder involvement	•Enhanced green procurement policies	•Disclosure on abatement activities and GHG emission reductions across all scopes
	•Disclosed to the Carbon Disclosure Project and Task-Force for Climate-Related Financial Disclosures	•Enhanced Social and Governance disclosures

2025 & Beyond
Our focus on ESG is a business strategy, integrated into our everyday business decisions. It is a vital part of how we intend to grow and create healthier people, workplace and world—now and in the years to come. We look forward to publishing our 2024 ESG Report in the third quarter of fiscal year 2025 and encourage you to refer to that ESG Report to gain better insight into our past accomplishments and future plans and priorities.
Future priorities include:

	•Establish additional ESG targets based on topics and priorities identified in our materiality assessment	•Continue regular dialogue with internal and external stakeholders involved to ensure continued alignment on material issues	•Implement decarbonization strategy and practices
•Disclose progress against ESG targets, including targets for GHG emissions reductions

2025 Proxy Statement	25

Proposal 1
As part as our strategic ESG assessment, we engaged colleagues, customers, suppliers, and investors through interviews and surveys to gather input and insights into the most critical ESG-related issues and opportunities driving Integra’s long-term performance. Through this comprehensive process, we established a set of 12 material ESG priorities for Integra and ranked these based on the feedback from both our internal and external stakeholders. As described in more detail in our ESG Report, we used these interactions to develop a materiality map to illustrate our alignment on priorities with our external stakeholders. Based on our interactions with the foregoing groups, we identified product safety, customer well-being, and employee health and safety paramount to Integra’s long-term success and continued positive global impact. In 2023, we continued discussions with our external stakeholders and conducted a comprehensive review of our initial findings. The results of this process confirmed the results from our initial strategic assessment and continued to inform our ESG priorities in 2024 so that they remain well aligned with our external stakeholders so as to maximize value for our external stakeholders and promote our long-term success.
The Company recognizes its responsibility to be a good corporate citizen, guided by high moral and ethical standards in its interactions with customers, stockholders, employees and the community in which we operate. Our company purpose and values have long guided our Corporate Responsibility priorities. Such efforts include the following:
Community & Philanthropy: Integra’s commitment to limiting uncertainty goes beyond the walls of the operating room and extends to the global communities in which the Company participates. Integra has an extensive history of partnering with patients and working alongside organizations such as Wounded Warriors, the Children’s Brain Tumor Foundation, the Phoenix Burn Society, and the Hydrocephalus Association, among many others. In addition, we donate products to organizations where our products can be used in teaching and research and development. The logistics of product donations are often complex, with many different regulatory and international rules, but we strive to make our products available to make a meaningful difference and change lives.
The Company works closely with the Integra Foundation, a 501(c)(3) organization which offers grants to organizations that support people affected by diseases and other conditions. Each year Integra colleagues have the opportunity to connect with their communities and volunteer their time for community improvement projects such as supporting disaster relief efforts.
Compliance & Ethics: Integra is committed to its Code of Conduct and to holding the Company accountable as a leader in the medical technology industry. The Company operates a comprehensive compliance program, which is supported by a training program led by Integra’s Chief Compliance Officer. Our comprehensive Code of Conduct reflects our expectation of compliance with laws, regulations, and codes of ethics relevant to our industry around the world. This Code of Conduct is on the Integra website and applies to all individuals and organizations that are suppliers to or third-party intermediaries for Integra. It establishes minimum requirements and expectations for the conduct of Integra’s business partners, and Integra encourages its partners to establish stricter or more extensive requirements where appropriate. Consistent with this policy, Integra will not tolerate any forms of slavery, servitude, forced labor and human trafficking, and business partners must not engage in any practice that constitutes any form of modern slavery.
People: Integra believes its people are its greatest assets and understands that the work we do every day makes a significant, positive difference in improving patients’ lives. Attracting and retaining key talent is a high priority for our management team and our Board. We value creating an inclusive workplace environment and are committed to leveraging our different ideas, backgrounds, interests, and beliefs to make Integra a stronger, higher performing company and a place our employees, partners, and potential employees want to work. We offer a variety of opportunities for our employees to learn and grow. Continued learning and development is a critical component of employee job satisfaction, retention, and career advancement—and ultimately, a driver of business success. We regularly seek employee feedback and sentiment about our workplace through global engagement surveys conducted on an annual basis and we are committed to improving the quality of life of our employees and their families by offering numerous well-being programs and initiatives.

26	2025 Proxy Statement

Proposal 1
Organizational Culture: At all levels of the Company, Integra focuses on creating an inclusive culture that values the diversity of ideas, backgrounds and interests of our employees and community. Having a culture and workforce in line with this focus area is a business priority and key to the Company’s long-term success. The Company’s commitment to our culture starts at the top with our Board and Chief Executive Officer. A few of the Company’s notable efforts include but are not limited to the following:

Board and Leadership Diversity
Through mentorship, sponsorship, recruitment efforts, and development programs the Company looks to continue to develop its leadership talent. Currently, 44% of the Board, 38% of our executive leaders and 41% of senior leaders (non-executive vice presidents) are female.

Business Resource Groups
The Company maintains a growing number of business resource groups, totaling seven in 2024. These resource groups provide opportunities for employees with shared interests and backgrounds to connect, learn and grow, while also working together to build a more inclusive and collaborative work environment across Integra.

Commitment to an Inclusive Culture
We consider a welcoming and inclusive work environment central to our business strategy and long-term success. As an equal opportunity employer, Integra is committed to providing equal employment opportunities to all qualified applicants and employees. A healthy, safe and respectful workplace, free from harassment, discrimination, intimidation and retaliation, is among our most important priorities as a company. Upon joining Integra, colleagues globally participate in two programs to promote a culture of inclusion: Introduction to Managing Unconscious Bias and Practicing Inclusion, courses that create awareness of different perspectives in the workplace and provide tools to build better collaboration skills.

Building Our Talent Pipeline
The Integra Rotational Leadership Program (IRLP) has been a significant avenue for recruiting, educating, and retaining talent since it was established 14 years ago. Each new Rotational Associate serves in three eight-month assignments over two years that can include Operations, Quality, Regulatory, R&D, and other functions. These emerging leaders receive extensive onboarding, coaching, and exposure to Integra executives.

Environmental Health, Safety & Security: Integra is committed to providing a safe environment for all employees and visitors and we seek to achieve the highest environmental health, safety and security ("EHS&S") standards for our employees, contractors and the communities where we work. Our EHS&S policy is implemented through a comprehensive EHS&S Management System, with oversight at every level of Integra. There are several core components to our EHS&S Management System, including leadership; employee participation; risk management, emergency preparedness and event management; monitoring performance and continuous improvement; and the management of contractors, third parties and external manufacturers in our supply chain. Managers are also entrusted to oversee and ensure health and safety at their respective sites and foster a workplace culture to achieve that end. We implement our approach globally by our systems and support at regional and country levels from colleagues that implement proper safety protocols, identify and correct hazards, and remain safety conscious at all times. Managers are expected to enforce health and safety regulations, including compliance with applicable federal, state and local laws. All employees at our sites receive training on workplace hazards. When needed, we perform exposure assessments, ergonomic assessments and industrial hygiene evaluations, using the expertise of local laboratories or third-party service providers.

2025 Proxy Statement	27

Proposal 1
Our EHS&S organizational structure incorporates both workplace EHS&S coordinators and compliance teams. We have developed an Incident Procedure Policy and General Safety Rules that guide our colleagues to improve our workplace environment, monitor our performance, improve safety, and reduce risk and costs. An EHS&S council includes key executives and business leaders and oversees the Company’s EHS&S policies, programs and performance, including approval of our policy, available on our corporate website. The corporate EHS&S team works with businesses and operational teams at our global sites to strengthen our EHS&S culture. Monthly, EHS&S joins a network of colleagues, from sites and functions and across the business to discuss key topics covering, for example, leadership skills, employee engagement and continuous improvement.
For more information regarding Integra’s corporate responsibility efforts, including specific policies and programs, please visit https://www.integralife.com/csr. Information on that website is updated periodically and believed to be true at the time it is posted. References to our website throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.
Risk Assessment Regarding Compensation Policies And Practices
The Company recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs (which also covers certain other employees globally). We reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board at its meeting in February 2025 and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s report on the review and assessment of such compensation programs and approved these conclusions. In conducting this review, we considered the following attributes of our programs:
•Mix of base salary, annual bonus opportunities and long-term equity compensation;
•Balance between annual and long-term performance opportunities;
•Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results, without encouraging excessive or unnecessary risk-taking;
•Ability to use non-financial and other qualitative performance factors in determining actual compensation payouts;
•Use of equity awards that vest over time, discouraging excessive or unnecessary risk-taking by senior leadership;
•The provision of senior executives with long-term equity-based compensation on an annual basis. We believe as executives accumulate awards over a period of time, they are encouraged to take actions that promote the long-term sustainability of our business;
•Stock ownership guidelines and vesting requirements that are reasonable and align the interests of the executive officers with those of our stockholders while discouraging executive officers from focusing on short-term results without regard for long-term consequences; and
•Systems and processes in place to identify and assess risk.
Our Compensation Committee considered the implications of our compensation practices during its deliberations on the design of our 2025 executive compensation programs, with the goal of appropriately balancing short-term incentives and long-term performance, in order to appropriately address risk.

28	2025 Proxy Statement

Proposal 1
Director Attendance At Annual Meetings
It is our policy to encourage our directors to attend the annual meeting of stockholders. All of our directors who served at the time of the prior year’s annual meeting of stockholders, and who were also director nominees at such meeting, attended last year’s meeting.
Communications With The Board
Stockholders may communicate with our Board, any of its constituent committees or any member thereof by means of a letter addressed to the Board, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, NJ 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary. The Corporate Secretary reviews correspondence addressed to our Directors and forwards to the appropriate member of the Board those communications that deal with the functions of our Board or its committees, or that otherwise require Board attention. The Corporate Secretary will not forward communications that are unrelated to the duties and responsibilities of our Board, such as business solicitations or advertisements.

2025 Proxy Statement	29

DIRECTOR COMPENSATION
The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation are an annual equity grant and an annual retainer, as described below.
The compensation of directors during 2024 was for the compensation payable during the period beginning with the Company’s 2024 Annual Meeting of Stockholders on May 9, 2024 and ending with the Company’s 2025 Annual Meeting of Stockholders on May 9, 2025.
The Compensation Committee annually reviews compensation paid to non-employee directors and makes adjustments, as appropriate. In December 2023, the Compensation Committee reviewed the compensation structure for non-employee directors, considered advice from its independent compensation consultant and approved an increase to the cash fee paid to the Presiding Director by $7,500 (from $30,000 to $37,500). This increase, which took effect for the compensation period beginning with the Company's 2024 Annual Meeting of Stockholders, was designed to elevate the compensation paid to the Presiding Director from below the market median to a level more closely aligned with the market median for the peer group of the Company.
As compensation for their service during the period beginning with the Company’s 2024 Annual Meeting of Stockholders, non-employee directors received an annual equity grant in the form of restricted stock with a fair market value on the date of grant of $220,000 (or $270,000 for the Chairman). Directors were slated to receive an annual retainer of $80,000, payable in one of three ways, at their election: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock. In addition, the Company paid the following separate annual cash fees to certain directors as follows: (1) $15,000 for the Nominating and Corporate Governance Committee Chair, (2) $15,000 for the Compensation Committee Chair, (3) $20,000 for the Audit Committee Chair, (4) $15,000 for the Finance Committee Chair, (5) $37,500 for the Presiding Director and (6) $75,000 for the Chairman.
The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board or any committee thereof.
The following table provides details of the total compensation for non-employee directors in 2024. In addition, compensation paid to Dr. Essig in 2024, who was appointed as our Executive Chairman effective as of February 27, 2024, is also included.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation ($)	Total ($)

Keith Bradley, Ph.D.	75,000	220,009	—	295,009
Shaundra D. Clay	80,000	220,009	—	300,009
Stuart M. Essig, Ph.D. (4)	115,000	350,026	—	465,026
Jeffrey A. Graves, Ph.D.	52,838	260,033	—	312,872
Barbara B. Hill	48,750	300,033	—	348,783
Renee W. Lo	80,000	220,009	—	300,009
Raymond G. Murphy	80,000	220,009	—	300,009
Christian S. Schade	115,000	220,009	—	335,009
1.Fees earned or paid in cash includes the annual retainer awarded to directors. The annual retainer is payable in one of three ways, at the election of each director: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock.
2.This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date.
3.Stock awards outstanding as of December 31, 2024 for each incumbent director consisted of restricted shares of common stock, as follows: Keith Bradley — 8,696; Shaundra D. Clay — 8,696; Stuart M. Essig — 13,835; Jeffrey A. Graves — 10,278; Barbara B. Hill — 11,859; Renee W. Lo — 8,696; Raymond G. Murphy — 8,696; and Christian S. Schade — 8,696. These stock awards represent each director's annual equity grant for 2024 and any

30	2025 Proxy Statement

Director Compensation
portion of a director's annual retainer which such director elected to have paid in equity. These awards were granted on May 9, 2024, the date of last year's annual meeting ,and will vest on the one-year anniversary of that date.
4.Effective February 27, 2024, the Board appointed Dr. Essig to the role of Executive Chairman. The amounts appearing in the table above reflect both the compensation Dr. Essig received for his service as a non-employee director prior to his appointment to the role of Executive Chairman and the compensation he received following his appointment to the role of Executive Chairman. As previously disclosed, there was no change to Dr. Essig's aggregate compensation in connection with his appointment to the role of Executive Chairman.

2025 Proxy Statement	31

INFORMATION ABOUT EXECUTIVE OFFICERS
Executive officers are chosen by and serve at the discretion of the Board. Set forth below is the name, age, position, along with certain biographical information for our executive officers, not including Mojdeh Poul, our President and Chief Executive Officer and Dr. Essig, our Executive Chairman. For Ms. Poul's biographical information, please see page 14 of this proxy statement. For Dr. Essig's biographical information, please see page 12 of this proxy statement.

Name	Age	Position

Robert T. Davis, Jr.	66	Executive Vice President, President, Tissue Technologies
Stuart M. Essig, Ph.D.	63	Executive Chairman
Lea Knight	53	Executive Vice President and Chief Financial Officer
Michael McBreen	59	Executive Vice President, President, Codman Specialty Surgical
Jeffrey Mosebrook	48	Senior Vice President, Finance and Principal Accounting Officer
Mojdeh Poul	62	President and Chief Executive Officer and Director
Eric I. Schwartz	56	Executive Vice President, Chief Legal Officer and Secretary
Harvinder Singh	58	Executive Vice President & President, International
Chantal Veillon	55	Executive Vice President and Chief Human Resources Officer

Robert T. Davis, Jr. is Integra’s Executive Vice President, President, Tissue Technologies. Mr. Davis leads global business unit operations across sales, commercial functions, marketing and strategy, product management and development, regulatory affairs, quality assurance, manufacturing services and repair and business development. Mr. Davis joined Integra in July 2012 as President of the global neurosurgery business and was appointed Integra’s Corporate Vice President in December 2012 and President — Specialty Surgical Solutions in 2014. He brings more than 25 years of executive management experience in the global healthcare industry. Prior to joining Integra, Mr. Davis was the general manager for the global anesthesia & critical care business at Baxter Healthcare and held various general management positions at GE Healthcare in the areas of interventional therapeutics, cardiovascular imaging and diagnostic ultrasound.
Mr. Davis earned his B.S. in Sports Medicine from the University of Delaware, a Master’s degree in Exercise & Cardiovascular Physiology from Temple University, and an M.B.A. from Drexel University.

32	2025 Proxy Statement

Information About Executive Officers

Lea Knight is Integra’s Executive Vice President and Chief Financial Officer. Ms. Knight joined Integra in June 2023 and is responsible for overseeing accounting and financial reporting, budgeting, internal audit, tax, treasury, investor relations and information systems. Prior to joining Integra, Ms. Knight served as the executive vice president of business finance for Booz Allen Hamilton from September 2022 until June 2023, where she was responsible for providing strategic and financial leadership to their business sectors. Prior to her role at Booz Allen Hamilton, Ms. Knight worked for Johnson & Johnson for over 18 years, where she held various financial roles of increasing responsibility, including the chief financial officer of Johnson and Johnson’s North America pharmaceuticals business from September 2021 through July 2022. Ms. Knight started her career in public accounting at Arthur Andersen LLP where she managed audit engagements and helped to stand-up the firm’s Healthcare Consulting and Mergers & Acquisitions practices for the Philadelphia office.
Ms. Knight is a board trustee of Thomas Jefferson University and Health System. She is also a member of the Philadelphia Forum of Executive Women and a former member and chair of the board of directors for the Public Interest Law Center.
Ms. Knight earned an undergraduate degree in accounting from the University of Virginia and holds an M.B.A. in finance and strategic management from the Wharton School, University of Pennsylvania. She is a certified public accountant licensed in Pennsylvania.

Michael McBreen is Integra’s Executive Vice President, President, Codman Specialty Surgical. His responsibilities within Codman Specialty Surgical include leadership of sales, marketing, product development, regulatory affairs, quality assurance, global services and repair and manufacturing worldwide. He joined Integra following the acquisition of Codman Neurosurgery from Johnson & Johnson in October 2017 as President of Integra’s international business and led the expansion of Integra’s business in all regions of the world outside of the United States. In May 2020, he was promoted to Executive Vice President and President, Codman Specialty Surgical. Mr. McBreen also held numerous U.S. and global roles of increasing responsibilities in sales and marketing at DePuy Mitek Sports Medicine, a division of Johnson & Johnson, since joining the company in 1996. Prior to Johnson & Johnson, he held various sales and marketing roles at Zimmer Biomet. Mr. McBreen has over 30 years of experience in the medical technology field, including holding various executive level positions in sales, marketing and general management.
Mr. McBreen completed his bachelor’s degree in business administration at Providence College.

Jeffrey Mosebrook is Integra’s Senior Vice President, Finance. Mr. Mosebrook also serves as Integra's Principal Accounting Officer. He was appointed Principal Accounting Officer in October 2017. From February 2023 to June 2023, Mr. Mosebrook also served as our Principal Financial Officer. Mr. Mosebrook joined Integra in 2006 through Integra’s acquisition of Miltex, Inc. where he served as a financial reporting manager. Since joining Integra, he has served in a number of managerial positions with increasing responsibilities. In May 2010, he was named instruments Group Controller and went on to be named Group Controller, US in March 2012. In September 2014, Mr. Mosebrook was named as Vice President, Corporate Controller. Prior to Miltex, Inc., Mr. Mosebrook spent four years at Beard Miller Company, LLP (now known as Baker Tilly US, LLP) in various accounting roles.
Mr. Mosebrook received a B.S. in accounting from York College and is a certified public accountant licensed in Pennsylvania.

2025 Proxy Statement	33

Information About Executive Officers

Eric I. Schwartz is Integra’s Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz joined Integra in November 2018. Before joining Integra, Mr. Schwartz was the general counsel of Globus Medical, a global orthopedic medical devices company, where he led several strategic transactions, including the largest acquisition in its company history. Prior to that, Mr. Schwartz served as the chief operating officer and chief legal officer of CardioVIP, a venture-backed health care services company. Prior to CardioVIP, he served as general counsel at Animas Corporation, playing a key role in its sale to Johnson & Johnson. Following the transaction, Mr. Schwartz assumed the role of assistant general counsel at J&J, supporting several high-growth businesses within the company’s medical devices division. He also served on the management boards of McNeil Nutritionals and Ethicon Biosurgery.
Mr. Schwartz received his B.A. and J.D. from the University of Virginia. He also received an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

Harvinder Singh is Integra's Executive Vice President and President, International Business. Mr. Singh joined Integra in October 2022. Prior to joining Integra, Mr. Singh was at Abbott Laboratories for more than 20 years. Over this period, Mr. Singh served in increasing positions of responsibility, most recently as corporate officer and vice president of global commercial operations for the vascular business. Before joining Abbott, he worked for Guidant Corporation and Eli Lilly in sales, marketing, strategy and general management roles. He lived and worked in India, Hong Kong, Shanghai, Tokyo, Singapore, and the United States. Mr. Singh served as a member on the board of APACMed, the industry association of medical device companies in Japan and the Asia Pacific region. He was also a board member of the American Medical Devices and Diagnostics Manufacturers’ Association in Japan.
Mr. Singh graduated with a bachelor’s degree in chemistry and biology from Punjab University and received his M.B.A. from University of Indore, India. He is an alumnus of the Harvard Business School’s Advanced Management Program.

Chantal Veillon is Integra’s Executive Vice President and Chief Human Resources Officer. Ms. Veillon, who has served in this role since joining the Company in August 2023, is responsible for providing leadership in developing and executing human resources strategy in support of the overall business plan and strategic direction of the organization. Ms.Veillon brings significant global Human Resources leadership experience. Prior to joining Integra, Ms. Veillon worked at Bristol Myers Squibb for over 10 years and held senior human resources leadership roles of increasing responsibility, supporting research and development, manufacturing, supply chain, commercial operations, corporate functions globally and regionally in the United States and Europe.
Ms. Veillon also held various global human resources leadership roles at Honeywell and GE Healthcare prior to joining BMS. She started her career at Vivendi Games as its in-house lawyer with international responsibilities and during her tenure, she expanded her scope to include the HR function.
Ms. Veillon received both her J.D. and M.B.A. in international commercial law from Université Paris 1 Panthéon-Sorbonne in France.

34	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
As a world leader in medical technologies, Integra is driven by our purpose of restoring patients’ lives. We innovate treatment pathways to advance patient outcomes and set new standards of surgical, neurologic, ENT and regenerative care. We are guided by our integrated growth strategy, which we believe will enable us to capitalize on the favorable market dynamics, achieve profitable growth acceleration and create shareholder value now and into the foreseeable future. Delivering this strategy requires a team of highly engaged and skilled leaders who are rewarded for the performance they deliver.
To ensure our leaders are driven to deliver excellence for customers, patients, stockholders and colleagues, our executive compensation program is designed to link business priorities with performance.

Our Executive Compensation Philosophy
Our executive compensation programs are based on a pay-for-performance philosophy and are designed to...
•Attract, motivate and retain talented executives who have the skills to drive our continued profitability, growth and success;
•Connect executive compensation with our short- and long-term corporate goals with an appropriate balance across pay programs prioritizing performance while discouraging unnecessary or excessive risk-taking;
•Align the interests of our executives with those of our stockholders; and
•Reward executives for exceptional performance that improves patient outcomes and drives stockholder value (pay-for performance).

This Compensation Discussion and Analysis (“CD&A”) describes the 2024 compensation of our named executive officers ("NEOs") listed below. It also provides an overview of our executive compensation program, which we continue to refine based on stockholder feedback, competitive market practice, and Company performance.

Named Executive Officer	Role	2024 Time In Role

Mr. Jan De Witte	President and Chief Executive Officer (CEO)	Full Year
Ms. Lea Knight	Executive Vice President and Chief Financial Officer (CFO)	Full Year
Mr. Robert T. Davis, Jr.	Executive Vice President, President, Tissue Technologies	Full Year
Mr. Michael J. McBreen	Executive Vice President, President, Codman Specialty Surgical	Full Year
Mr. Harvinder Singh	Executive Vice President, President, International	Full Year

Summary of Our 2024 Decisions
The Compensation Committee makes decisions regarding NEO total compensation (base salary, annual bonus objectives and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes the Compensation Committee’s key decisions and provides information on updates to the compensation programs for 2024.

2025 Proxy Statement	35

Compensation Discussion and Analysis

Factors That Guided Total Compensation Decisions
•Our executive compensation philosophy
•Degree of achievement of key strategic financial and operational goals
•Individual performance
•Advancement of an inclusive organizational culture
•Recommendations of our then-President and CEO (other than with respect to his own compensation)
•Advice of an independent compensation consultant
•Stockholder input
•Market pay practices
•Current and historical Integra compensation

Key 2024 Compensation Decisions (See Pages 47 – 55 For More Information)
Base Salary Decisions
NEOs received salary increases based on business performance, competitive compensation data and individual performance. All NEOs received an increase aligned to our 2024 global merit budget with the exception of Mr. De Witte, who received a 13% market adjustment to be competitive with the median of our peer group and align with the Committee's intent to move him to market competitive levels over a multi-year period.
Mr. Singh received an 11.7% increase, comprised of a 5% merit increase for his 2023 performance and a 6.7% market adjustment in connection with his relocation to the U.S. in July 2024. At the request of the Company, Mr. Singh relocated to the U.S. to support business priorities and to promote the alignment of our international operations with our broader CSS and TT segments. U.S. market data provided to the Company by its compensation consultant indicated that Mr. Singh's compensation market comparison was higher in the U.S. than the Singapore market data that previously served as the basis for his compensation. The market adjustment for Mr. Singh was designed to keep his base salary competitive with the median of our peer group.

Cash Bonus Decisions
In February 2024, the Compensation Committee approved the short-term incentive design, metrics and performance goals for NEOs, which cascades more broadly to all plan participants.
Pursuant to his employment agreement, Mr. De Witte's cash bonus target was increased from 110% to 125% to remain competitive with the median of our peer group.
As a result of business performance goals in 2024, the overall annual bonus pool was funded at 39.3% of target. With the exception of Mr. De Witte, the Compensation Committee approved bonus awards above the 39.3% funding level in recognition of: (i) the dedication of the other NEOs following Mr. De Witte's announced retirement; (ii) the contributions of the other NEOs to address the Company's on-going operational and quality challenges; and (iii) the impact that a lack of discretion could have on the alignment of the other NEOs with critical, long-term business goals. Ms. Knight received 90% of her bonus target opportunity in recognition of her exceptional leadership demonstrated through the CEO transition in 2024. Other NEOs received 80% of their bonus target award opportunity. Mr. De Witte’s bonus award was not adjusted, in light of his announced retirement. The additional funding for a total cash bonus target funding of 80% was the same approach for the general population to secure key and top talent and recognize the significant efforts across the organization.

36	2025 Proxy Statement

Compensation Discussion and Analysis

Key 2024 Compensation Decisions (See Pages 47 – 55 For More Information)
Equity Grant Decisions
On March 11, 2024, Mr. De Witte received an annual equity grant with a fair market value of $6,000,057. Grants for the other NEOs ranged in value from $1,438,500 to $2,070,384.
For Mr. De Witte, equity grants consist of 50% performance stock units (PSUs), 25% non-qualified stock options and 25% restricted stock units (RSUs) each weighted at 25%. For the other NEOs, equity grants consist of 39% PSUs, 17% non-qualified stock options and 44% restricted stock awards (RSAs), not including Mr. Singh who received RSUs on account of his having been located in Singapore at the time of the grant. The foregoing includes the grant of RSAs and RSAs, each containing a two-year cliff vesting provision, to the NEOs, not including Mr. De Witte, in order to address retention and engagement concerns following the business challenges experienced in 2023.
The 2024 PSU target level goal remained at 5.7% annual organic revenue growth from 2023. The PSU's maximum level of performance is 7% annual organic revenue growth and the vesting percentage opportunity for this award is 150% when exceptional performance is achieved or surpassed.

Key 2024 Compensation Decisions (See Pages 42– 48 For More Information)
PSU Vesting Decisions
In February 2025, the Compensation Committee reviewed the annual organic revenue growth goal for 2024 performance as it relates to the vesting of 2022, 2023 and 2024 PSU grants. Based on the Company's performance, PSUs tied to the 2024 performance year vested at 0% of target for the 2022, 2023 and 2024 PSUs.

Say-On-Pay Results And Stockholder Feedback
The Company continues to receive high levels of Say-on-Pay support, with 98.8% of votes cast in favor at our 2024 annual meeting of stockholders. The Compensation Committee believes this support, coupled with positive feedback from stockholders, to be an endorsement of our current program, which is considered as part of the Compensation Committee’s annual review.

Supporting Our Pay-For-Performance Philosophy

In support of our pay-for-performance philosophy and achievement of strong Company performance, the majority of the total compensation opportunity that our President and CEO and other NEOs receive is “at-risk” and dependent upon future performance. Market-competitive base salaries are established to provide our NEOs with a stable and secure source of income with “at-risk” pay aligned to driving our five strategic pillars.

Consistent with the Company’s overall executive compensation philosophy, NEOs are rewarded for their strong leadership and individual performance and provided with equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. De Witte, 88% of his target total direct compensation opportunity was at-risk, as shown below. On average, the target total direct compensation for our NEOs other than Mr. De Witte that is at-risk is 75%.

The majority of total direct compensation for our NEOs — 88% for our former President and CEO and an average of 75% for our other NEOs — is “at-risk” based on the achievement of specific performance goals and stock price performance.

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Compensation Discussion and Analysis
Aligning Pay With Performance
We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2024, the performance-based components of our executive compensation program were designed as follows:

	Short-Term Incentive	Long-Term Incentive	Long-Term Incentive
	Annual Bonus	Performance-based Equity	Time-based Equity
Objective	Reward achievement of short-term (annual) corporate performance goals	Reward exceptional long-term financial results and drive stockholder value creation	Reinforce ownership in the Company with a focus to increase stockholder value over the long term and support retention of executives
Form	Cash	PSUs Non-qualified Stock Options	RSUs for CEO only RSAs for all other NEOs (not including Mr. Singh)
Time Horizon	1 Year	3 Years (PSU) 4 Years (Stock Options)	3 Years[1]
Metrics	Revenue — 40% weighting Adjusted EBITDA[2] — 40% weighting Operating cash flow — 20% weighting	Annual organic revenue growth (PSUs)[3] Stock price appreciation Continued employment	Stock price appreciation Continued employment
1.For Mr. De Witte, RSUs vest annually over three years and generally include a deferral feature. Pursuant to the terms of the De Witte Consulting Agreement (as defined below), the award will be paid within 30 days of September 15, 2026, which represents the six-month anniversary of the conclusion of the Consulting Period (as defined in the De Witte Consulting Agreement). For additional information regarding the De Witte Consulting Agreement, please refer to “—Employment and Post-Employment Arrangements—CEO Agreements: Mr. De Witte” below.
2.Defined as GAAP net income excluding (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the voluntary global recall of products manufactured at the Company's Boston, Massachusetts facility and distributed between March 1, 2018 and May 22, 2023, as previously disclosed in the Company's Current Report on Form 8-K with the Securities and Exchange Commission on May 23, 2023 and the transition of Boston-related manufacturing operations to the Company's Braintree, Massachusetts facility; (v) intangible asset amortization expense; and, (vi) income tax impact from adjustments. See "Appendix A - Non-GAAP Financial Measures".
3.Organic revenue consists of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Organic revenue growth is the increase in organic revenue compared to the prior year’s organic revenue. See "Appendix A - Non-GAAP Financial Measures".

38	2025 Proxy Statement

Compensation Discussion and Analysis
Compensation Best Practices
The Compensation Committee applies a number of corporate governance features related to executive compensation, which are summarized below. We believe these mechanisms help to ensure alignment of executive and stockholder interests.

What We Do	What We Don't Do

Deliver executive compensation primarily through performance-based at-risk pay	X	No hedging or pledging of equity
Maintain a peer group for benchmarking pay	X	No repricing of stock options
Set challenging short- and long-term incentive objectives	X	No guarantees or minimums related to base salary increases, annual bonuses or equity grants
Place a cap on the annual bonus payments and PSUs earned that executives can receive	X	No duplication of long-term performance targets with our annual performance targets
Provide strong oversight that ensures adherence to equity grant regulations	X	No gross-ups in connection with a change in control
Maintain a clawback policy for annual bonus and equity compensation, as well as an anti-hedging/pledging policy	X	No excessive perquisites
Require stock ownership by executives, with minimum ownership levels defined by role	X	No supplemental executive retirement plans
Have double-trigger change-in-control arrangements
Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company
Offer market-competitive benefits for executives that are consistent with the benefits provided to the rest of our employees
Consult with an independent consultant on compensation levels and practices
Engage with stockholders regarding our compensation programs.
Stockholder Input On Executive Compensation

We value the opinions of our stockholders and regularly solicit input on our executive compensation program. The Compensation Committee rigorously evaluates the design of our executive compensation and the decisions concerning each of our NEOs, taking into account stockholder feedback, including the advisory Say on Pay vote cast at our annual meeting.
For our 2024 Say-on-Pay, approximately 98.8% of the “say-on-pay” stockholder votes cast approved the compensation for our named executive officers.
For our 2024 Say-on-Pay, approximately 98.8% of the votes cast approved the compensation for our NEOs. We annually review our executive compensation program to ensure a strong alignment between pay and the Company’s performance. The Say-on-Pay vote shows support for our current executive compensation design.

2025 Proxy Statement	39

Compensation Discussion and Analysis
Over the course of 2024, we gathered feedback with respect to our executive compensation program in a number of different settings. Integra’s management team engaged with stockholders representing over 40% of our outstanding shares by participating in over a dozen institutional investor events globally at which we discussed our strategic plans and growth prospects and held approximately 200 meetings with institutional investors. Through this engagement, we received feedback from stockholders on topics such as corporate strategy, governance and sustainability, as well as business and financial performance. Feedback from investors continues to highlight organic revenue growth as a key indicator for the strength of our business and a driver of stockholder value creation.
To strengthen our pay-for-performance culture, the Compensation Committee considered our strong 2024 vote results and the feedback obtained from our investor outreach when making decisions relating to compensation for our NEOs for 2024. Our philosophy is to use performance metrics that directly align with our business strategy and stockholder interests. Based on these factors, annual organic revenue growth has been used as our long-term incentive performance shares metric since 2018 and will continue to be the measure in 2025.
Role of the Compensation Committee
The Compensation Committee undertakes a comprehensive annual review of the executive compensation program for all NEOs, as well as other executives within the Company, on an annual basis. While Integra management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies, programs and decisions.
The following table illustrates the steps the Compensation Committee follows to ensure the total compensation for our NEOs is competitive, appropriately tied to performance, and does not promote undue risk taking.

Step 1: Input On Compensation	Step 2: Compensation Committee Decisions	Step 3: Compensation Committee Oversight

At the beginning of each year, management, including the President and CEO, provides recommendations to the Compensation Committee regarding the compensation of the NEOs. The CEO does not make recommendations on his or her own pay.
These recommendations take into consideration the competitive market pay data provided by the Board’s independent consultant, as well as an evaluation of the NEO’s role, performance and contributions to the Company’s results, as well as the individual’s long-term potential.
(See more below on the Compensation Committee's independent compensation consultant.)

The Compensation Committee considers these recommendations together with the input of our independent compensation consultant and subsequently the Compensation Committee determines the NEOs’ compensation, ensuring it is aligned with our compensation philosophy.
All aspects of the CEO’s compensation are determined solely by the Compensation Committee, with input from the independent compensation consultant.

For the coming year, the Compensation Committee reviews and approves:
•Objectives for the CEO
•Variable pay target opportunities for annual bonus and long-term equity incentives
•Performance metrics for the annual bonus and equity grants
The Compensation Committee ensures performance metrics are consistent with the financial, operational and strategic goals set by the Board, that the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

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Compensation Discussion and Analysis
Role of the Independent Compensation Consultant
The Compensation Committee engages WTW (formerly known as Willis Towers Watson) as its independent executive compensation consultant. WTW conducts thorough market analyses and offers strategic recommendations that serve as inputs for the Compensation Committee's decisions. WTW continuously updates the Compensation Committee on pertinent market trends and evolving regulatory landscapes as it relates to executive compensation. In addition to reviewing executive compensation proposals presented by management, WTW collaborates closely with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.
Pursuant to the rules of the SEC, the Compensation Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent WTW from independently representing the Compensation Committee. In 2024, in addition to the executive compensation consulting services provided, WTW provided corporate risk and brokering services and additional rewards consulting services to the Company with total fees of $649,463.
Role of the Executive Compensation Peer Group

To help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation provided to our executives against executives within our peer group of companies. In 2024, this peer group consisted of companies determined to be:
•Similar in size (revenue and market capitalization), complexity and global reach to Integra;
•In the medical technology or a similar industry; and
•In competition with Integra for executive talent.

Integra is currently at the 40th percentile for revenue when compared to the 2023 peer group.

We generally position each element of compensation and the total compensation packages for executive officers to align with the 50th percentile of our peer group.

Our peer group is regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of our independent compensation consultant. The 2023 peer group approved by the Compensation Committee and used in setting 2024 compensation is shown below. Abiomed, Inc. and Invacare Corp were removed due to an acquisition and bankruptcy, respectively. Enovis Corporation, Merit Medical Systems, Inc., LivaNova PLC and Organogenesis Holdings Inc., which we determined to be more closely aligned with our revenue and business model, were each added.

2023 Executive Compensation Peer Group

Align Technology, Inc.	Intuitive Surgical, Inc.	ResMed, Inc.
CONMED Corporation	LivaNova PLC	Steris Plc
Edwards Lifesciences Corporation	Masimo Corporation	Teleflex Incorporated
Enovis Corporation	Merit Medical Systems	The Cooper Companies, Inc.
Haemonetics Corporation	NuVasive, Inc.	West Pharmaceutical Services, Inc.
Hologic, Inc.	Organogenesis Holdings, Inc.
Integer Holdings Corporation	QuidelOrtho Corporation
The 2024 peer group approved by the Compensation Committee in setting 2025 compensation is shown below. NuVasive, Inc. was removed due to its completed merger with Globus Medical, Inc., Intuitive Surgical, Inc. and Edwards Lifesciences Corporation were removed due to their revenue growth making them no longer comparable to Integra. Organogenesis Holdings, Inc. was removed due to their smaller revenue. Globus Medical, Inc. was added due to strong business model and revenue alignment.

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Compensation Discussion and Analysis

2024 Executive Compensation Peer Group

Align Technology, Inc.	LivaNova PLC	Steris Plc
CONMED Corporation	Masimo Corporation	Teleflex Incorporated
Enovis Corporation	Merit Medical Systems	The Cooper Companies, Inc.
Haemonetics Corporation	Globus Medical, Inc.	West Pharmaceutical Services, Inc.
Hologic, Inc.	QuidelOrtho Corporation
Integer Holdings Corporation	ResMed, Inc.
Elements of the Executive Compensation Program
Integra’s executive compensation consists of fixed pay and variable pay, including cash and non-cash components. We continue to emphasize variable pay rather than fixed pay, with the majority of the compensation being “at risk” performance-based compensation. We compare our executive compensation elements and total compensation against those of our peer group companies targeting the median while aligning to our executive compensation philosophy. The chart below summarizes the various elements of Integra’s executive compensation and their purpose:

	Objective	Type of Compensation	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the medical technology industry and broader market	Cash	•Reflects individual skills, experience, responsibilities and performance over time •Influences annual bonus and long-term incentive opportunity •Provides a stable and secure source of income
Short-Term Incentive —Annual Bonus	Encourage focus on short-term business performance	Cash
•Performance-based reward tied to achievement of short-term corporate performance goals
•Payment reflects the attainment of corporate financial goals (i.e., revenue, adjusted EBITDA and operating cash flow) as well as individual accomplishments in strategy, financial, and cultural elements associated with their leadership responsibilities for their given area
•Paid only if threshold performance levels are met or exceeded

Long-Term Incentive — Performance Stock Units (PSUs)	Increase multi-year organic revenue growth	Equity
•Performance-based rewards tied to achievement of long-term corporate performance goals
•Vests only if threshold performance levels are met or exceeded
•Promotes retention and enhances executive stock ownership
•Links value to stock price

Long-Term Incentive —Non-qualified Stock Options	Closely align executive and stockholder interests and aid in retention	Equity	•Promotes retention and enhances executive stock ownership •Links value to stock price appreciation
Long-Term Incentive —RSAs & RSUs	Closely align executive and stockholder interests and aid in retention	Equity	•Promotes retention and enhances executive stock ownership •Links value to stock price
Other Benefits	Aid in attracting and retaining talent	Benefit	•Broad-based benefits available to all employees •Executive physical exam program •Non-Qualified Deferred Compensation Program available to all eligible employees

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Compensation Discussion and Analysis
Analysis of 2024 Compensation Decisions
Base Salary
We establish base salaries for NEOs that reflect each executive’s experience, expertise, and the complexity of his or her role as well as current competitive compensation data and internal comparisons. The Compensation Committee reviews base salaries of our NEOs annually, and approves increases considering factors such as prior year performance, market competitiveness and affordability. Our NEOs’ annual base salary changes are generally aligned with Integra’s global annual merit budget with generally an effective date each year of April 1.
2024 Base Salary Decisions
NEOs received salary increases based on business performance, competitive compensation data and individual performance. Ms. Knight and Messrs. Davis and McBreen received an increase aligned to the global merit budget. Mr. De Witte received a 13.0% market adjustment to be competitive with the median of our peer group and align with the Committee's intent to move him to market competitive levels over a multi-year period. Mr. Singh received a 11.7% increase comprised of a 5% merit increase to reflect his 2023 performance and a 6.7% market adjustment in connection with his relocation to the U.S. in July 2024, which was informed by U.S. market data that was higher than the Singapore market data that previously served as the basis for his compensation market comparison. At the request of the Company, Mr. Singh relocated to the U.S. to support business priorities and to promote the alignment of our international operations with our broader CSS and TT segments. The market adjustment for Mr. Singh is designed to keep his base salary competitive with the median of our peer group. The base salaries in effect for the named executive officers for 2023 and 2024 were as follows:

	2023 BASE SALARY	2024 BASE SALARY	% INCREASE

Jan De Witte	$884,850	$1,000,000	13.0%
Lea Knight	$600,000	$622,800	3.8%
Robert T. Davis, Jr.	$525,734	$552,021	5.0%
Michael J. McBreen	$625,000	$643,750	3.0%
Harvinder Singh	$492,577	$550,000	11.7%
Annual Bonus
Our Performance Incentive Compensation Plan (the “Bonus Plan”) provides NEOs with the opportunity to earn a cash award when they deliver strong annual Company and individual performance.
NEOs are eligible for bonus payments only if the Company achieves a threshold goal of at least 70% of prior year adjusted EBITDA. If 70% of prior year adjusted EBITDA is met, the Bonus Plan is funded. Actual bonuses are determined based on the Company’s achievement of annual performance goals determined by the Compensation Committee within the first 90 days of each year. The annual bonus pool is determined based on Company performance — revenue (40% weighting), adjusted EBITDA (40% weighting) and operating cash flow (20% weighting). These metrics were selected as they are key indicators of the strength of our business and we believe they drive long-term stockholder return.
Each NEO has a target bonus opportunity, with no minimum (that is, the actual payment could be 0%) and a cap at 200% of their target (200% of base salary for Mr. De Witte based on his employment agreement, as modified by the terms of his Consulting Agreement as described below in the section entitled "—Employment and Post-Employment Agreements). Actual annual bonus paid may be modified based on an individual’s performance.

2025 Proxy Statement	43

Compensation Discussion and Analysis
Annual Bonus Pool Funding
The annual bonus pool is funded for all Bonus Plan participants based on Company performance. The aggregate amount of the final payments to all participants, including the NEOs, may not exceed the overall funded pool. For 2024, the Company’s funding model was as follows:

PERFORMANCE METRIC	WEIGHT	Performance Goals as a % of Target
		Below Threshold	Threshold	Target	Maximum

Revenue	40%	95.9%	96%	100%	104%
Adjusted EBITDA¹	40%	92.9%	93%	100%	107%
Operating Cash Flow	20%	84.9%	85%	100%	115%
Annual Bonus Pool Funding (as a % of Target)		0%	20%	100%	150%
1.Defined as GAAP net income excluding (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the voluntary global recall of products manufactured at the Company's Boston, Massachusetts facility and distributed between March 1, 2018 and May 22, 2023, as previously disclosed in the Company's Current Report on Form 8-K with the Securities and Exchange Commission on May 23, 2023 (the "recall") and the transition of Boston-related manufacturing operations to the Company's Braintree, Massachusetts facility; (v) intangible asset amortization expense; and, (vi) income tax impact from adjustments. See “Appendix A — Non-GAAP Financial Measures”.
Following this review of the Bonus Plan, the Compensation Committee determined that the same funding model will apply to the financial metrics for the 2025 performance year. Additionally, an individual performance component has been incorporated into the 2025 Bonus Plan and will be weighted at 20% for the NEOs, with the exception of the CEO whose bonus will continue to be weighted entirely on financial metrics.
Our reported results may be adjusted when comparing to our annual bonus targets for unusual events outside the control of Management including currency impact versus budget. We also may exclude or include certain transactions depending on their timing, such as acquisitions and divestitures, if these items were not included in the performance target.
2024 presented numerous operational challenges which highlighted quality systems and operational inefficiencies. We have invested significant resources, including initiating our enterprise-wide CMP, to implement improvements to enhance our quality management systems and strengthen our supply chain capabilities to mitigate disruptions and enhance reliability. Despite these challenges, we experienced strong demand for our differentiated portfolio of leading brands and have begun to make important strategic investments in our processes and capacity expansion of our facilities and equipment to meet increasing demand and support future growth.
The chart below shows our achievements against the performance targets for each metric in 2024:

Revenue	Adjusted EBITDA	Operating Cash Flow
($ in Millions)	($ in Millions)	($ in Millions)

Achieved 99.9% of Target	Achieved 82% of Target	Achieved 57% of Target

44	2025 Proxy Statement

Compensation Discussion and Analysis
The specific revenue metric adjustment reviewed and made by the Compensation Committee for 2024, as reflected in the graph above, included an adjustment for foreign exchange impact versus budget. Revenue was adjusted by $6.1 million to $1,616.6 million from $1,610.5 million. See "Appendix A - Reconciliation of Non-GAAP Financial Measures". Revenues reported as achieved in the graph above include revenues attributable to Acclarent for the periods following the completion of our acquisition of Acclarent on April 1, 2024.
Based on these achievements, the overall annual bonus pool was funded at 39.3% of target as a result of the performance level achieved for the revenue metric. With the exception of Mr. De Witte, the Compensation Committee approved bonus awards above the 39.3% funding level in recognition of: (i) the dedication of the other NEOs following Mr. De Witte's announced retirement; (ii) the contributions of the other NEOs to address the Company's on-going operational and quality challenges; and (iii) the impact that a lack of discretion could have on the alignment of the other NEOs with critical, long-term business goals. Ms. Knight received 90% of her bonus target opportunity in recognition of her exceptional leadership demonstrated through the CEO transition in 2024. Other NEOs received 80% of their bonus target award opportunity. Mr. De Witte's bonus was not adjusted, in light of his announced retirement.
In determining the awards for NEOs, the Compensation Committee considered the bonus pool funding as well as the collective and individual performance of our NEOs, noting the following accomplishments in areas spanning our financial, strategic, operational and diversity and inclusion progress.

KEY ACCOMPLISHMENTS

Jan De Witte
•2024 full year reported revenues of $1,611 million, an increase of 4.5% on a reported basis (and a decrease of 1.3% on an organic basis) compared to 2023
•Completed the acquisition of Acclarent and successfully led the integration, allowing the Company to enter the ENT space, a strategic adjacency to its CSS business; completed acquisition of the product rights for Durepair regeneration matrix
•Announced transition of manufacturing of PriMatrix and SurgiMend to Braintree, Massachusetts expected in the first half of 2026
•Advanced PMA submission for DuraSorb and received Premarket Approval ("PMA") approval notification pending Good Manufacturing Practices ("GMP") certification for SurgiMend
•Expanded international commercial footprint and portfolio, and advanced in-China-for-China manufacturing build-out
•Further strengthened the executive leadership team with the appointment of talented leaders in roles critical to Integra’s success: chief information officer and chief quality officer. Expanded chief regulatory officer role to encompass supervision of chief quality officer
•Recognized as an employer of choice, named to Best Places to Work in Ireland; awarded Great Place to Work - Certified™ Organization in China
•Led the advancement of inclusive culture and workplace initiatives with the evolution of employee resources groups into business resources groups to focus on people development and business outcomes

2025 Proxy Statement	45

Compensation Discussion and Analysis

KEY ACCOMPLISHMENTS
Lea Knight
•2024 full year reported revenues of $1,611 million, an increase of 4.5% on a reported basis (and a decrease of 1.3% on an organic basis) compared to 2023
•Led productivity projects in manufacturing sites, resulting in adjusted gross margin landing of 64%, with a 2pts decline compared 2023 which aligned with average market standards despite supply challenges and revenue decline
•Led multiple corporate functions efficiencies and costs controls initiatives resulting into controlled costs management for 2024 and as part of budgeting process.
•Strengthened Finance capabilities through multiple external key hires and evolution of the organization
•Refreshed Investors Relations approach and assumed more leadership responsibilities following Mr. De Witte's announced retirement
•Led the advancement of inclusive workplace initiatives by serving as the executive sponsor of the Business Resource Group BUILD (Black Employees United at Integra for Leadership and Development)

Robert T. Davis, Jr.
•Maximized opportunities for growth despite significant headwinds, particularly in private label, on account of supply constraints
•Launched new products in Tissue Technology divisions, including U.S. launch of MicroMatrix Flex
•Advanced PMA submission for DuraSorb and received PMA approval notification pending GMP certification for SurgiMend
•Led several process improvements, including consignment order purchase order collection process and system improvements
•Implemented enterprise improvement communication within division to drive awareness of progress and feedback loop of effectiveness
•Managed attrition rate, retained key leadership and transformed attrition into opportunities to upskill talents and transform the organization
•Led the advancement of inclusive workplace initiatives by serving as the executive sponsor of Integra’s Veteran Business Resource Group

46	2025 Proxy Statement

Compensation Discussion and Analysis

KEY ACCOMPLISHMENTS
Michael J. McBreen
•Achieved reported growth of 8% overall, with strong performance in neurosurgery in the US
•Over delivered both on margin at and price
•Oversaw successfully relaunch of Cerelink
•Successfully completed Acclarent acquisition and integration, adding a strategic ENT leg in the Instruments division
•Completed the acquisition of the product rights to Durepair regeneration matrix
•Led upgrading of end-to-end Net Promoter Index governance and tools, building on strong leadership additions
•Maintained stability in leadership and sales teams while enabling an overall strong commercial execution and delivery of strategic projects
•Led the advancement of inclusive workplace initiatives by serving as the executive sponsor of Integra’s Asian American and Pacific Islander employee resource group

Harvinder Singh
•Leveraged all opportunities for growth and mitigation of supply issues impacts; Canada and Latin America ("CALA") region grew 11% compared to 2023. Results notably driven by CUSA from Excel to Clarity and focus on consumables as well as CUSA capital footprint expansion across markets and Therapy expansion on idiopathic normal pressure hydrocephalus
•Realized significant progresses on CUSA Gynecology indication expansion with multiple rounds of customer research and advisory board meetings in Canada, Europe and Japan
•Expanded international commercial footprint (transitioning to direct models in India and Korea) and portfolio, notably Duragen with Plus and restriction of hazardous substances sensors launched in China, and advanced in-China-for-China manufacturing build-out
•Increased leadership robustness with key commercial leadership hires for Europe Middle East Africa ("EMEA"), Asia Pacific and CALA
•Deployed new cluster model for EMEA and refreshed distributors’ market strategy

2024 Annual Bonus (Paid in March 2025)
The following table shows the actual annual bonus amounts awarded for 2024.

	TARGET AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY	Actual Award Based on 39.3% Funding	Actual Award Based on Discretionary Funding	Actual Total Award	Actual as a % of Target(1)

Jan De Witte[1]	125%	$1,250,000	$491,250	—	$491,250	39.3%
Lea Knight	90%	$560,520	$220,284	$281,942	$502,226	90%
Robert T. Davis, Jr.	60%	$331,213	$130,167	$134,803	$264,970	80%
Michael J. McBreen	85%	$547,188	$215,045	$222,705	$437,750	80%
Harvinder Singh	60%	$330,000	$129,690	$134,310	$264,000	80%
1.Mr. De Witte's cash bonus target increased to 125% from 110% to remain competitive with the median of our peer group.

2025 Proxy Statement	47

Compensation Discussion and Analysis
Equity Grants
Equity grants help to align executive interests with those of our stockholders. The Compensation Committee considers Company performance, individual performance, long-term potential and market practice when determining the value and type of equity. We award an annual grant mix of time-based vesting equity awards (comprised of either RSAs or RSUs), non-qualified stock options and PSUs, as shown below. Mr. De Witte's equity grant maintained the same mix of 25% RSUs, 25% stock options and 50% PSUs as in 2023. In making equity grant decisions for 2024, the Compensation Committee granted additional RSAs or RSUs, each with a two-year cliff vesting provision, to the other NEOs, not including Mr. De Witte, as shown below, to address retention and engagement concerns following the business challenges experienced in 2023.

	RSAs[1]	RSUs[2]	Non-Qualified Stock Options	PSUs

Definition	Represents actual ownership of Integra stock that becomes the executive’s upon vesting	Notional units which are redeemable for Integra stock; their value tracks the value of Integra stock	Once vested, stock options give an executive the right to purchase Integra stock at an exercise price equal to the closing price of our common stock on the date of grant	Notional units which are redeemable for Integra stock subject to performance; their value tracks the value of Integra stock
% of Equity Grant	25%	25%	25%	50%
Performance Metric	Stock price and time	Stock price and time	Stock price and time	Organic revenue growth
Vesting	Annually over three years	Annually over three years; payment is generally deferred until after CEO’s departure from Integra	Annually over four years	Annually over three years based on achievement of performance goals
1.All NEOs received RSAs, excluding Mr. De Witte and Mr. Singh who each received RSUs.
2.For Mr. De Witte, RSUs vest annually over three years and generally include a deferral feature. Pursuant to the terms of the De Witte Consulting Agreement, these award will be paid within 30 days of September 15, 2026, which represents the six-month anniversary of the conclusion of the Consulting Period (as defined in the De Witte Consulting Agreement. For additional information regarding the De Witte Consulting Agreement, please refer to “—Employment and Post-Employment Arrangements—Retirement Compensation for Mr. De Witte” below. Mr. Singh's received RSUs while located in Singapore. Following his relocation to the U.S., Mr. Singh's future equity mix will be comprised of RSAs, non-qualified stock options and PSUs, consistent with our other NEOs located in the U.S.

48	2025 Proxy Statement

Compensation Discussion and Analysis
Annual Equity Compensation Grants
Annual equity grants are typically made in March of each year. The following criteria are evaluated for each of our NEOs when determining the value of their annual equity award:
•Performance over the long term;
•Performance during the prior year;
•Long-term potential and succession planning;
•Retention considerations;
•Leadership and innovation; and
•Market practices for comparable positions.
2024 Equity Compensation Decisions
The Compensation Committee reviewed the target total direct compensation of our NEOs compared to our peers and made market adjustments to annual equity grant values to continue to be competitive with our peer group.
In March 2024, each of the NEOs received an annual equity grant of PSUs, non-qualified stock options and time-based vesting equity awards (RSUs for Messrs. De Witte and Singh and RSAs for the other NEOs).

	FAIR MARKET VALUE AT GRANT – 2024
	RESTRICTED STOCK	RSUs	NON-QUALIFIED STOCK OPTIONS	PSUs	TOTAL

Jan De Witte		$1,500,015	$1,500,012	$3,000,030	$6,000,057
Lea Knight	$728,203		$428,189	$856,386	$2,012,778
Robert T. Davis, Jr.	$734,650		$234,620	$469,230	$1,438,500
Michael J. McBreen	$742,619		$442,584	$885,181	$2,070,384
Harvinder Singh		$858,631	$258,610	$517,222	$1,634,463

Using Organic Revenue Growth As The PSU Performance Metric
Annual organic revenue growth is the performance metric for PSU awards as it is a key indicator of the strength of our business and stockholder return. Organic revenue consists of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Organic revenue growth is the increase in organic revenue compared to the prior year.
The three-year annual organic revenue growth goal is derived from a rigorous process that involves input and discussions among the Compensation Committee, CEO and management. We annually review the metrics (and related targets) used in our annual bonus and equity programs to ensure they remain aligned to Integra’s strategic plan.

2025 Proxy Statement	49

Compensation Discussion and Analysis
PSU Vesting For Equity Grants
For the 2022, 2023 and 2024 PSU grants, each NEO is eligible to receive shares of the Company’s common stock ranging from 0% to 150% of target based on the Company’s achievement of an annual organic revenue growth goal over the prior year’s organic revenue amount during each fiscal year of the performance period as follows:

	2022 PERFORMANCE GOAL	2023 PERFORMANCE GOAL	2024 PERFORMANCE GOAL	PERFORMANCE VESTING PERCENTAGE

Below Threshold Level	<2%	<2%	<2%	0%
Threshold Level	2%	2%	2%	50%
Target Level	5.3%	5.7%	5.7%	100%
Maximum Level	7%	7%	7%	150%
For the 2021 grants, to further align the interests of our executives and those of our stockholders and enhance our performance-oriented incentives to drive sustainable long-term performance with the uncertainty of the 2020 COVID-19 pandemic, the Compensation Committee increased the 2021 grant’s maximum vesting percentage to 200% when the Company achieves exceptional organic revenue growth of 14% or more. Each NEO is eligible to receive shares of the Company’s common stock ranging from 0% to 200% of target for the 2021 grant based on the Company’s achievement of the annual organic revenue growth goal over the prior year’s organic revenue amount during each fiscal year of the performance period as follows:

	GROWTH IN ANNUAL ORGANIC REVENUE OVER PRIOR YEAR
	2021 PERFORMANCE GOAL	PERFORMANCE VESTING PERCENTAGE

Below Threshold Level	<2%	0%
Threshold Level	2%	50%
Target Level	5%	100%
Maximum Level	14%	200%

50	2025 Proxy Statement

Compensation Discussion and Analysis

If...	Then...

Growth in annual organic revenue over prior year is between threshold and target levels
For 2001, 2022, 2023 and 2024 Grants
Performance vesting percentage is determined by extrapolating between threshold level— anchor points of 3% annual organic revenue growth (with a 70% performance vesting percentage) and 4% annual organic revenue growth (with an 85% performance vesting percentage)—and target level.

Growth in annual organic revenue over prior year is between target and maximum levels
For 2023 and 2024 Grants
Performance vesting percentage is determined by linear interpolation between target level and maximum level.
For 2001 and 2022 Grants
Performance vesting percentage is determined by extrapolating between target level and maximum.

Target performance in a particular year is not attained but the Company achieves its cumulative goal (an average three-year annual organic revenue growth rate of at least target level)	Additional PSUs will vest on the third anniversary of the grant date (as though the performance goal for the fiscal year was achieved at target level).

PSU Grant Vesting
2024 presented numerous operational challenges. Quality, manufacturing, and supply chain improvements were needed to reliably meet our growing customer demands. In February 2025, the Compensation Committee determined that the Company did not exceed the threshold goal level set with respect to the Company's growth in annual organic revenue for fiscal year 2024 for the PSUs granted in 2022, 2023 and 2024. Accordingly, the portions of such grants eligible to vest in 2025 based on the Company's performance in fiscal 2024 did not vest.

2025 Proxy Statement	51

Compensation Discussion and Analysis
Vesting of the following PSU grants in 2024 and 2025 was determined based on the achievement of the Company’s annual organic revenue growth goal for the 2023 and 2024 performance periods:
For the 2021 PSU grant, the Company's average three-year annual organic revenue growth rate was 6.1% which exceeded the 5% target for the performance period. Accordingly, pursuant to the terms of the 2021 PSUs, shares vested on March 12, 2024, the third anniversary of the grant date, as though the performance goal for each of fiscal year 2022 and 2023 was achieved at target level.
Performance Results For PSUs Vesting In 2025 Based On 2024 Performance Year

	Performance Vesting %	2022 Grant Year 3 Vesting	2023 Grant Year 2 Vesting	2024 Grant Year 1 Vesting

Baseline[1]		$1,541.3	$1,541.3	$1,541.3
Target Level	100%	5.3%	5.7%	5.7%
Maximum Level	150%	7%	7%	7%
ACTUAL[1]		$1,521.6	$1,521.6	$1,521.6
% Increase over Baseline		(1.3)%	(1.3)%	(1.3)%
ACTUAL VESTING PERCENTAGE		0%	0%	0%
1.See “Appendix A — Non-GAAP Financial Measures”.

52	2025 Proxy Statement

Compensation Discussion and Analysis
Other Benefits
Retirement Savings Programs
In 2024, we provided retirement benefits to our NEOs through the defined contribution retirement savings plan, which is the same plan available to all employees. Company matching contributions for our NEOs are shown in the "Breakdown of All Other Compensation — 2024" table appearing in the CD&A of this proxy statement. A non-qualified deferred compensation program exists for all employees who meet the IRS annual compensation limit of Section 401(a)(17) of the Internal Revenue code of 1986, as amended (the "Code") and conforms with the requirements of Section 409A of the Code. Employees may defer up to 75% of base salary and up to 100% of performance-based cash bonus on a pre-tax basis.
Other Benefits
In 2024, our NEOs participated in benefit offerings on the same basis as all other employees except for the Executive Physical Exam Program, which provides payment for a comprehensive annual physical exam for each of our NEOs and aligns with the Company’s culture of health and wellness, which supports improved executive performance.
Mr. De Witte received a relocation reimbursement of $11,990 and a tax gross up of $8,573 for certain relocation-related expenses consistent with the Company’s relocation policy. In 2024 at the request of the Company, Mr. Singh relocated to the U.S. to support business priorities and to promote the alignment of our international operations with our broader CSS and TT segments. Mr. Singh received $100,000 as a lump sum relocation payment and a tax gross up of $43,230 consistent with the Company's relocation policy. The relocation amounts are shown in the "Breakdown of All Other Compensation — 2024" table appearing in the CD&A of this proxy statement.
Other Key Features Of Our Executive Compensation Program

We have implemented policies aimed at fostering sustainable growth by further aligning the financial interests of our executives and stockholders with long-term stock price performance. In addition, our compensation policies and practices for all employees are reviewed annually to determine whether any risks associated with such policies and practices encourage unnecessary or excessive risk-taking or are reasonably likely to have an adverse effect on the Company. Our compensation programs are designed with an appropriate balance of risk and reward in relation to our business strategy and do not encourage excessive or unnecessary risk-taking behavior. The risk-mitigating features incorporated within our compensation programs are outlined below.

The Compensation Committee reviewed management’s risk assessment report, and as a result of the risk assessment, the Compensation Committee does not believe risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines
Our stock ownership guidelines require all executive officers to hold a minimum number of shares of our stock while serving in these leadership positions. The guidelines are intended to align the interests of executives with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience. Named executive officers have five years from their appointment/hire date to meet their stock ownership guidelines. For purposes of measuring compliance with these guidelines, the following are counted to determine whether the required ownership interest has been satisfied: (i) shares of common stock owned directly or indirectly by the executive officer or his or her immediate family members, (ii) vested shares of restricted stock and shares underlying vested RSUs, and (iii) unvested shares of restricted stock and shares underlying unvested RSUs (provided, in each case, such shares or units vest based on time and not performance). Shares underlying unexercised stock options (whether vested or unvested) and performance-based awards do not count towards satisfying these guidelines.

2025 Proxy Statement	53

Compensation Discussion and Analysis
The minimum ownership threshold is based on a multiple of base compensation:

Position	Stock Ownership Guideline

CEO	6 times base salary
CFO	2 times base salary
All other Executive Officers	1 times base salary
Currently, all of our NEOs are in compliance with the stock ownership guidelines. Consistent with the terms of the guidelines, Ms. Knight has five years from the commencement of her employment with the Company, or until June 28, 2028, to comply with the stock ownership guidelines and is currently progressing towards meeting the ownership guidelines.
We have a compensation recoupment, or clawback, policy, which we adopted in October 2023 to comply with Nasdaq listing standards implementing Exchange Act Rule 10D-1. The clawback policy includes mandatory recoupment of excess incentive-based compensation received by a covered executive (including the NEOs) on or after October 2, 2023 in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under federal securities laws, as required by Exchange Act Rule 10D-1. We maintain a separate clawback policy applicable if a restatement of our financial results is required to correct a material error or inaccuracy due to the fraud or intentional misconduct of any employee (including the NEOs). If applicable, the Compensation Committee can recoup from an employee (including the NEOs) the bonuses or equity awards awarded on or after January 1, 2013 and cancel outstanding annual bonus or equity award opportunities.
Insider Trading Policy and Anti-Pledging Policies
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by the Company’s directors, officers, and employees, and other covered persons which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards.
Our Insider Trading Policy prohibits without exception hedging and pledging of our securities by any employee, including our NEOs and directors. Prohibited trading practices include short sales, puts, calls, forward sales, equity swaps, or other hedging transactions. In addition, all employees including our NEOs and directors are forbidden from (i) holding Integra securities in a margin account, (ii) buying Integra securities on margin, (iii) pledging Integra securities as collateral for a loan or (iv) pledging Integra securities in any other arrangement. For our NEOs, and other participants subject to the Company’s Trading Window Group Policy, trading is permitted only during scheduled trading windows and requires a pre-clearance by our legal department. Subject to this policy and applicable rules and regulations, our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.
Timing of Equity Grants
Annual equity awards, including stock options, are typically granted during an open trading window following the Company’s earnings release for the prior fiscal year. For new hires, equity awards, including stock options, are typically granted on the first of the month following their hire. Under the ESPP, eligible employees, including the NEOs, may purchase shares at a discount, with purchase dates taking place on the last trading day of each fiscal year using payroll deductions accumulated during the prior twelve-month period.
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, including stock options, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
During fiscal 2024, no stock options were granted to the NEOs in the period beginning four business days before and ending one business day after the filing or furnishing of any Form 10-Q, Form 10-K or Form 8-K that disclosed material nonpublic information.
Impact of Accounting and Tax Requirements on Compensation
In structuring compensation arrangements, the Compensation Committee considers that Section 162(m) of the Code limits the deductibility of compensation paid to the CEO, CFO and other NEOs and certain other officers to $1.0 million per year, but their decisions are not driven by this limitation.

54	2025 Proxy Statement

Compensation Discussion and Analysis
We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including non-qualified stock options, RSAs, RSUs, PSUs and other forms of equity compensation). The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Although the Compensation Committee generally considers the tax and accounting implications of its compensation decisions, the primary drivers for determining the amount and form of executive compensation are the attraction, motivation and retention of executive talent rather than the Internal Revenue Code or accounting requirements.
Employment and Post-Employment Arrangements
We do not have employment agreements with our NEOs other than Mr. De Witte.
CEO Agreements: Mr. De Witte
The terms of Mr. De Witte’s employment agreement as in effect prior to his retirement on January 6, 2025 are described below.
On October 28, 2021, the Company entered into an employment agreement with Mr. De Witte (the "De Witte Agreement").
Mr. De Witte’s base salary was reviewed and could be adjusted annually based on the Compensation Committee’s review. Mr. De Witte’s bonus opportunity ranged from 50% of his target annual bonus opportunity (if threshold performance goals are achieved) to a maximum of 200% of his target annual bonus opportunity. The actual amount of any such annual bonus paid to Mr. De Witte was based on company performance and the satisfaction of performance objectives established and evaluated by the Compensation Committee. Consistent with Company policies, Mr. De Witte, as an employee of the Company, was not entitled to any compensation for his service as a director on the Board.
The De Witte Agreement provided that Mr. De Witte was eligible to receive a discretionary annual equity award, with the amount, form and mix of such award to be determined by the Compensation Committee in its discretion. Any annual equity awards would be granted pursuant to award agreements on forms substantially similar to the applicable form attached to the De Witte Agreement, which included provisions for accelerated time-vesting in connection with Mr. De Witte’s retirement.
The De Witte Agreement provided that Mr. Witte’s non-qualified stock options would remain exercisable for up to two years following a qualifying termination or such longer period of time provided in the applicable option agreement. The De Witte Agreement contained non-compete and non-solicitation covenants that extended for 18 months following the termination of Mr. De Witte’s employment. The De Witte Agreement provided for certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control.
In connection with his retirement and the services Mr. De Witte provided during the Company's search for his successor, the Company and Mr. De Witte entered into a letter agreement, dated February 27, 2024 (the “De Witte Letter Agreement”), modifying the De Witte Agreement. The Letter Agreement provided, among other things, that none of (i) the termination of his employment as of the Transition Date (as defined in the Letter Agreement), (ii) the appointment of his successor, (iii) the appointment of Stuart Essig, Ph.D. to the role of Executive Chairman of the Board or (iv) the entering into either the Letter Agreement or the Consulting Agreement (as defined below) will constitute a breach of, or Good Reason (as defined in the De Witte Agreement) for purposes of, the De Witte Agreement or any other agreement between him and the Company.
In connection with the appointment of Ms. Poul as President and CEO, the Company and Mr. De Witte entered into a consulting agreement (the "De Witte Consulting Agreement") which took effect on January 6, 2025. In connection with the execution of the De Witte Consulting Agreement, Mr. De Witte executed a general release in favor of the Company.

2025 Proxy Statement	55

Compensation Discussion and Analysis
Pursuant to the terms of the De Witte Consulting Agreement, Mr. De Witte will serve as Senior Advisor to Ms. Poul and provide transition services to the Company from January 6, 2025 to March 15, 2026 (the “Consulting Period”). Mr. De Witte received: (i) a consulting payment of $34,615.35 (such amount being equal to his 2024 base salary (pro-rated for any partial service) for the period beginning on January 6, 2025 and ending on January 18, 2025, and (ii) an annual cash bonus of $491,250 awarded under the Company’s annual bonus program for 2024, which amount was subject to the achievement of applicable performance objectives set forth in the Company’s annual bonus program as well as leading the Company through business challenges and contributing to a smooth CEO transition (as determined by the Board in its sole discretion). In addition, Mr. De Witte will be entitled to: (x) continued vesting of outstanding equity awards during Mr. De Witte’s continued service to the Company during the Consulting Period; and (y) the ability to exercise vested stock options for the lesser of (a) the stated term of the stock options and (b) six months following his cessation of service to the Company under the De Witte Consulting Agreement. Mr. De Witte will also be eligible to receive reimbursement of up to $150,000 in relocation expenses. Following January 6, 2025, Mr. De Witte, at his sole expense, may continue his current health, dental, and vision insurance coverage for him and his eligible dependents during the Consulting Period, so long as he elects and maintains eligibility for COBRA continuation coverage.
Change-in-Control Severance Agreements for Other Named Executive Officers
Effective January 1 through December 31, 2024, we adopted a change in control severance program (the “Program”) under which Ms. Knight and Messrs. Davis, McBreen, and Singh were participants. The Program provides for the payment of severance and other benefits to the executives in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or by the executive for “good reason,” in either case, on or within two years following a “change in control” of the Company (each, as defined in the Program), which was the same under the expired change-in-control severance agreement. The Program does not provide for any excise tax gross-ups and has double-trigger cash payments.
In the event of a qualifying termination, the Change-in-Control Severance Agreements provide for:
•A lump sum payment equal to 1.5 times (or 2.0 times in the case of Ms. Knight) the sum of the executive’s annual base salary and target bonus;
•A lump sum payment equal to a pro rata portion of the executive’s target annual bonus for the partial fiscal year in which the termination occurs;
•Company-subsidized COBRA premium payments for up to eighteen months following the termination date; and
•Company-paid outplacement services for up to twelve months following the termination date.
The executive’s right to receive the severance payments and benefits described above is subject to his/her delivery and non-revocation of an effective general release of claims in favor of the Company. The Change-in-Control Severance Agreements clarified that to the extent the executive has not yet received his/her annual bonus for his/her prior year’s performance with the Company, the executive shall still receive such annual bonus for prior year performance at the time non-terminated employees receive such annual bonus if such payment is due. In addition, under the Change-in-Control Severance Agreements, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.
The Program was renewed effective January 1, 2025 and will expire December 31, 2025 unless renewed again.

56	2025 Proxy Statement

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our 2024 Annual Report on Form 10-K.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Keith Bradley, Ph.D. (Chair)
Jeffrey A. Graves
Renee Lo
The foregoing report of the Compensation Committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

2025 Proxy Statement	57

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth information regarding compensation paid to the person who served as our President and Chief Executive Officer in 2024, our principal financial officer in 2024, and each of our three other most highly compensated executive officers based on total compensation earned during 2024.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (4)($) (d)	Stock Awards(1) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation (2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation (3) ($) (i)	Total ($) (j)

Jan De Witte President and Chief Executive Officer and Director	2024	968,998	—	4,500,045	1,500,012	491,250	—	34,363	7,494,668
	2023	875,467	—	4,125,076	1,375,013	—	—	13,200	6,388,756
	2022	850,000	—	6,500,093	1,000,014	813,450	—	156,356	9,319,913
Lea Knight Executive Vice President and Chief Financial Officer	2024	616,662	281,942	1,584,589	428,189	220,284		13,800	3,145,466
	2023	295,385	350,000	1,000,000	—	—	—	27,762	1,673,147
Robert T. Davis, Jr Executive Vice President, President, Tissue Technologies	2024	544,944	134,803	1,203,880	234,620	130,167	—	13,800	2,262,214
	2023	515,990	—	670,392	223,439	—	—	13,062	1,422,883
	2022	498,030	—	938,496	212,809	271,000	—	12,200	1,932,535
Michael J. McBreen Executive Vice President, President, Codman Specialty Surgical	2024	638,702	222,705	1,627,799	442,584	215,045	—	13,455	3,160,291
	2023	598,077	—	1,789,174	429,701	—	—	13,200	2,830,152
	2022	494,469	—	1,150,884	216,929	274,100	—	12,200	2,148,582
Harvinder Singh Executive Vice President, President, International	2024	511,088	134,310	1,375,853	258,610	129,690	—	214,631	2,624,181

1.This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant dates in 2024, 2023, and 2022. For a discussion on the assumptions used to estimate the fair value of the stock options, please see Note 9, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of performance stock unit awards is shown in this column at Target, which represents the probable outcome of the performance conditions. The value if the maximum goals are achieved and calculated as of the grant date is $4,500,045 for Mr. De Witte, $703,845 for Mr. Davis, $1,327,771 for Mr. McBreen, $1,284,579 for Ms. Knight and $775,832 for Mr. Singh.
2.The amounts in column (g) reflect cash awards for 2024, 2023 and 2022, as applicable, earned pursuant to the terms of the Performance Incentive Compensation Plan. See “— Compensation Discussion and Analysis — Analysis of 2024 Compensation Decisions, Annual Bonus” for more information.
3.The amounts reported in the All Other Compensation column consists of relocation expenses (for Messrs. De Witte and Singh) and 401(k) employer matching contributions (for all NEOs) ). Refer to "Breakdown of All Other Compensation — 2024" table below for detail.
4.The Compensation Committee approved bonus awards above the 39.3% funding level in recognition of: (i) the dedication of the other NEOs following Mr. De Witte's announced retirement; (ii) the contributions of the other NEOs to address the Company's on-going operational and quality challenges; and (iii) the impact that a lack of discretion could have on the alignment of the other NEOs with critical, long-term business goals. The cash bonus award above the 39.3% funding level is shown in column (d) - Bonus. Ms. Knight received a total cash bonus of 90% of her bonus target opportunity in recognition of her exceptional leadership demonstrated through the CEO transition in 2024. The other NEOs received a total cash bonus of 80% of their bonus target opportunity reflecting their resilience and dedication navigating through our challenges and staying focused on delivering for our customers and patients. The additional funding for a total cash bonus target funding of 80% was the same approach for the general population to secure key and top talent and recognize the significant efforts across the organization.

58	2025 Proxy Statement

Compensation of Executive Officers
Breakdown Of All Other Compensation — 2024

Name	Relocation Expenses ($)	Transport & Housing ($)	401(k) Employer Matching Contribution ($)	Total ($)
Jan De Witte[1]	20,563	—	13,800	34,363
Lea Knight	—	—	13,800	13,800
Robert T. Davis, Jr	—	—	13,800	13,800
Michael J. McBreen	—	—	13,455	13,455
Harvinder Singh[2]	143,230	62,939	8,462	214,631
1.Mr. De Witte received a relocation reimbursement of $11,990 and a tax gross up of $8,573 for certain relocation-related expenses consistent with the Company’s relocation policy.
2.In 2024 at the request of the Company, Mr. Singh relocated to the U.S. to support business priorities and to promote the alignment of our international operations with our broader CSS and TT segments. Mr. Singh received $100,000 as a lump sum relocation payment and a tax gross up of $43,230 consistent with the Company's relocation policy. Additionally, while in Singapore, Mr. Singh received transportation and housing allowances consistent with the median of the Singapore market for his management level. These allowances were terminated upon his move to the U.S.

2025 Proxy Statement	59

Compensation of Executive Officers
Grants of Plan-Based Awards
The following table presents information on equity awards granted under the Company’s 2003 Equity Incentive Plan and annual incentive opportunities.

Name (a)	Award Type	Grant Date (b)	Date of Board or Comp. Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)

Jan De Witte	PSU	3/11/2024	02/20/2024				41,414	82,828	(5)	165,656				3,000,030
	RSU	3/11/2024	02/20/2024								41,414			1,500,015
	Stock Option	3/11/2024	02/20/2024									95,664	36.22	1,500,012
	Cash Bonus	1/1/2024	2/20/2024	500,000	1,250,000	2,000,000
Lea Knight	PSU	3/11/2024	2/20/2024				11,822	23,644		47,288				856,386
	RSA	3/11/2024	2/20/2024								20,105			728,203
	Stock Option	3/11/2024	2/20/2024									27,308	36.22	428,189
	Cash Bonus	1/1/2024	2/20/2024	124,560	560,520	1,245,600
Robert T. Davis, Jr.	PSU	3/11/2024	2/20/2024				6,478	12,955	(5)	25,910				469,230
	RSA	3/11/2024	2/20/2024								20,283			734,650
	Stock Option	3/11/2024	2/20/2024									14,963	36.22	234,620
	Cash Bonus	1/1/2024	2/20/2024	110,404	331,212	1,104,041
Michael J. McBreen	PSU	3/11/2024	02/20/2024				12,220	24,439	(5)	48,878				885,181
	RSA	3/11/2024	02/20/2024								20,503			742,619
	Stock Option	3/11/2024	02/20/2024									28,226	36.22	442,584
	Cash Bonus	1/1/2024	2/20/2024	128,750	547,188	1,287,500
Harvinder Singh	PSU	3/11/2024	2/20/2024				7,140	14,280	(5)	28,560				517,222
	RSU	3/11/2024	2/20/2024								23,706			858,631
	Stock Option	3/11/2024	2/20/2024									16,493	36.22	258,610
	Cash Bonus	1/1/2024	2/20/2024	110,000	330,000	1,100,000
1.The amounts reported in columns (c) through (e) represent potential cash payments pursuant to the Company’s Performance Incentive Compensation Plan. The “Target” is calculated by multiplying the officer’s base salary by the executive’s target award percentage established by the Compensation Committee (for Mr. De Witte as provided in his respective employment agreements). See “— Compensation Discussion and Analysis — Analysis of 2024 Compensation Decisions, Annual Bonus” for more information.
2.The amount shown in columns (f) through (h) represents performance stock units granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Analysis of 2024 Compensation Decisions, Equity Grants” for a description of the material terms of these performance stock unit awards.
3.The amounts shown in this column represent RSUs (with respect to awards granted to Messrs. De Witte and Singh) and shares of restricted stock (with respect to the other NEOs), all of which were granted under the Company’s 2003 Equity Incentive Plan. See “ — Compensation Discussion and Analysis — Analysis of 2024 Compensation Decisions, Equity Grants” for a description of the material terms of these RSA and RSU awards.

60	2025 Proxy Statement

Compensation of Executive Officers
4.This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock, contract stock/restricted stock units, performance stock units and stock options granted to each NEO in 2024. For restricted stock, contract stock/restricted stock units and performance stock units, fair value is calculated using the closing price of the Company’s common stock on the specific grant date. For stock options, fair value is based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of the assumptions used to estimate fair value, please see Note 9, “Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of performance stock unit awards is shown in this column at Target, which represents the probable outcome of the performance conditions. The value if the maximum goals are achieved and calculated as of the grant date is $4,500,045 for Mr. De Witte, $703,845 for Mr. Davis, $1,327,771 for Mr. McBreen, $1,284,579 for Ms. Knight and $775,832 for Mr. Singh.
5.Each NEO is eligible to vest in and receive a number of shares of the Company’s common stock ranging from 0% to 150% of the target number of shares of PSUs based on the Company’s achievement of goals relating to the growth in the Company’s annual organic revenue growth over the immediately preceding fiscal year, during each fiscal year of the performance period running from January 1, 2024 through December 31, 2026. See “— Compensation Discussion and Analysis — Analysis of 2024 Compensation Decisions, Equity Grants” for a description.

2025 Proxy Statement	61

Compensation of Executive Officers
Outstanding Equity Awards at Fiscal Year-End
The following table presents information with respect to outstanding equity awards as of December 31, 2024. Consistent with the terms of the De Witte Letter Agreement and Consulting Agreement, Mr. De Witte's outstanding equity continues to vest during Mr. De Witte's continued service to the Company during the consulting period. For additional information regarding the treatment of Mr. De Witte's outstanding equity awards upon his retirement, please refer to “Compensation Discussion and Analysis—Employment and Post-Employment Arrangements—CEO Agreements: Mr. De Witte” above.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Jan De Witte	21,599	21,600	65.11	3/11/2030
	15,929	47,788	52.87	3/10/2031
	—	95,664	36.22	3/11/2032	82,689	1,875,387	134,843	3,058,239
Lea Knight	—	27,308	36.22	3/11/2032	38,460	872,273	23,644	536,246
Robert T. Davis, Jr.	11,062	—	43.68	3/13/2025
	8,609	—	56.23	3/13/2026
	10,373	—	55.91	3/13/2027
	15,887	—	43.39	3/13/2028
	6,924	2,308	68.10	3/12/2029
	4,596	4,597	65.11	3/11/2030
	2,588	7,766	52.87	3/10/2031
	—	14,963	36.22	3/11/2032	24,228	549,491	21,408	485,533
Michael J. McBreen	4,298	—	56.23	3/13/2026
	5,116	—	55.91	3/13/2027
	9,786	—	43.39	3/13/2028
	6,540	2,181	68.10	3/12/2029
	4,685	4,686	65.11	3/11/2030
	4,978	14,934	52.87	3/10/2031
	—	28,226	36.22	3/11/2032	33,419	757,943	40,694	922,940
Harvinder Singh	2,189	6,569	52.87	3/10/2031
	—	16,493	36.22	3/11/2032	38,067	863,360	21,492	487,439
1.Vesting information for each outstanding non-qualified stock option award as of December 31, 2024 for the NEOs is described in the table below. Consistent with the terms of the De Witte Letter Agreement and Consulting Agreement, Mr. De Witte has the ability to exercise vested stock options for the lesser of (a) the stated terms of the stock options and (b six months following his cessation of service to the Company under the Consulting Agreement.

62	2025 Proxy Statement

Compensation of Executive Officers

Vesting Date	Exercise Price	Jan De Witte	Lea Knight	Robert T. Davis Jr.	Michael J. McBreen	Harvinder Singh
		Number of Shares Underlying Non-Qualified Stock Option Awards

2025			(a)
3/10/2025	52.87	15,929	—	2,588	4,978	2,189
3/11/2025	65.11	10,800	—	2,298	2,343	—
3/11/2025	36.22	23,916	6,827	3,740	7,056	4,123
3/12/2025	68.10	—	—	2,308	2,181	—
2026
3/10/2026	52.87	15,929	—	2,588	4,978	2,190
3/11/2026	65.11	10,800	—	2,299	2,343	—
3/11/2026	36.22	23,916	6,827	3,741	7,056	4,123
2027
3/10/2027	52.87	15,930	—	2,589	4,978	2,190
3/11/2027	36.22	23,916	6,827	3,741	7,057	4,123
2028
3/11/2028	36.22	23,916	6,827	3,741	7,057	4,124
2.The amounts in columns (g) and (h) reflect the number and market values of the outstanding restricted stock grants for Messrs. De Witte, Davis, McBreen, Singh and Ms. Knight as of December 31, 2024. Scheduled vesting of such RSUs and RSAs and the number of shares underlying such awards are described in the table below.

Vesting Date	Jan De Witte	Lea Knight	Robert T. Davis Jr.	Michael J. McBreen	Harvinder Singh
		Number of Shares Underlying Outstanding RSUs and RSAs

2025
1/18/2025	9,005	—	—	—	—
3/12/2025	—	—	—	—	—
3/11/2025	18,924	3,901	3,249	5,165	2356
3/10/2025	8,669	—	1,395	5,803	1180
7/3/2025	—	6,037	—	—	0
10/12/2025	—	—	—	—	11965
11/1/2025	9,813	—	—	—	0
2026
3/11/2026	13,805	12,184	15,943	12,316	18,922
3/10/2026	8,669	—	1,438	5,980	1,216
7/3/2026	—	12,318	—	—	0
2027
3/11/2027	13,804	4,020	2,203	4,155	2,428

2025 Proxy Statement	63

Compensation of Executive Officers
3.The amounts in columns (i) and (j) reflect the number and market values of the outstanding performance stock unit awards as of December 31, 2024 for Messrs. De Witte, Davis, McBreen, Singh and Ms. Knight. Scheduled vesting of all performance stock unit awards and the number of shares underlying such awards, subject to the satisfaction of the performance goals, are described in the table below. Amounts reported for our 2022, 2023 and 2024 awards are calculated based on 2024 performance year achievement at 0% of the target level.

Vesting Date	Jan De Witte	Lea Knight	Robert T. Davis Jr.	Michael J. McBreen	Harvinder Singh
	Number of Shares Underlying Outstanding Performance Stock Awards

2025
3/10/2025	—	—	—	—	—
3/11/2025	—	—	—	—	—
2026
3/10/2026	52,015	—	8,453	16,255	7,212
3/11/2026	27,333	7,803	4,275	8,065	4,712
2027
3/11/2027	55,495	15,841	8,680	16,374	9,568
Option Exercises and Stock Vested
The following table presents information on stock option exercises and stock award vesting during 2024 for Messrs. De Witte, Davis, McBreen, and Singh and Ms. Knight.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (2) ($) (e)

Jan De Witte	—	—	33,489	1,112,134
Lea Knight	—	—	6,036	173,414
Robert T. Davis Jr.	8,736	34,840	11,844	428,081
Michael J. McBreen	—	—	19,083	692,616
Harvinder Singh	—	—	1,179	43,305
1.The value realized is calculated on the basis of the difference between the per share exercise price and the market price of the Company’s common stock as reported by the Nasdaq Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.
2.The value realized is the market price of the Company’s common stock as reported by the Nasdaq Global Select Market on the date of vesting, multiplied by the number of shares of common stock underlying the stock awards.

64	2025 Proxy Statement

Compensation of Executive Officers
Nonqualified Deferred Compensation

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Name (a)	$ (b)	($) (c)	($) (d)	($) (e)	($) (f)

Jan De Witte	—	877,480	(666,470)	—	836,824
Robert T. Davis Jr.	207,178	—	113,863	—	1,108,560
1.We maintain a nonqualified deferred compensation plan ("NQDC") to provide additional retirement benefits for all employees who meet the IRS annual compensation limit of IRC Section 401(a)(17). Employees may defer up to 75% of base salary and up to 100% of performance based cash bonus on a pre-tax basis. Values shown represent base salary and annual cash bonus amounts that the named executive officers elected to defer in 2024. These amounts represent compensation earned by the named executive officers in 2024 and are also reported in Salary for contributions from base salary and in Non-Equity Incentive Plan Compensation for contributions from annual cash bonus in the Summary Compensation Table above.
2.Amounts represent earnings on the executive’s NQDC balances for the fiscal year. The NQDC provides for investment options generally aligned to those provided in our 401(k) Savings Plan. Deferrals are credited with gains or losses based on the performance of the investment options selected by the employee.
3.Investment elections may not be revoked, changed, or modified except as permitted under the NQDC, and subject to applicable law. No actual investments will be held in the employee’s accounts and employees will at all times remain unsecured creditors of the Company with respect to their account balances.
4.Employees may elect deferred amounts to be paid either in the form of a lump sum or in up to 15 annual installments upon either separation from service, a specified date, or death.
5.The amounts reflect the aggregate amounts that were reported as compensation in the appropriate columns of the Summary Compensation Table of this proxy statement and previous proxy statements to the extent that the executive was a NEO for the applicable year: $787,519 for Mr. Davis. Messrs. De Witte, McBreen and Singh and Ms. Knight did not elect to defer compensation included in the Summary Compensation Table and, as such, they are not listed in the table above.
Potential Payments Upon Termination or Change in Control
The Change in Control Severance Agreements, effective January 1, 2024, between the Company and each of Lea Knight, Robert Davis, Jr., Michael McBreen, and Harvinder Singh (collectively referred to in this section as the “Agreements”) provide for certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control. This section describes these payments and benefits, with amounts calculated based on the assumption that a named executive officer’s termination of employment with the Company occurred on December 31, 2024. The last trading day of the fiscal year ended December 31, 2024, the Company’s common stock had a closing sale price on the Nasdaq Global Select Market of $22.68. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time. Unless specified otherwise, the information in this section is based upon the terms of the Agreements.
Retirement Benefits for Mr. De Witte
The Company was party to an employment agreement, subsequently modified by the De Witte Letter Agreement, with Mr. De Witte during 2024. In connection with his retirement on January 6, 2025, Mr. De Witte’s employment with the Company terminated and he and the Company entered into a consulting relationship pursuant to the terms of the De Witte Consulting Agreement (as described in more detail under “—Retirement Compensation for Mr. De Witte” above.
Pursuant to the terms of the De Witte Letter Agreement and the De Witte Consulting Agreement, Mr. De Witte is entitled to certain payments and other benefits, as described in more detail under “—Employment and Post-Employment Arrangements—Retirement Compensation for Mr. De Witte” above.

2025 Proxy Statement	65

Compensation of Executive Officers
Payments upon Termination by the Company without Cause or by the Executive for Good Reason Outside the Context of a Change in Control
The De Witte Agreement provides for the following severance payments and benefits upon termination of employment by the Company without “Cause” or by Mr. De Witte for “Good Reason” (each as defined in the De Witte Agreement) outside the context of a change in control of the Company (as described more fully in the De Witte Agreement): (i) a cash severance payment equal to 2.0 times his then-current annual base salary payable over the two-year period following such termination in accordance with the Company's customary payroll practices; (ii) a monthly cash payment equal to Mr. De Witte's monthly COBRA premium cost for family health coverage for up to 18 months following such termination; and (iii) full accelerated vesting of the initial equity award.
None of the unvested equity awards held by Ms. Knight and Messrs. Davis, McBreen and Singh will vest upon the termination of such individual by the Company without “Cause” or by the individual for “Good Reason” (as defined in the Agreements) nor does the terms of such Agreements entitle the individual to any additional payments or benefits.
Payments upon Termination for Cause or by Executive without Good Reason
The Agreements do not provide the applicable named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive’s termination of employment.
Payments Upon Death
All of Ms. Knight's and Messrs. Davis’, McBreen’s and Mr. Singh's unvested equity awards will vest in the event of death other than their respective outstanding performance stock grants, which would remain outstanding and subject to the achievement of the respective performance goals.
Payments Upon Disability
None of the Agreements provide for cash severance payments upon the executive’s termination of employment on account of their disability. In addition, each of the executive officers’ unvested equity awards will vest in the event of such executive officer’s disability in the same manner as they would in the event of death as stated above.
Under the Agreements, disability means the executive’s inability to perform his duties by reason of any medically determinable physical or mental impairment, which is expected to result in death or which has lasted or is expected to last for a continuous period of not less than six months.
Payments in Connection with a Change in Control
The Agreements provide each of the applicable NEOs with severance payments and benefits upon termination of their employment in connection with or following a change in control.
The Change in Control Severance Agreements for Ms. Knight and Messrs. Davis, McBreen and Singh provide that, if any applicable named executive officer’s employment with the Company is terminated by the Company without cause or by such named executive officer for good reason within twenty-four months following a change in control, then so long as such change of control occurs on or before December 31, 2024, the Company will pay the following to such named executive officer: (i) a lump-sum cash payment equal to a multiple of 1.5 times (or 2 times for Ms. Knight) the sum of the named executive officer’s base salary and target cash bonus, (ii) a lump sum payment equal to a pro rata portion of such named executive officer’s target bonus for the partial fiscal year in which the termination occurs, (iii) the monthly premium for COBRA family coverage under the Company’s group health plan for up to eighteen months after the termination date, and (iv) Company paid outplacement services for up to twelve months following the termination date.
The Company’s equity plans provide for the acceleration of vesting and/or delivery of all equity compensation awards granted since January 1, 2013 for all of the NEOs, if a change in control occurs and the NEOs incur a qualifying termination on or within twelve months (or on or within twenty-four months pursuant to the De Witte Agreement) following the date of such change in control. For performance stock unit award agreements granted to NEOs, any outstanding shares shall vest if such NEO incurs (i) a qualifying termination or (ii) a termination due to death or disability, in either case, on or following a change of control and prior to or on the last day of the performance period. The NEOs will receive payment of common stock underlying such grants of RSAs, stock options, and

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Compensation of Executive Officers
PSUs in such event. In addition, Mr. De Witte will receive deferred payment of common stock underlying such grants of RSUs on the date that represents six months after the date of his termination of employment.
Under the Agreements, subject to the exceptions and further details set forth therein, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board cease for any reason during any period of at least twenty-four months to constitute at least a majority of the Board; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.
Under the Change in Control Severance Agreements as well as the equity award agreements for the NEOs, a qualifying termination would be deemed to have occurred for the following reasons: (i) if the Company terminates the individual without cause or (ii) if the individual, who is a party to an employment, severance or applicable award agreement containing the definition of “Good Reason,” terminates his or her employment with the Company for good reason.
Restrictive Covenants and Other Conditions
For each of the Agreements, the foregoing severance benefits are conditioned on each executive’s execution of a mutual release. In addition, for all of the applicable NEOs, such benefits are consideration for the restrictive covenants set forth in their respective Agreements. Specifically, during the term of their employment with the Company and the one-year period thereafter, all of such NEOs generally may not compete against the Company or solicit employees and customers of the Company.
Summary of Potential Payments
The following table summarizes the payments that would be made by the Company to our NEOs upon the events discussed above, assuming their termination of employment with the Company occurred on December 31, 2024 or a change in control of the Company occurred on December 31, 2024, as applicable.

Named Executive Officer	Termination Without Cause or With Good Reason (Before a Change In Control)	Death	Disability	Termination Without Cause, With Good Reason Death or Disability (“Double trigger” after a Change in Control)

Jan De Witte
Cash Severance	$2,000,000	$1,000,000	$—	$6,727,500
Continued Health & Other Benefits(1)	$37,988	$24,895	$—	$38,298
Acceleration of Stock Options	$—	$—	$—	$—
Acceleration of Other Grants(2)	$—	$1,875,387	$1,875,387	$4,781,239
Fees/Interest(3)	$44,211	$22,234	$—	$146,767
Total	$2,082,199	$2,922,516	$1,875,387	$11,693,804
Lea Knight
Cash Severance	$—	$—	$—	$3,029,611
Continued Health & Other Benefits(1)	$—	$—	$—	$—
Acceleration of Stock Options	$—	$—	$—	$—
Acceleration of Other Grants	$—	$872,273	$872,273	$1,408,496
Fees/Interest	$—	$—	$—	$—
Total	$—	$872,273	$872,273	$4,438,107

2025 Proxy Statement	67

Compensation of Executive Officers

Named Executive Officer	Termination Without Cause or With Good Reason (Before a Change In Control)	Death	Disability	Termination Without Cause, With Good Reason Death or Disability (“Double trigger” after a Change in Control)

Robert T. Davis, Jr.
Cash Severance	$—	$—	$—	$1,934,156
Continued Health & Other Benefits(1)	$—	$—	$—	$22,086
Acceleration of Stock Options	$—	$—	$—	$—
Acceleration of Other Grants	$—	$549,491	$549,491	$1,022,142
Fees/Interest	$—	$—	$—	$—
Total	$—	$549,491	$549,491	$2,978,384
Michael J. McBreen
Cash Severance	$—	$—	$—	$2,333,594
Continued Health & Other Benefits(1)	$—	$—	$—	$889
Acceleration of Stock Options	$—	$—	$—	$—
Acceleration of Other Grants	$—	$757,943	$757,943	$1,610,598
Fees/Interest	$—	$—	$—	$—
Total	$—	$757,943	$757,943	$3,945,081
Harvinder Singh
Cash Severance	$—	$—	$—	$1,707,750
Continued Health & Other Benefits(1)	$—	$—	$—	$35,364
Acceleration of Stock Options	$—	$—	$—	$—
Acceleration of Other Grants	$—	$863,360	$863,360	$1,295,913
Fees/Interest	$—	$—	$—	$—
Total	$—	$863,360	$863,360	$3,039,027
1.The Company will pay Mr. De Witte the monthly premium cost of COBRA family health coverage for up to 18 months following Mr. De Witte’s termination date. The Company will pay Messrs. Davis, McBreen and Singh the difference between the monthly premium cost of COBRA health insurance and such executives’ personal monthly health insurance contributions that were in effect prior to such executives’ termination for up to 18 months following such executives’ termination date.
2.For information on vested and deferred RSUs, see the Nonqualified Deferred Compensation table. The value of vested awards is not included in this table.
3.For Mr. De Witte, the amount shown represents the interest on his severance payment (cash severance plus premium cost for health benefits) if it is required to be delayed for six months because of the application of section 409A of the Code, with such interest applied at the rate of 4.3% compounded monthly.

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Compensation of Executive Officers
CEO Pay Ratio Disclosure
We are required by SEC rules and regulations to disclose the annual total compensation for our CEO, an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee.
As is permitted under the SEC rules, we identified a new estimated median employee because we reasonably believe that (i) the Acclarent acquisition, (ii) the strengthening of our leadership roles in our global operations and global quality organizations, and (iii) the expansion into direct sales in India would collectively result in a significant change in our pay ratio disclosure for 2024.
For the fiscal year ended December 31, 2024, the annual total compensation for our CEO was $7,494,668 as reported in the Summary Compensation Table and the annual total compensation for our median employee was $87,593 calculated in accordance with the rules applicable to the Summary Compensation Table. For the year ended December 31, 2024, we estimate the annual total compensation for our CEO was eighty-six (86) times that of our median employee.
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, our pay ratio disclosure is a reasonable estimate. In addition, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
For purposes of identifying our median employee, we used our worldwide employee population as of October 1, 2024. As permitted by SEC rules and regulations, we excluded all of our employees in China (153 employees), India (14) and in Italy (49 employees) because they account for 5% or less of Integra’s total U.S. and non-U.S. employee population. By excluding these employees, we reduced the total number of our U.S. and non-U.S. employees considered in determining the median employee from 4,363 to 4,147. We used income (full year actual 2024 base pay earnings, bonus, commission and overtime) as reported for federal income tax purposes for employees employed in the United States and an equivalent measure for employees employed in foreign jurisdictions for the 12-month period ending December 31, 2024 as our consistently applied compensation measure, and we annualized this amount for employees who commenced employment during that period. We applied this methodology to our worldwide employee population and did not use any form of statistical sampling.

2025 Proxy Statement	69

Compensation of Executive Officers
Pay Versus Performance Disclosure
As described in more detail in the CD&A section of this proxy statement, our executive compensation programs reflect a pay-for-performance philosophy with the majority of the President and CEO and other NEOs total compensation opportunity being "at-risk". We generally seek to incentivize long-term performance and do not specifically align annual performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year.
2024 Pay Versus Performance Table
The following table (the "PvP Table") reports the compensation of our Principal Executive Officer ("PEO") and the average compensation of the other Named Executive Officers ("Non-PEO NEOs") as reported in the Summary Compensation Table for the past five fiscal years, as well as their "compensation actually paid," as calculated pursuant to the recently adopted SEC rules and certain performance measures required by the rules. The disclosure in this section is not incorporated by reference to Part III of the Company's Annual Report on Form 10-K for the year ended December 31, 2024. The Compensation Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On:			Company- Selected Measure
Year[1] (a)	Summary Compensation Table total for PEO (Jan D. De Witte)[1] (b)	Summary Compensation Table total for Former PEO (Peter J. Arduini)[1] (b)	Compensation Actually Paid to PEO (Jan De Witte)[2] (c)	Compensation Actually Paid to Former PEO (Peter J. Arduini)[2] (c)	Average Summary Compensation Table Total for Non-PEO NEOs[1] (d)	Average Compensation Actually Paid to Non-PEO NEOs[2] (e)	Total Shareholder Return[3] (f)	Peer Group Total Shareholder Return[3] (g)	Net Income[4] (millions) (h)	Revenue (millions)[5] (i)

2024	$7,494,668	n/a	$(217,835)	n/a	$2,798,038	$1,308,167	$38.92	$137.50	$(6.9)	$1,610.5
2023	$6,388,756	n/a	$3,054,450	n/a	$1,760,212	$1,195,328	$74.73	$137.80	$67.7	$1,542.6
2022	$9,319,913	n/a	$8,467,260	n/a	$2,971,115	$2,080,890	$96.21	$134.10	$180.6	$1,593.3
2021	$251,773	$9,839,221	$251,773	$12,933,775	$2,503,086	$3,093,831	$114.95	$145.30	$169.1	$1,542.4
2020		$7,740,699		$8,391,087	$1,882,148	$2,197,221	$111.39	$114.41	$133.9	$1,371.9
1.The PEO and Non-PEO NEOs for the applicable years are as follows:
•2024: Mr. De Witte served as PEO and Ms. Knight and Messrs. Davis, McBreen and Singh served as Non-PEO NEOs
•2023: Mr. De Witte served as PEO and Mses. Knight and Anderson and Messrs. Davis, McBreen, Mosebrook and Schwartz served as Non-PEO NEOs
•2022: Mr. De Witte served as PEO and Ms. Anderson and Messrs. Davis, McBreen, Schwartz and Coleman served as Non-PEO NEOs
•2021: Mr. De Witte and Mr. Peter J. Arduini served as PEO and Ms. Anderson and Messrs. Davis, McBreen and Coleman served as Non-PEO NEOs
•2020: Mr. Arduini served as PEO and Ms. Anderson and Messrs. Davis, McBreen and Coleman served as Non-PEO NEOs

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Compensation of Executive Officers
2.The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the compensation actually paid for the PEO and the average of the Non-PEO NEOs:

	2020	2021		2022	2023	2024
Adjustments	Former PEO (Peter J. Arduini)	Current PEO (Jan. D. De Witte)	Former PEO (Peter J. Arduini)	PEO (Jan De Witte)	PEO (Jan De Witte)	PEO (Jan De Witte)

Total Compensation reported in SCT	$7,740,699	$251,773	$9,839,221	$9,319,913	$6,388,756	$7,494,668
Deduction for Stock and Options Awards reported in SCT	$(6,000,068)		$(7,250,113)	$(7,500,107)	(5,500,089)	(6,000,057)
Deduction for Change in Pension Value and Nonqualified Deferred Compensation Earnings Value reported in SCT	$—	$—	—	$—	—	—
Increase by FV of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, Determined at Applicable FY End	$8,875,367	$—	$5,560,371	$6,647,453	$3,775,014	$2,061,023
Increase by FV of Awards Granted during Applicable FY that Vested during Applicable FY, Determined at Vesting Date	$—	$—	$2,862,580	$—	$34,449	$7,425
Increase or Decrease by Change in FV of Outstanding Unvested Prior FY Awards that Remain Unvested at Applicable FY End as Compared to FV as of Prior FY End	$(505,550)	$—	$1,476,527	$—	$(1,412,612)	$(3,157,933)
Increase or Decrease by Change in FV of Prior FY Awards that Vested During the Applicable FY as of vesting date as compared to FV as of Prior FY End	$(1,719,360)	$—	$445,188	$—	$(231,068)	$(622,961)
Deduction of FV of Prior FY Awards as of Prior FY End that were forfeited during Applicable FY (N/A)	$—	$—	$—	$—	$—	$—
Increase by amount of dividends paid on unvested awards during applicable FY prior to vesting date (N/A)	$—	$—	—	$—	$—	$—
Increase by incremental fair value of Options/SARs modified during applicable FY (N/A)	$—	$—	$—	$—	$—	$—
Increase by Change in Pension Service Costs (N/A)	$—	$—	—	$—	$—	$—
Increase by Above-Market or Preferential Earnings on Deferred Compensation that is Not Tax-Qualified	$—	$—	$—	$—	$—	$—

2025 Proxy Statement	71

Compensation of Executive Officers

	2020	2021	2022	2023	2024
Adjustments	Average for Other NEOs	Average for Other NEOs	Average for Other NEOs	Average for Other NEOs	Average for Other NEOs

Total Compensation reported in SCT	$1,882,148	$2,503,086	$2,971,115	$1,760,212	$2,798,038
Deduction for Stock and Options Awards reported in SCT	$(1,128,807)	$(1,477,260)	$(1,859,455)	$(1,188,985)	$(1,789,031)
Deduction for Change in Pension Value and Nonqualified Deferred Compensation Earnings Value reported in SCT	$—	$—	$—		$—
Increase by FV of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, Determined at Applicable FY End	$1,654,501	$1,725,068	$1,402,280	$944,464	$988,278
Increase by FV of Awards Granted during Applicable FY that Vested during Applicable FY, Determined at Vesting Date	$—	$—	$106,875	$—	$—
Increase or Decrease by Change in FV of Outstanding Unvested Prior FY Awards that Remain Unvested at Applicable FY End as Compared to FV as of Prior FY End	$41,558	$279,824	$(288,653)	$(285,475)	$(563,684)
Increase or Decrease by Change in FV of Prior FY Awards that Vested During the Applicable FY as of vesting date as compared to FV as of Prior FY End	$(252,180)	$63,113	$(251,272)	$(34,887)	$(125,434)
Deduction of FV of Prior FY Awards as of Prior FY End that were forfeited during Applicable FY (N/A)	$—	$—	$—	$—	$—
Increase by amount of dividends paid on unvested awards during applicable FY prior to vesting date (N/A)	$—	$—	$—	$—	$—
Increase by incremental fair value of Options/SARs modified during applicable FY (N/A)	$—	$—	$—	$—	$—
Increase by Change in Pension Service Costs (N/A)	$—	$—	$—	$—	$—
Increase by Above-Market or Preferential Earnings on Deferred Compensation that is Not Tax-Qualified	$—	$—	$—	$—	$—
3.Reflects cumulative total shareholder return (“TSR”) of the Company and of the S&P 500 Healthcare Equipment & Services Industry Index for the year ended December 31, 2020, the two-years ended December 31, 2021, the three years ended December 31, 2022, the four years ended December 31, 2023 and the five years ended December 31, 2024, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
4.This column presents the Company's consolidated net income as reported in our Form 10-K for each covered year.
5.We determined Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022, 2023 and 2024. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. Revenue for annual bonus pool purposes is defined as reported revenue adjusted for foreign exchange impact against budget and may exclude or include certain transactions depending on their timing, such as acquisitions or divestitures, if these items were not included in the performance target. See "Appendix A - Reconciliation of Annual Cash Bonus Program Performance Metrics".

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Compensation of Executive Officers
Tabular List of Most Important Financial Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs to the Company’s performance. The measures in this table are not ranked.

Important Financial Performance Measures

Revenue
Adjusted EBITDA
Operating Cash Flow
Annual Organic Revenue Growth
Compensation Actually Paid Versus Company Performance
The following charts provide a clear, visual depiction of the relationships between the compensation actually paid for our PEO and the average compensation actually paid for our Non-PEO NEOs, to aspects of Integra's financial performance.
PEO and Average Non-PEO NEO Compensation Actually Paid vs Company TSR and Peer Group TSR

2025 Proxy Statement	73

Compensation of Executive Officers
PEO and Average Non-PEO NEO Compensation Actually Paid vs GAAP Net Income

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Compensation of Executive Officers
PEO and Average Non-PEO NEO Compensation Actually Paid vs Company Selected Measure

2025 Proxy Statement	75

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted–Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)

Equity compensation plans approved by stockholders	1,940,677	(2)	50.06	(3)	5,595,200	(4)
Total	1,940,677		50.06		5,595,200
1.Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.
2.Consists of (a) 308,505 shares of common stock underlying unvested Restricted Stock Units, (b) 36,897 shares of common stock underlying vested and deferred Restricted Stock Units, (c) No shares of common stock underlying outstanding unvested contract stock, (d) 405,440 shares of common stock underlying outstanding unvested options, (e) 391,536 shares underlying unvested Performance Stock Units, (f) no shares of common stock underlying vested and deferred Performance Stock Units, (g) no shares of common stock underlying vested and deferred contract stock and (h) 798,299 shares of common stock underlying outstanding vested options. Of these amounts, the following securities are issuable under the 2003 Plan: (a) 308,505 shares of common stock underlying unvested Restricted Stock Units, (b) 36,897 shares of common stock underlying vested and deferred Restricted Stock Units, (c) 391,536 shares of common stock underlying outstanding Performance Stock Units, (d) no shares underlying vested and deferred Performance Stock Units, (e) no shares of common stock underlying contract stock and (f) 1,203,739 shares of common stock underlying outstanding options. Performance Stock Units granted in March 2022, March 2023 & March 2024 which are vesting in March 2025 are calculated at 0% of Target.
3.Excluding the Restricted Stock Units, Performance Stock Units and contract stock, the weighted average exercise price is $50.06.
4.Consists of 1,896,611 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and, 3,698,589 shares which remain available for issuance under the 2003 Equity Incentive Plan.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:
(a)any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
(b)any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
(c)any immediate family member of any of the foregoing persons; or
(d)any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
If the Company’s legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the SEC, the proposed transaction shall be submitted to the Audit Committee for consideration.
The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to, the benefits to the Company, the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person transaction with respect to which such member or any of his immediate family members is the Related Person. The Audit Committee shall approve only those Related Person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.
The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).
Related Person Transactions
The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries, owns a 50% interest in Plainsboro Associates. Provco Industries is the corporate general partner of Tru St. Partnership LLP, a principal stockholder of the Company. The Company paid $295,515 for rent of this facility for 2024. As of the date of this proxy statement, the Company has paid $73,878.75 for rent of this facility in 2025.

2025 Proxy Statement	77

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2024 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2025. The stockholders will be asked to ratify this appointment at the Annual Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our bylaws. We have traditionally submitted this matter to the stockholders and believe it is good practice to continue to do so.
If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
During fiscal year 2024, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax compliance and planning services.
The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees
	2024	2023
	(In thousands)

Audit Fees	$4,269	$3,883
Audit-Related Fees	$—	$2
Total Audit and Audit-Related Fees	$4,269	$3,885
Tax Fees	$606	$767
All Other Fees	$6	$56
Total Fees	$4,881	$4,708
The nature of the services provided in each of the categories listed above is described below:
Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, quarterly reviews, statutory audits, comfort letters, non-recurring audit work, transaction related work, consents and review of documents filed with the Securities and Exchange Commission.
Audit-Related Fees — Consists of services related to accounting consultations in connection with acquisitions and divestitures, consultations concerning financial accounting and reporting standards, and statutory related filing requirements due to tax restructuring projects.
Tax Fees — Consists of tax compliance (review of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses), global restructuring tax consultation services, and state, local and international tax planning and consultations with respect to various domestic and international tax planning matters.

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Proposal 2
All Other Fees — Consists of advisory services, divestiture support services and the licensing of accounting research software.
No other fees were incurred to PricewaterhouseCoopers LLP during 2023 or 2024.
The Audit Committee pre-approved all services and fees described above.
Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.
Management submits requests for approval in writing to the Audit Committee, which reviews such requests and approves or declines to approve the requests. The Audit Committee’s pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.
The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm.
The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Annual Meeting.
Required Vote for Approval and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2025. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public accounting firms under stock exchange rules without specific instructions from the beneficial owner of such shares.

The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

2025 Proxy Statement	79

AUDIT COMMITTEE REPORT
The following report of the Audit Committee is required by the rules of the SEC to be included in this proxy statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, by virtue of any general statement in such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.
The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to the Audit Committee Charter that the Board amended and restated on December 13, 2022, a copy of which is available on the Company’s website.
As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal audit function, internal controls over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing an opinion as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting process.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting as of December 31, 2024. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for such fiscal year, as filed with the SEC on February 25, 2025.
The Audit Committee of the Board of Directors
CHRISTIAN S. SCHADE (CHAIR)
SHAUNDRA D. CLAY
RAYMOND G. MURPHY

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PROPOSAL 3. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are seeking our stockholders’ vote, as required by Section 14A of the Exchange Act, to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”), as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement. As described in the CD&A, our executive compensation programs are carefully designed by the Compensation Committee to attract, retain and motivate our talented executives, with a focus on delivering business results and value to our stockholders and other stakeholders. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals while aligning with stockholders’ interest.
The compensation awarded to our former CEO and other NEOs for 2024 recognizes the financial, operational and overall performance of the Company. We encourage stockholders to read the CD&A, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our NEOs. The Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to attract, motivate and retain highly skilled and experienced executives. The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement contributes to the Company’s long-term success.
We ask our stockholders to vote “FOR” the following advisory resolution at the Annual Meeting:
“RESOLVED, that compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement is hereby APPROVED by the stockholders of Integra.”
Because the Say-on-Pay vote is advisory, it will not bind the Company, the Compensation Committee or our Board. That said, because we value the opinions of our stockholders, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
With regard to the frequency of future votes on Say-on-Pay, the Board has determined it will submit a Say-on-Pay proposal to our stockholders annually. Therefore, we expect the next stockholder vote to approve the compensation of our named executive officers to occur at the Company’s 2026 annual meeting of stockholders.
Required Vote for Advisory Approval and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required for advisory approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends a vote “FOR” the advisory resolution set forth in this Proposal 3, approving the compensation of our named executive officers, as disclosed in this proxy statement.

2025 Proxy Statement	81

Proposal 4. Approval of Amendment No. 2 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan
On April 1, 2025, the Compensation Committee and the Board of Directors, respectively, authorized and approved an amendment to the Integra LifeSciences Fifth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”) to increase the number of shares of common stock available for awards under the Plan by 2,200,000 shares ("Amendment No. 2 to the Plan").
The Plan was initially authorized and approved by the Board in April 2021 and approved by the stockholders in May 2021, with an initial authorization of up to 16,600,000 shares of common stock reserved under the Plan. In March 2024, an amendment to (i) increase the number of shares of common stock available for awards under the Plan by 1,900,000 shares and (ii) remove a provision in the Plan which permits shares withheld for taxes with respect to an award to continue to be available for issuance under the Plan, was approved by the Board and approved by our stockholders in May 2024 (collectively, "Amendment No. 1 to the Plan"). Unless otherwise noted, all references in this Proposal to the Plan includes the Plan as amended by Amendment No. 1. We are seeking stockholder approval to further amend the Plan to increase the number of shares of our common stock available for issuance under the Plan by 2,200,000 shares so the Company can continue to provide equity-based compensation as approved by the Compensation Committee.
If our shareholders do not approve Amendment No. 2 to the Plan, then the 2,200,000 additional shares requested will not become available for issuance under the Plan and the Plan will remain in effect in accordance with its terms and will continue to be administered in its current form until such time as the shares available for issuance thereunder have been depleted (or its expiration, whichever occurs first). Based on historical and current grant practices, we anticipate that there will not be sufficient shares available under the Plan for continued equity awards to our employees and non-employee directors over the next few years if our stockholders do not approve Amendment No. 2 to the Plan. This would place us at a severe competitive disadvantage by severely restricting our ability to offer equity incentives to motivate, attract, and retain our employees. We also could be forced to replace equity incentive awards with cash compensation, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards, would reduce resources available to meet our business needs, and may potentially lead to increased indebtedness or loss of needed financial flexibility. In such event, the Compensation Committee will be required to revise its compensation philosophy and will need to consider whether to adopt alternative compensation arrangements based on its assessment of our needs. We believe that the proposed share pool increase to the Plan is reasonable, appropriate, and in the best interests of our stockholders.
Reasons for the Plan Amendment
We are seeking stockholder approval of Amendment No. 2 to the Plan to increase the number of shares of common stock issuable pursuant to the Plan by 2,200,000 shares. As of March 12, 2025, there were 2,336,566 shares remaining available for issuance under future awards to be made under the Plan. As noted above, if our shareholders do not approve Amendment No. 2 to the Plan, we anticipate that there will not be sufficient shares available under the Plan for continued equity awards to our employees and non-employee directors over the next few years. This would result in the loss of an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.
We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to Amendment No. 2 to the Plan, our Board and the Compensation Committee worked with management and an independent compensation consultant to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on stockholders, (ii) our historical run rate and overhang, (iii) the number of shares remaining available under the Plan, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive medical devices marketplace, (vi) our strategic growth plans, and (vii) the interests of our stockholders.

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Proposal 4
We anticipate the additional shares requested under Amendment No. 2 to the Plan, plus the remaining shares that are available for issuance under the Plan, to be sufficient for a period of two to three years, with an anticipated annual run rate of approximately 1.66%, assuming we continue to grant awards consistent with our current practices and historical run rate.
The Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and align a portion of their compensation with the stockholders. Stockholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our stockholders. In addition to the crucial role, we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under the Plan also serves the important function of aligning the interests of participants with those of our stockholders and focusing such participants on the long-term growth of the Company.
Historical Run Rate, Proposed Share Reserve and Impact on Dilution
Our Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees. In addition, the Plan includes provisions designed to be less dilutive to stockholders. As described further below, the Plan does not contain an “evergreen” provision, so the number of shares available for issuance under the Plan does not automatically increase each year.
Further to our commitment to balance our philosophy of closely aligning compensation with stockholder interests by utilizing long-term value creation with the exercise of deploying equity responsibly, the Compensation Committee carefully monitors our annual net run rate, total dilution, and stock-based compensation expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward, and retain our employees. Our compensation philosophy for equity incentive awards links the interests of employees with those of our stockholders and motivates our employees to act as owners of the business.
Although equity incentive awards are an important part of our pay-for-performance compensation program, the Board and the Compensation Committee are mindful of their responsibility to our stockholders to exercise judgment in granting equity-based awards. We review a number of metrics to assess the cumulative impact of our equity compensation programs, including run rate and overhang.
Run rate measures our usage of shares from our equity incentive plans as a percentage of our outstanding common stock. Overhang measures the potential dilution to which our existing stockholders are exposed due to outstanding equity awards.
The following table sets forth information regarding historical awards granted and earned for each of the last three fiscal years:

Year	Options Granted	RSAs	RSUs/ PSUs Granted(1)	Weighted Average Common Shares Outstanding	Run Rate(2)	Overhang(3)

2024	244,000	650,000	387,000	77,010,000	1.66%	8.0%
2023	151,000	411,000	229,000	80,089,000	0.99%
2022	146,000	334,000	245,000	82,997,000	0.87%
1.The number of PSUs included above represents a number in respect of PSUs granted under the Plan assuming the target performance for the three-year performance period applicable to the award has been achieved. For each year shown above, the breakout of PSUs is 308,000 in 2024, 161,000 in 2023, and 131,000 in 2022.
2.Run rate represents (i) the sum of stock options, RSAs, RSUs and PSUs granted divided by (ii) the basic weighted average common shares outstanding for the applicable fiscal year.
3.Overhang represents (i) Total Plan Shares divided by (ii) the common shares outstanding, where Total Plan Shares equals the sum of the number of shares available for future grants under the Plan (excluding shares reserved under the Amendment), and the number of stock options, restricted stock, RSUs and PSUs outstanding.

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Proposal 4
The three-year average run rate for the fiscal years 2022 through 2024 period was 1.17%.
There were 2,319,787 full-value awards outstanding including PSUs at target value and 1,598,991 stock options outstanding with a weighted average price of $52.06. and weighted average remaining term of 4.83 years as of March 12, 2025.
If approved, the issuance of shares to be reserved under Amendment No. 2 to the Plan would increase the overhang by approximately 3.11% of common shares outstanding (determined as of March 12, 2025), and a total overhang (including outstanding awards and shares available for future grants under the Plan) at March 12, 2025 would be approximately 11.2%.
The Compensation Committee determined the size of the reserved pool under the Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and conducted an assessment of the magnitude of a share reserve increase that our stockholders would likely find acceptable. As noted above, we anticipate that if our request to increase the share reserve is approved by our stockholders, it will provide us with enough shares for equity awards for approximately two years. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our common stock, the mix of options and full-value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.
Description of Amendment No. 2 to the Plan
Amendment No. 2 to the Plan is set forth in Appendix B to this Proxy Statement. The full text of the Plan (prior to Amendment No. 2 to the Plan described in this Proposal No. 4) is set forth in Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on May 18, 2021. The full text of Amendment No. 1 to the Plan (adopted by the Board following stockholder approval at the 2024 annual meeting of stockholders) is set forth in Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on May 13, 2024.
The following is a summary of the principal features of the Plan, as amended. This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan.
Administration
The Compensation Committee has the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, the acceleration or waiver of any vesting restriction, and the authority to delegate such administrative responsibilities.
The Compensation Committee may delegate to a committee of one or more of our directors or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act. Pursuant to this provision, our Compensation Committee’s current practice is to delegate to our Chief Executive Officer the authority to determine and make most of the individual grants to our employees who are not subject to Section 16 of the Exchange Act within guidelines approved by the Compensation Committee. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more members of the Board, each of whom is a non-employee director, and an “independent director” under the rules of Nasdaq (or other principal securities market on which shares of our common stock are traded).
Eligibility
Officers, executives, managerial and non-managerial employees of the Company, a parent or subsidiary corporation (referred to herein as a “Related Corporation”) or an affiliate as well as non-employee directors, consultants and other service providers to the Company, a Related Corporation or an affiliate are eligible to participate in the Plan. Only eligible employees of the Company or a Related Corporation may receive Incentive Stock Options ("ISOs") under the Plan. Other types of awards may be granted to all eligible individuals.
As of the date of this Proxy Statement, approximately 2,300 employees and 7 non-employee directors (but no consultants) are eligible to receive equity awards under the Plan.

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Proposal 4
Limitation on Awards and Shares Available for Issuance
The total number of shares of common stock that may be issued or awarded under the Plan is 18,500,000 shares. If this Proposal 4 is approved by our stockholders, then an additional 2,200,000 shares will be available for issuance under the Plan (for a total of 20,700,000 shares), and the maximum number of shares of common stock that may be granted as ISOs will be 20,700,000 shares. If any award is forfeited, expires or otherwise terminates without having been exercised in full or if any award payable in cash or shares of common stock is paid in cash rather than shares, the number of shares of common stock as to which such award was not exercised will continue to be available for future awards under the Plan. If any shares are withheld for the payment of taxes with respect to an award, such shares shall no longer be available for issuance under the Plan, pursuant to the terms of the Amendment No. 1 to the Plan, adopted by our Board and approved by our shareholders at our 2024 annual meeting.
In addition, the aggregate fair market value (determined at the time of grant) of shares of common stock with respect to which any ISOs are exercisable for the first time by any participant during a calendar year (under the Plan and under any other stock option plan of the Company or a Related Corporation (as defined in the Plan)) may not exceed $100,000. The shares of common stock issued under the Plan may be authorized but unissued shares, treasury shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.
The Plan provides that no employee may be granted awards under the Plan for more than 2,000,000 shares in the aggregate during any calendar year.
Types of Awards
Awards under the Plan may be made in the form of stock options, stock appreciation rights, restricted stock, performance stock, contract stock, dividends and dividend equivalent rights, stock payments and other incentive awards, whether singly or in combination with any other form of award. The terms of all awards made under the Plan will be determined by the Compensation Committee and will be stated in an award agreement.
Stock Options. The Plan permits the Compensation Committee to grant options that qualify as ISOs under the Code and stock options that do not so qualify (“nonqualified stock options” or “NQSOs”). An option gives the holder the right to purchase common stock in the future at an exercise price that is set on the date of grant. The per share exercise price of options granted under the Plan may not be less than the fair market value of a share of common stock on the date of grant (or, if greater, the par value per share). No ISO may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant (or, if greater, 110% of the par value per share). Notwithstanding whether an option is designated as an ISO, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.
Payment of the exercise price of an option may be made (i) in cash or by check (acceptable to the Compensation Committee), bank draft or money order payable to the order of the Company, (ii) in shares of common stock previously acquired by the participant, subject to certain limitations under the Plan to avoid negative accounting consequences, (iii) by delivery of a notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option, or (iv) by any combination of the above. In addition to these methods, the Plan provides that, to the extent that the applicable award agreement so provides or the Compensation Committee otherwise determines, payment of the option exercise price may be made in shares of common stock issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO.
Stock options may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant. However, in the case of an ISO granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.
Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights, either alone or in tandem with options, entitling the participant upon exercise to receive an amount in cash, shares of common stock or a combination thereof (as determined by the Compensation Committee), measured by the increase since the date of grant in the value of the shares covered by such right. The exercise price of a stock appreciation right granted under the Plan may not be less than the fair market value of the shares of common stock subject to the stock appreciation right on the date of grant (or, if greater, the par value per share).

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Proposal 4
Stock appreciation rights may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant.
Restricted Stock. The Compensation Committee may grant shares of common stock to participants either with or without any required payment by the participant, subject to such restrictions as the Compensation Committee may determine. Any such issuances of restricted stock under the Plan without any required payment by the participant are limited to the extent permitted by applicable law.
Performance Stock. The Compensation Committee may grant awards entitling a participant to receive shares of common stock without payment provided certain performance criteria are met. The business criteria selected by the Compensation Committee may be expressed in absolute terms or relative to the performance of other companies or an index. In determining the performance criteria applicable to a grant of performance stock, the Compensation Committee may use one or more of the following criteria (the “Performance Criteria”):
•return on assets;
•return on equity;
•market price appreciation of shares;
•total stockholder return;
•revenue (including gross revenue or net revenue);
•adjusted net income;
•gross or net profit;
•earnings per share;
•operating profit margin;
•return on sales;
•free cash flow;
•market share;
•sales growth;
•regulatory body approval for commercialization of a product;
•capacity utilization;
•increase in customer base;
•employee satisfaction;
•diversity; and
•return on net assets;
•return on capital;
•price per share;
•EBITDA;
•revenue growth;
•pre-tax income;
•profitability growth;
•adjusted earnings per share;
•net income margin;
•sales margin;
•operating cash flow;
•asset turnover;
•cost improvements;
•research and development activities;
•mergers and acquisitions integration;
•customer retention;
•recruiting/maintaining personnel;
•quality.
•asset turnover;
•working capital;
•economic value or economic value added;
•adjusted EBITDA;
•net income;
•profitability;
•operating profit;
•operating earnings;
•gross or net sales;
•cash flow;
•year-end cash;
•inventory turnover;
•cost or expenses;
•implementation of critical projects;
•financial and other capital-raising transactions;
•customer satisfaction and/or growth;
•environmental health and safety;

Contract Stock. The Compensation Committee may grant awards that entitle participants to receive shares of common stock, at a future date specified in the award.
Dividends; Dividend Equivalent Rights. The Compensation Committee may grant awards that entitle the participant to receive a benefit in lieu of cash dividends that would have been payable on any or all shares of common stock subject to another award granted to the participant had such shares been outstanding. However, under the Plan, dividends or dividend equivalents may not be granted to participants in connection with grants of options or stock appreciation rights, and except to the extent otherwise provided in awards granted on or prior to April 1, 2009, dividends and dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the applicable vesting conditions are subsequently satisfied and the award vests. Dividends and dividend equivalents payable with respect to the portion of an award that does not vest will be forfeited.
Stock Payments. The Compensation Committee may grant awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.
Other Incentive Awards. The Compensation Committee may grant awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

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Proposal 4
Adjustments
The Plan prohibits the Compensation Committee, without shareholder approval, from reducing the exercise price of any option or stock appreciation right or canceling any option or stock appreciation right in exchange for cash, another award or options or stock appreciation rights with an exercise price per share that is less than the exercise price of the original option or stock appreciation right.
If there is any stock split, reverse split, stock dividend, or similar change in the capitalization of the Company, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the maximum number of shares that may be delivered under the Plan, (ii) the maximum number of shares with respect to which awards may be granted to any participant under the Plan and (iii) the number of shares issuable upon the exercise or vesting of outstanding awards under the Plan (as well as the exercise price per share under outstanding options or stock appreciation rights). However, no adjustment can be made to an award that would cause the award to fail to comply with Section 409A of the Code.
Effect of Certain Corporate Transactions
In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the Plan provides that each outstanding award will be assumed by the surviving or successor entity, provided that in the event of a proposed corporate transaction, the Compensation Committee may terminate all or a portion of any outstanding award and give each participant the right to exercise such award, or arrange to have such surviving or acquiring entity or affiliate grant a replacement award, subject to certain conditions.
Upon a change in control, all outstanding options and all outstanding equity awards granted under the Plan prior to January 1, 2013 will generally become vested, exercisable and payable, as applicable. With respect to awards granted on or after January 1, 2013, in the event that a change in control occurs and the participant incurs a qualifying termination on or within twelve months following the date of such change in control, each outstanding award held by a participant, other than any award subject to performance vesting, will become fully vested (and, as applicable, exercisable) upon such qualifying termination.
Vesting of Options, Stock Appreciation Rights and Restricted Stock in the event of Death or Disability
Except as otherwise determined by the Compensation Committee, in the event of a participant’s death or disability, a participant’s restricted stock granted on or after May 17, 2012, stock options and stock appreciation rights (other than such awards granted to participants in France) will accelerate and vest in full.
Transferability, Clawback
With limited exceptions, including the laws of descent and distribution, awards under the Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. The Company currently maintains the Integra LifeSciences Holdings Corporation Incentive Compensation Recovery Policy, which was filed as Exhibit 97.1 to the Company Annual Report on Form 10-K for the year ended December 31, 2023 and the Integra LifeSciences Holdings Corporation Clawback Policy which was adopted by our Board in December 2012.
Director Compensation Limit
The Plan limits the aggregate value of cash or other compensation and equity-based awards for any non-employee director for such director’s service as a non-employee director during any fiscal year to $750,000.
Termination or Amendment
Our Board may amend, suspend or terminate the Plan at any time and for any reason, provided that any amendment will be subject to stockholder approval to the extent required by the Nasdaq rules or Section 422 of the Code with respect to incentive stock options. In addition, any amendment to the Plan may not materially and adversely affect the rights of the existing participants under the Plan. No award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

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Proposal 4
The Plan will terminate on April 1, 2031 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board.
Tax Withholding
In general, the Compensation Committee, in its discretion, may permit or require the participant to satisfy the Federal, state and/or local withholding tax in whole or in part in cash or by having the Company withhold shares otherwise issuable under an award or by remitting already owned shares; provided, however, that the number of shares withheld will have a fair market value on the date of withholding no greater than the aggregate amount of such withholding tax based on the maximum individual statutory withholding requirements for the applicable jurisdiction. The Plan provides that the Compensation Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award, subject to the requirements of Section 409A of the Code.
New Plan Benefits
No awards have been granted pending stockholder approval and as benefits under the Plan will depend on the Compensation Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers, directors and other employees if the proposed Amendment No. 2 to the Plan is approved by the stockholders.
Prior Grants Under the Plan
Awards are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan. The following table sets forth summary information concerning the number of shares of our common stock subject to option grants, restricted stock grants and performance share grants made under the Plan to our named executive officers, directors and employees as of March 12, 2025. The price per share of our common stock as of such date was $22.24.

Name	Shares of Restricted Stock	Shares Underlying Restricted Stock Units	Performance Stock Units(1)	Shares of Common Stock Underlying Stock Options

Named Executive Officers
Robert T. Davis, Jr.	32,009		36,404	115,983
Jan De Witte (3)		32,287	45,019	138,818
Lea Knight	55,418		57,560	71,479
Michael McBreen	40,931		58,861	124,562
Harvinder Singh	9,508	34,531	31,014	45,384
Director Nominees
Keith Bradley, Ph.D.	8,696
Shaundra D. Clay	8,696
Stuart M. Essig, Ph.D. (4)	13,835
Jeffrey A. Graves, Ph.D.	10,278
Barbara B. Hill	11,859
Renee W. Lo	8,696
Raymond G. Murphy	8,696
Mojdeh Poul (5)		103,688	125,261	217,961
Christian S. Schade	8,696

88	2025 Proxy Statement

Proposal 4

Name	Shares of Restricted Stock	Shares Underlying Restricted Stock Units	Performance Stock Units(1)	Shares of Common Stock Underlying Stock Options

All current executive officers as a group (9 persons)	227,201	138,219	350,692	692,785
All current non-employee directors as a group (7 persons)	65,617
All employees, including current officers who are not executive officers, as a group	927,081	177,706	260,608	105,232
1.Includes performance share units. The amounts shown above reflects shares earned with respect to completed performance periods, and target awards granted with respect to ongoing performance periods.
2.Effective January 6, 2024, Mr. De Witte resigned as our President and Chief Executive Officer and a director on our Board.
3.Dr. Essig is also an executive officer.
4.Ms. Poul is also an executive officer.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. Under the Code, the grant of a nonqualified stock option is generally not taxable to the participant. On exercise of a nonqualified stock option granted under the Plan, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired over the exercise price. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the participant’s holding period for those shares will begin on that date. Upon a participant’s sale of shares acquired pursuant to the exercise of a nonqualified stock option, any difference between the sale price and the fair market value of the shares on the date when the stock option was exercised will be treated as long-term or short-term capital gain or loss.
If a participant pays for shares of stock on exercise of an option by delivering shares of common stock, the participant will not recognize gain or loss on the shares delivered, even if the fair market value of such shares differs from the participant’s tax basis in such shares. The participant, however, will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. The tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The participant’s tax basis and holding period for any shares received in excess of the number of shares delivered by the participant will be the same as if the participant had exercised the option solely in exchange for cash.
Upon a participant’s exercise of a nonqualified stock option, the Company or the applicable subsidiary will generally be entitled to a deduction for U.S. federal income tax purposes at such time and in the same amount recognized as ordinary income to the participant, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those Sections, and provided that such amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Incentive Stock Options. If an optionee is granted a nonqualified stock option under the Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Proposal 4
Other Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); performance stock awards, contract stock awards, dividend equivalents, stock payments, and other incentive awards are generally subject to tax at the time of payment.
Section 409A of the Code. Section 409A of the Code governs the taxation of deferred compensation. Certain types of awards under the Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Plan and awards granted under the Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Required Vote for Approval and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required for approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
If our stockholders do not approve this proposal, the proposed additional shares will not become available for issuance under the Plan, the Share Availability Amendment will not become operative and the number of shares authorized for issuance under under the Plan shall remain 18,500,000.

The Board of Directors hereby recommends a vote “FOR” the approval of Amendment No. 2 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as amended.

90	2025 Proxy Statement

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2025 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the SEC; (b) each of the Company’s directors and nominees for directors; (c) each of the named executive officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person. Unless otherwise provided, the address of each individual listed below is c/o Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, NJ 08540.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Owned(1)		Right to Acquire(2)	Total		Percent of Class(3)

Keith Bradley, Ph.D.	69,936		—	69,936		*
Shaundra D. Clay	21,923		—	21,923		*
Robert T. Davis, Jr.	65,107		70,973	136,080		*
Jan De Witte	23,902		88,173	112,075		*
Stuart M. Essig, Ph.D.	1,753,434	(5)	—	1,753,434	(5)	2.27%
Jeffrey A. Graves, Ph.D.	12,494		—	12,494		*
Barbara B. Hill	136,672	(6)	—	136,672	(6)	*
Lea Knight	41,935		6,827	48,762		*
Renee W. Lo	16,151		—	16,151		*
Michael McBreen	56,182		51,961	108,143		*
Raymond G. Murphy	82,768	(7)	—	82,768	(7)	*
Mojdeh Poul	—		—	—		*
Christian S. Schade	63,503		—	63,503		*
Harvinder Singh	1,179		8,501	9,680		*
All directors, nominees for director and executive officers as a group (16 persons)	2,441,001		293,762	2,734,763		3.54%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,253,404	(8)	—	11,253,404	(8)	14.58%
Tru St Partnership LP and Provco Leasing Corporation 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085	8,515,930	(9)	—	8,515,930	(9)	11.03%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	7,802,615	(10)	—	7,802,615	(10)	10.11%
Morgan Stanley 1585 Broadway New York, NY 10036	4,636,346	(11)	—	4,636,346	(11)	6.01%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300, San Mateo, CA 94402	3,967,562	(12)	—	3,967,562	(12)	5.14%
*Represents beneficial ownership of less than 1%.
1.Excludes shares of common stock that may be acquired through stock option exercises, restricted stock units or performance stock units.
2.Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of February 28, 2025 upon (i) the exercise of an option or other convertible security as well as (ii) the vesting of performance stock are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

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Principal Stockholders
3.Applicable percentage ownership as of February 28, 2025 is based upon 77,204,646 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares.
4.Mr. De Witte retired, effective as of January 6, 2025. Mr. De Witte’s beneficial ownership information is based on information contained in the last Form 4 filed by Mr. De Witte with the SEC prior to the effectiveness of his retirement.
5.Includes 400,000 shares held in GRAT E, 500,000 shares held in GRAT F, and 213,115 shares of common stock held in a Trust for which Dr. Essig’s spouse is a trustee.
6.Includes 36,350 shares held in a revocable trust for which Ms. Hill is trustee.
7.Includes 28,761 shares of common stock held by Mr. Murphy’s spouse in a revocable trust of which his spouse is trustee. Mr. Murphy disclaims beneficial ownership of these shares of common stock.
8.BlackRock, Inc. has sole voting power of 11,082,098 shares of the total 11,253,404 shares of common stock of which BlackRock, Inc. may be deemed the beneficial owner and for which it has sole dispositive power. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on July 8, 2024.
9.Tru St Partnership LP (“Tru St”) may be deemed the beneficial owner of 8,515,930 shares of common stock. Provco Leasing Corporation (“Provco Leasing”) was the corporate general partner of Tru St as of December 31, 2022. Provco, LLC became the general partner of Tru St as of January 1, 2023. Provco Leasing was, as of December 31, 2022, the beneficial owner of 0 shares of common stock. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Tru St with the SEC on February 14, 2023.
10.The Vanguard Group may be deemed the beneficial owner of 7,802,615 shares of common stock, consisting of shared voting power with respect to 51,677 of these shares and shared dispositive power with respect to 125,831 of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by The Vanguard Group with the SEC on August 12, 2024.
11.Morgan Stanley may be deemed the beneficial owner of 4,634,346 shares of common stock, consisting of shared voting power with respect to 4,179,022 of these shares and shared dispositive power with respect to 4,581,899 of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Morgan Stanley with the SEC on February 9, 2024.
12.Fuller & Thaler Asset Management, Inc. ("Fulller & Thaler") may be deemed the beneficial owners of 3,967,562 shares of common stock, which has sole voting power and sole dispositive power with respect to all such shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Fuller & Thaler with the SEC on November 12, 2024.

92	2025 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the Securities and Exchange Commission, within specified time periods, initial reports of ownership and subsequent reports of changes in ownership of common stock and other equity securities of the Company.
Based solely upon a review of SEC filings, all Covered Persons complied with these reporting requirements during 2024.
General Information about the Annual Meeting and Voting
Purpose of the Annual Meeting
The Company is making this proxy statement and other Annual Meeting materials available to you because the Board is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on May 9, 2025 at 9:00 a.m., Eastern Time, at our offices, 1100 Campus Road, Princeton, New Jersey 08540, and at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive office of the Company is 1100 Campus Road, Princeton, NJ 08540. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2025. The proxy statement and 2024 annual report are available on our internet site at http://investor.integralife.com/financials.cfm
Proposals and Voting Recommendation of Our Board
The following table summarizes each proposal, the Board's voting recommendation for each proposal and the vote required for each proposal to pass:

Proposal	Board Recommendation	Page

1.To elect eight directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	FOR	8	Majority of votes cast for each director
	each nominee
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.	FOR	78	Majority of shares present and entitled to vote thereon
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR	81	Majority of shares present and entitled to vote thereon
4.To approve Amendment No. 2 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan.	FOR	82	Majority of shares present and entitled to vote thereon
For purposes of the foregoing table, "majority of shares present and entitled to vote thereon" means the majority of shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote thereon.

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General Information About the Annual Meeting
Other than as set out in this proxy statement, the Board knows of no other matter to be presented at the Annual Meeting. If any matters are presented at the Annual Meeting other than the individuals named on the proxy card will vote on them using their best judgment. Your signed proxy card, or internet or telephone vote, provides this authority. Under our Bylaws, notice of any matter (including director nominations outside of our proxy access process) to be presented by a stockholder for a vote at the Annual Meeting must have been received by February 7, 2025, and must have been accompanied by certain information about the stockholder presenting it.
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the conclusion of the Annual Meeting.
Record Date
Our Board has fixed the close of business on March 12, 2025 as the record date (the "Record Date"). Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A stockholder of record is a person or entity who held shares on the record date registered in the stockholder's name on the records of Equiniti Trust Company, LLC, Integra’s stock transfer agent. Persons who held shares on the record date through a broker, bank, or other nominee are referred to as beneficial owners.
As of the Record Date, 77,249,944, shares of our common stock were outstanding.
General Information Regarding Voting and Revocability of Proxies
Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Annual Meeting.
Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power to vote generally only on routine proposals. At our Meeting, the only proposal over which brokers will have discretionary authority to vote without having received specific voting instructions from the beneficial owner of the shares is the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2025 fiscal year (“Proposal 2”). In all other instances, brokers and other shareowners of record who serve as nominees for a beneficial owner may not vote on a proposal without having voting instructions from the beneficial owner. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum but are disregarded for purposes of determining whether any of the proposals have been approved.
If we fail to obtain a quorum for the Annual Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Annual Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Annual Meeting to obtain additional proxies or votes with respect to such proposal.
The Board is soliciting the enclosed proxy for use in connection with the Annual Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Annual Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with any instructions indicated on such proxies. For Proposals 1, 2, 3, and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

94	2025 Proxy Statement

General Information About the Annual Meeting
How to Vote in Advance or at the Annual Meeting
You may vote in person or by proxy. Your execution of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person. If you are a stockholder of record (that is, if you hold shares that are directly registered in your own name), there are four ways to vote:

By Internet
If you have internet access you may submit your proxy by following the voting instructions on the proxy card. If you vote by Internet, you should not return your proxy card.
You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on May 8, 2025.

By Mail
You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.
By Telephone You may vote by proxy via telephone by calling the toll-free number found on the proxy card.
In Person
You may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares.
Although most banks, brokers and other holders of record also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the Annual Meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Annual Meeting or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be delivered in a timely manner prior to the Annual Meeting to: Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy, and may not revoke their proxy by one of the methods set forth above.

2025 Proxy Statement	95

OTHER MATTERS
Expenses of Solicitation
We will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee of $12,000 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of our common stock.
Stockholder Proposals
Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8
Any stockholder who intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act at Integra’s Annual Meeting of Stockholders to be held in 2026, and who wishes to have a proposal included in Integra’s proxy statement for that meeting, must deliver the proposal to the Corporate Secretary. All proposals must be received by the Corporate Secretary no later than December 5, 2025 and must satisfy the rules and regulations of the SEC as well as the applicable provisions of our Bylaws to be eligible for inclusion in the proxy statement for that meeting.
Requirements for Stockholder Nominations for Director and Stockholder Proposals Outside of Rule 14a-8 to be brought before the Annual Meeting.
To be eligible for consideration at the Annual Meeting of Stockholders to be held in 2026, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director that is made outside of the proxy access procedures (as described above) must comply with the procedures specified in our Bylaws. These procedures require, among other things, that any such proposal or nomination be received by the Corporate Secretary between close of business on January 9, 2026 and February 8, 2026; provided, however, if the date of the 2026 Annual Meeting of Stockholders is more than thirty (30) days before or more than sixty (60) days after May 9, 2026, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to the 2026 Annual Meeting of Stockholders or, if later, the tenth (10th) day following the day on which public disclosure of the date of the 2026 Annual Meeting of Stockholders is first made by us. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Further, to comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act must be received by the Corporate Secretary at our principal executive offices no later than March 10, 2026, except that, if the date of the 2026 Annual Meeting of Stockholders changes by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by us. The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws.
All submissions to, or requests of, the Corporate Secretary should be made to Integra’s principal executive offices at 1100 Campus Road, Princeton, New Jersey 08540.

96	2025 Proxy Statement

Other Matters
Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. The Company may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of its stockholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for the Company. In order to take advantage of this opportunity, the company has delivered only one proxy statement and annual report to multiple stockholders who share an address unless Integra has received contrary instructions from one or more of the stockholders. Integra will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.
If you are a registered stockholder residing at an address with other registered stockholders, you will receive only one copy of the proxy statement or annual report unless you indicate otherwise. If you wish to receive a separate copy of the proxy statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial holder, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit and Finance Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.
Availability of Supplemental Documents
A copy of the Company’s 2024 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company’s directors and officers, and the charters for each of our Audit, Compensation, Finance, Nominating and Corporate Governance, and Quality Committees are accessible via our website at www.integralife.com through the “Investors” link under the heading “Corporate Governance.” We intend to post any amendment or waiver to our Code of Conduct on our website within the time period required by the SEC.
The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2024 as filed with the SEC on February 25, 2025. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this proxy statement.
By order of the Board of Directors,
/s/ Eric Ian Schwartz
Eric Ian Schwartz
Executive Vice President, Chief Legal Officer and Secretary
Princeton, New Jersey
April 4, 2025

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Appendix A
APPENDIX A
Non-GAAP Financial Measures
This proxy statement contains financial measures, including organic revenues and adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), each of which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. The presentation of non-GAAP financial measures in this proxy statement are critical for evaluating and understanding both our business performance and our executive compensation plans.
Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the voluntary global recall of products manufactured at the Company’s Boston, Massachusetts facility and distributed between March 1, 2018 and May 22, 2023, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2023 (the “recall”) and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (v) intangible asset amortization expense; and (vi) income tax impact from adjustments.
Integra's management believes that non-GAAP financial measures provide information useful to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses non-GAAP financial measures in the form of organic revenues, adjusted EBITDA, and adjusted net income when evaluating operating performance because we believe that the inclusion or exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company's divestiture, acquisition, integration, and restructuring activities, for which the amounts are non-cash in nature, or for which the amounts are not expected to recur at the same magnitude, provides a supplemental measure of our operating results that facilitates comparability of our financial condition and operating performance from period to period, against our business model objectives, and against other companies in our industry. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP principles, and investors are cautioned that Integra may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.
Reconciliation of GAAP Total Revenues to Organic Revenues

	Twelve Months Ended December 31,
(in thousands)	2024	2023	Change

GAAP Total Reported Revenues	1,610.5	1,541.6	4.5%
Non-GAAP Adjustments
Impact of changes in currency exchange rates	6.1	—	—
Less contribution of revenues from acquisitions	(95.0)	—	—
Less contribution of revenues from divested products	—	(0.2)	—
Less contribution of revenues from discontinued products	—	—	—
Subtotal of non-GAAP adjustments	$(88.9)	$(0.2)	—
Total Organic Revenues(1)	$1,521.6	$1,541.3	(1.3)%
1.Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

2024 Proxy Statement	A-1

Appendix A
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Twelve Months Ended December 31,
(in millions)	2024	2023

GAAP net income	$(6.9)	$67.7
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	$146.7	$122.5
Other (income), net	$(4.2)	$(2.9)
Interest expense, net	$50.6	$34.2
Income tax expense (benefit)	$(11.3)	$13.3
Structural optimization charges	$24.2	$16.1
EU Medical Device Regulation charges	$44.6	$46.6
Boston Recall	$45.0	$47.0
Acquisition, divestiture and integration-related charges (1)	$33.6	$25.2
Total of non-GAAP adjustments	$329.2	$302.0
Adjusted EBITDA	$322.3	$369.7
1.Acquisition, divestiture and integration-related charges are associated with the Acclarent acquisition and also includes banking, legal, consulting, systems, and other expenses.
Reconciliation of Annual Cash Bonus Program Performance Metrics
Reconciliation of GAAP Total Revenue to Total Reported Revenues for Annual Cash Bonus Purposes

Twelve Months Ended December 31,
(in millions)	2024

Total Reported Revenues	$1,610.5
Annual Cash Bonus Adjustments
Impact of changes in currency exchange rates (Impact vs. Budget)	6.1
Acquisition and Divestiture impact	—
Adjusted for Annual Cash Bonus Purposes	$1,616.6

A-2	2025 Proxy Statement

APPENDIX B
AMENDMENT NO. 2 TO THE
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
FIFTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

THIS AMENDMENT (the “Amendment”) of the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan (the "Plan") is dated as of April 1, 2025.
WHEREAS, Integra LifeSciences Holdings Corporation (the “Company”) sponsors and maintains the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company;
WHEREAS, pursuant to Section 9(a) of the Plan, the Board of Directors of the Company (the “Board”) has reserved the right to amend the Plan;
WHEREAS, the Board believes that the number of shares of common stock of the Company remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;
WHEREAS, the Board has determined, following the recommendation of the Compensation Committee (the “Committee”) and the Committee’s independent compensation consultant, that it is in the best interests of the Company and its stockholders to amend the Plan, subject to stockholder approval, to increase the aggregate number of Shares available for Awards under the Plan; and
WHEREAS, the Board has approved the submission of this Amendment to the Company’s stockholders for approval and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.
NOW, THEREFORE, the Plan is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:
1.Shares Subject to the Plan. Section 5 of the Plan is hereby amended and restated to read in its entirety as follows:

a.Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 20,700,000 (the “Share Limit”). The maximum number of Shares which may be granted as ISOs is 20,700,000. Further, no Key Employee shall receive Awards for more than 2,000,000 Shares in the aggregate during any calendar year under the Plan. However, the limits in the preceding sentences shall be subject to the adjustment described in Sections 8.3 and 8.4. Shares delivered under the Plan may be authorized but unissued Shares, treasury Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares that are still subject to an Award that is forfeited, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares shall continue to be available for Awards under the Plan.
2.     Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders (the “Amendment Effective Date”) in accordance with applicable laws and regulations.

3.     Remaining Provisions. The remaining provisions of the Plan will continue in full force and effect unless and until further modified or amended in accordance with the terms of the Plan.

4.    Capitalized Terms. Capitalized terms used in this Amendment that are not specifically defined in this Amendment will have the meanings set forth in the Plan.

[* * * * *]

2025 Proxy Statement	B-1

Appendix B
IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Amendment to the Plan was duly adopted by the Board of Directors.
INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By: /s/ Eric I. Schwartz
Name: Eric I. Schwartz
Title: Executive Vice President, Chief Legal Officer
and Secretary

B-2	2025 Proxy Statement

INTEGRA LIMIT UNCERTAINTY

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THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Keith Bradley	☐	☐	☐
1b. Shaundra D. Clay	☐	☐	☐
1c. Stuart M. Essig	☐	☐	☐
1d. Jeffrey A. Graves	☐	☐	☐
1e. Barbara B. Hill	☐	☐	☐
1f. Renee W. Lo	☐	☐	☐
1g. Mojdeh Poul	☐	☐	☐
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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000667086_1 R1.0.0.2

ANNUAL MEETING OF STOCKHOLDERS OF

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

May 9, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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PROXY CARD

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

PROXY - Annual Meeting of Stockholders - Friday, May 9, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware Corporation (the "Company"), hereby appoints Mojdeh Poul and Lea Knight, each of them acting singly with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1100 Campus Road, Princeton, New Jersey 08540, on Friday, May 9, 2025 at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement. All previous proxies are hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON THIS PROXY WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; IN FAVOR OF PROPOSALS 2, 3 AND 4; AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

0000667086_2 R1.0.0.2

Continued and to be signed on reverse side